Exhibit 99.B(p)(42)

RICE HALL JAMES & ASSOCIATES, LLC

CODE OF CONDUCT AND

REGULATORY COMPLIANCE MANUAL

THIS MANUAL IS THE PROPERTY OF RICE HALL JAMES & ASSOCIATES, LLC (“RHJ”) AND MUST BE RETURNED TO THE COMPANY SHOULD AN EMPLOYEE’S ASSOCIATION WITH THE COMPANY TERMINATE FOR ANY REASON. THE CONTENTS OF THIS MANUAL ARE CONFIDENTIAL, AND SHOULD NOT BE REVEALED TO THIRD PARTIES. THIS MANUAL IS NOT A FULL OPERATIONS PROCEDURES MANUAL. IT IS INTENDED TO GIVE SUFFICIENT INFORMATION AND GUIDANCE SUCH THAT AN EMPLOYEE MAY GAIN A BROAD UNDERSTANDING OF THE REGULATORY RULES AND REQUIREMENTS THAT RHJ IS SUBJECT TO. CIRCUMSTANCES VARY AND PRACTICES EVOLVE. TO RETAIN FLEXIBILITY AND RELEVANCE, NEW POLICIES, GUIDANCE, AND AMENDMENTS MAY BE PROMULGATED BY EMAIL OR EVEN VERBALLY BEFORE ULTIMATELY BEING INCORPORATED INTO THIS MANUAL. WHERE THE INFORMATION OR GUIDANCE HEREIN DOES NOT APPEAR TO ADDRESS YOUR PARTICULAR SITUATION YOU SHOULD CONSULT WITH RHJ’S COMPLIANCE OFFICER.

July 2017

TABLE OF CONTENTS

CODE OF CONDUCT	1
MAINTENANCE OF CODE OF CONDUCT AND REGULATORY COMPLIANCE MANUAL	3
CODE OF ETHICS	4
CLIENT PRIVACY& IDENTITY THEFT PROTECTION	15
RHJ PRIVACY DISCLOSURE	23
MAINTENANCE AND DISSEMINATION OF DISCLOSURE DOCUMENTS AND SEC REQUIRED FILINGS	25
DUTY TO SUPERVISE	30
ACCOUNT OPENING AND CLOSING PROCEDURES	32
MARKETING POLICY	34
CLIENT COMMUNICATIONS POLICY	39
MEDIA COMMUNICATIONS POLICY	41
USE OF PRESS RELEASES AND MEDIA REPORTS	43
SOLICITORS	46
SOLICITORS VERIFICATION LETTER	48
MAINTENANCE OF BOOKS AND RECORDS	50
LIST OF BOOKS AND RECORDS REQUIRED UNDER RULE 204-2 OF THE ADVISERS ACT	52
LIST OF MUTUAL FUND RECORDS REQUIRED UNDER RULE 31A-1 OF THE INVESTMENT COMPANY ACT OF 1940	60
ELECTRONIC COMMUNICATIONS	64
PORTFOLIO MANAGEMENT, ALLOCATION OF INVESTMENT OPPORTUNITIES AND TRADING PROCEDURES	70
APPENDIX A —LIMITED OFFERING ALLOCATION POLICY AND PROCEDURES	74
LIMITED OFFERING ORDER FORM	75
SOFT DOLLARS	76
BUSINESS CONTINUITY PLAN & CYBERSECURITY SUMMARY	79
PROXY VOTING AND CLASS ACTION FILINGS	85
SECURITY VALUATION POLICY AND MONITORING ILLIQUID SECURITIES	88
CUSTODY	91
INVESTING/TRADING ERRORS	95
TRADE ROTATION	99
DUE DILIGENCE OF THIRD PARTY SERVICE PROVIDERS	100
ERISA ACCOUNTS	101
WHISTLEBLOWER POLICY	105

CODE OF CONDUCT

Amended: June 2017

Officers, partners and employees (taken together, “Employees”) of Rice Hall James & Associates, LLC (“RHJ”) are retained by RHJ’s clients (“client” generally refers to RHJ’s separately managed accounts and registered mutual funds) to manage such clients’ respective financial affairs and to represent such clients’ respective interests. It is imperative that, as fiduciaries acting on a client’s behalf, Employees uphold the highest standards of integrity and fairness.

RHJ expects Employees:

•                  to act ethically — with integrity, competence and dignity — when dealing with the public, clients, prospects, RHJ and fellow employees;

•                  to adhere to the highest standards of integrity with respect to any potential conflicts of interest — simply stated, no Employee shall enjoy an actual or apparent benefit from client account dealings;

•                  to maintain the confidentiality of all information obtained in the course of business and to vigilantly handle such information in a manner that is not adverse to RHJ’s clients’ interest, subject to the legality of such information; and

•                  to conduct personal financial affairs in a prudent manner, so as not to compromise his/her objectivity in client account dealings.

Employees are encouraged to contact Janine Marquez, RHJ’s Chief Compliance Officer (“Compliance Officer” or “CCO”) if you believe any changes, additions or deletions related to RHJ’s the Regulatory Compliance Manual (the “Manual”) may be appropriate; should RHJ’s CCO be unavailable, please contact Thao Buuhoan, RHJ’s Chief Operating Officer and President. Please also contact Ms. Marquez and/or Ms. Buuhoan if you believe any of RHJ’s disclosure documents are inaccurate, incomplete or out of date, to include: Form ADV, advisory contracts and offering materials.

RHJ is committed to fostering a compliant culture; it therefore urges employees to freely contact the CCO; such communications will not be penalized, nor will the employee’s status be jeopardized. Retaliation against any employee is cause for appropriate corrective action, up to and including dismissal.

Employees are required to complete the Code of Conduct and Regulatory Compliance Manual Acknowledgement Form through Schwab Compliance Technologies (“SCT”) upon the commencement of employment and annually thereafter. Such a submission acknowledges and certifies Employee has: received, reviewed and understood; and shall comply with or asserts compliance with the policies and procedures set forth in the Manual. In addition, all Employees must be aware of and comply with the following undertakings:

1.              Employee shall be thoroughly familiar with the policies and procedures set forth in the Manual.

2.              At the CCO’s request and in the manner requested, Employee shall certify he/she has read, understands and will comply with: the policies and procedures set forth in the Manual; all internal mandates; and all applicable regulations.

3.              Employee shall promptly notify the CCO if he/she believes he/she or another employee has failed to comply with the policies and procedures set forth in the Manual.

4.              Employee shall promptly notify the CCO upon reasonable belief that a conflict of interest exists between RHJ and any RHJ managed account, advisory account or Fund (or one or more Fund Investors); additionally, Employee shall promptly notify the CCO if uncertainty exists as to whether the practices in question have been fully and accurately disclosed and/or consented to.

5.              Employee agrees to cooperate to the fullest extent possible, with any reasonable request from the CCO so as to enable: the CCO’s ability to discharge her respective duties; and RHJ’s compliance with the applicable securities laws.

6.              Employee shall promptly notify the CCO upon the belief that any disclosure document is or may be inaccurate, incomplete or out of date, to include: Form ADV and RHJ managed funds offering documents.

7.              Employee acknowledges it is unlawful to:

•                  employ any device, scheme or artifice with the intent to defraud a client or RHJ Fund;

•                  make any untrue statement of a material fact to any client or RHJ Fund;

•                  refrain from stating a material fact to a client or RHJ Fund, which - in light of the circumstances under which the statement is withheld - is misleading and omitted in bad faith;

•                  engage in any act, practice or course of business that operates or would operate as fraud or deceit related to a client or an RHJ Fund; and

•                  engage in any manipulative practice with respect to a client or RHJ Fund.

The Manual and the policies and procedures herein supersede all other manuals, policy statements, procedures and any other communications related to the subjects discussed herein. RHJ may amend the Manual and/or adopt interpretations of the policies and procedures contained in the Manual as it deems appropriate upon the CCO’s approval. All material amendments to and new interpretations of the Manual shall be conveyed to Employees; Employees are required to acknowledge receipt and understanding of the amendments/interpretations upon the CCO’s request.

Violations of this Code of Conduct may warrant such sanctions as RHJ’s management deems appropriate, up to and including suspension or dismissal. Any Employee unsure about the application of this code or the Manual is encouraged to confidentially discuss the matter with his/her supervisor, or any RHJ officer.

MAINTENANCE OF CODE OF CONDUCT & REGULATORY COMPLIANCE MANUAL

Amended: June 2017

In General

Rule 206(4)-7 requires advisers to develop an internal compliance program and to maintain a written set of policies and procedures designed to prevent violations of the Advisers Act. The policies and procedures must be reviewed no less frequently than annually to determine overall adequacy and effectiveness.

Policy

RHJ or its designee shall periodically review the Manual to ensure adequacy of the policy and procedures. RHJ shall periodically test the effectiveness of its policies and procedures as required by Rule 206(4)-7. All required changes to the Manual shall be approved and made by RHJ’s CCO.

Procedures

The CCO shall be responsible for coordinating the policies and procedures reviews at least annually, and on an as-needed basis. Review documentation shall be kept in written format and made available to individuals as is required by law, as well as to other parties RHJ deems appropriate.

RHJ may engage outside counsel, consultants, and other third parties to assist with various matters including, but not limited to: annual compliance program review; annual Manual review; marketing material review; regulatory filings; Form ADV review; and education regarding various compliance matters.

Any changes to the Manual shall be made by the CCO or a designee the CCO appoints; the CCO shall approve all final changes.

Responsibility

The CCO is designated with the full power to enforce the policies and procedures set forth in the Manual. The CCO shall report any known material violations of the Manual to RHJ’s Managing Members. The CCO is responsible for the successful implementation of the policies and procedures contained in the Manual. All questions regarding the Manual shall be directed to the CCO.

CODE OF ETHICS

Amended: June 2017

In General

The Code of Ethics is predicated on the principle that RHJ owes a fiduciary duty to its clients, which includes RHJ Funds and the mutual funds that are advised/sub-advised by RHJ (herein referred to as “RHJ Clients”). Accordingly, RHJ’s employees must avoid activities, interests, and relationships that are or appear to be contrary to the best interests of any RHJ Clients.

At all times, RHJ employees must:

•                  Place RHJ Client interests ahead of RHJ’s: As a fiduciary, RHJ must provide services that are in the best interest of RHJ Clients. RHJ employees may not benefit at a RHJ Client’s expense, such as when making personal investments in securities traded by advisory clients.

•                  Engage in personal investing in compliance with RHJ’s Code of Ethics: Employees must review and abide by RHJ’s Personal Securities Transaction and Insider Trading Policies.

•                  Avoid taking advantage of his/her position: Employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with RHJ, or on behalf of an RHJClient.

•                  Maintain full compliance with the Federal Securities Laws(1): Employees must abide by the standards set forth in Rule 204A-1 under the Advisers Act and Rule 17j-1 of the Investment Company Act of 1940.

Any questions with respect to RHJ’s Code of Ethics should be directed to Janine Marquez, RHJ’s Chief Compliance Officer (CCO), and/or Thao Buuhoan, RHJ’s Chief Operating Officer (COO) and President. As discussed in greater detail below, Employees must promptly report any Code of Ethics violations to the CCO. All reported Code of Ethics violations shall remain anonymous.

Guiding Principles & Standards of Conduct

All Employees of RHJ will act ethically — with competence, dignity, and integrity — when dealing with RHJ Clients, the public, prospects, third-party service providers, and fellow Employees. The following principles frame the professional and ethical conduct RHJ expects from its employees:

•                  Act ethically — with integrity, competence, diligence and respect — when working and communicating with the public, clients, prospective clients, Employees and colleagues in the investment profession;

•                  Place the interests of RHJ Clients and RHJ above one’s personal interests;

•                  Do not take inappropriate advantage of one’s position;

•                  Avoid actual or potential conflict of interest;

•                  Conduct personal securities transactions in accordance with the policies herein;

•                  Use reasonable care and exercise proper professional judgment when conducting investment analyses, making investment recommendations, taking investment actions and engaging in other professional activities;

•                  Perform and encourage others to perform in a professional and ethical manner that will reflect favorably on one’s self and the profession;

•                  Maintain and improve professional competence, and strive to maintain and improve the competence of other investment professionals; and

•                  Comply with applicable provisions of the federal securities laws.

(1) “Federal securities laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

Unlawful Actions

It is unlawful for an Employee to:

•                  Employ any device, scheme or artifice with the intent to defraud a RHJ Client;

•                  Make any untrue statement of a material fact to a RHJ Client;

•                  Refrain from stating a material fact to a RHJ Client which, in light of the circumstances under which the statement is made, is misleading or in bad faith;

•                  Engage in an act, practice or course of business that operates or would operate as fraud or deceit, related to a RHJ Client; or

•                  Engage in any manipulative practice with respect to a RHJ Client.

1.         Personal Security Transaction Policy

Employees may not purchase or sell a security in which the Employee has or may acquire beneficial ownership (as defined further below), unless the transaction occurs in an exempted security or the Employee has fully complied with the below requirements.

Access Person Defined

An “access person” is a supervised person who has access to nonpublic information regarding a RHJ Clients’ purchase or sale of securities, and who is involved in making securities recommendations to RHJ Clients or has access to such recommendations that are nonpublic. All RHJ Employees are considered Access Persons.

Security Defined

The term “security” includes, but is not limited to a: note; common stock; preferred stock; treasury stock; security future; closed-end mutual fund; exchange traded fund (ETF); corporate bond; municipal bond; debenture; evidence of indebtedness; certificate of interest or participation in any profit-sharing agreement; collateral-trust certificate; pre-organization certificate or subscription; transferable share; investment contract; voting-trust certificate; certificate of deposit for a security; fractional undivided interest in oil, gas, or other mineral rights; any put, call, straddle, option, or privilege on any security (including a certificate of deposit), any group or index of securities (including any interest therein or based on the value thereof) or, in general, any interest or instrument commonly known as a “security”; or any certificate of interest or participation in temporary or interim certificate for, receipt for, guaranty of, warrant or right to subscribe to or purchase any of the foregoing.

Exempted Securities Defined

The term “exempted security” includes: direct obligations of the Government of the United States; bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; shares issued by money market funds; shares issued by open-end funds (excluding ETFs), other than reportable funds(2); and commodities, futures and options traded on a commodities exchange, including currency futures that are not securities.

Pre-Clearance Procedures

RHJ Employees must obtain written clearance for all personal securities transactions before placing each transaction, with the exception of the following:

•      A purchase or sale of an Exchange Traded Fund (ETFs);

•      A purchase or sale of a closed-end mutual fund;

(2) A “reportable fund” is (a) any fund for which RHJ serves as the investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940 (i.e., in most cases RHJ would need to be approved by the fund’s board of directors before the employee can serve); or (b) any fund whose investment adviser or principal underwriter controls RHJ, is controlled by RHJ, or is under common control with RHJ. Transactions in RHJ managed funds must be disclosed, but not pre-cleared.

•                  A purchase or sale of 50 bonds or less per day of any corporate bond or municipal bond (excluding new offerings);

•                  A purchase or sale of an exempted security; or

•                  Shares issued by unit investment trusts invested exclusively in one or more open-end funds.

RHJ reserves the right to disapprove any proposed transaction that may have the appearance of improper conduct. Generally, Employees shall complete RHJ’s Pre-Clearance Form on Schwab Compliance Technologies’ Personal Trading Platform. All pre-clearance requests must be submitted to RHJ’s CCO or designee. Currently, Tom McDowell, Reed Wirick, or Gary Rice may also approve personal securities transactions. Once pre-clearance is granted to an Employee, such Employee may only transact in that security for the remainder of the day. If the Employee wishes to transact in that security on the following or any other day, he/she must again obtain pre-clearance. Unless otherwise noted, no pre-clearance is required for the exempted transactions discussed below.

Black Out Periods

No employee shall buy or sell a security traded in any RHJ Client portfolio within seven (7) calendar days before or after a trade. The CCO will review executed RHJ Client trades upon a pre-clearance request to ensure no trades have taken place within the respective 7 days and will inquire with the respective portfolio managers to determine if any RHJ Client trades may be placed within the 7 days following the proposed trade.

Holding Period

All employees who hold securities, including options and futures, and shares of one or more RHJ Funds are required to hold such securities for a minimum of 30 days to avoid short-term trading practices.

Reportable Securities

Reportable securities include all securities other than exempted securities. Any fund in which RHJ serves as the investment adviser or sub-adviser must be reported. RHJ requires Employees to provide periodic reports (see Reporting section below) regarding transactions and holdings in any security, except exempted securities.

Beneficial Ownership

Employees have beneficial ownership of securities if direct or indirect pecuniary interest in the securities is held or shared. Employees have a pecuniary interest in securities if such Employees have the ability to directly or indirectly profit from a securities transaction. The following are examples of indirect pecuniary interests in securities:

•                  Securities held by members of Employee’s immediate family sharing the same household (immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, to include adoptive relationships.)

•                  Securities held by members of Employee’s immediate family not sharing the same household but for whom the Employee is providing full financial support (i.e., children living at college etc.)

•                  Employee’s interests as a general partner in securities held by a general or limited partnership.

•                  Employee’s interests as a manager/member in the securities held by a limited liability company.

•                  If Employee holds an equity interest in an entity, Employee does not have an indirect pecuniary interest in the securities the entity holds, unless Employee has or shares investment control over the entity’s securities.

Employee beneficially owns securities held in a trust when:

•                  Employee or a member of Employee’s immediate family is a trustee who owns securities and has a vested interest in the principal or income of the trust;

•                  Employee owns a vested beneficial interest in a trust; or

•                  Employee is a settlor/grantor of a trust, unless the consent of all respective beneficiaries is required in order for the Employee to revoke the trust.

Exempt Transactions

The following transactions are considered exempt transactions (not to be confused with exempt securities) and therefore do not require reporting under the Personal Security Transaction Policy:

•                  Any security transaction in an account over which the Employee does not have any direct or indirect influence or control; or

•                  Purchases that are part of an automatic investment plan.(3)

From time to time, the CCO may exempt certain transactions on a fully documented trade-by-trade basis, provided it is consistent with Rule 204-A of the Investment Advisers Act and Rule 17j-1 of the Investment Company Act.

Investments in Limited Offerings and Initial Public Offerings (“IPOs”)(4)

No Employee shall directly or indirectly acquire beneficial ownership in any limited offering or IPO without first obtaining the CCO’s approval in order to preclude the possibility of improperly profiting from a RHJ Client’s position. The CCO shall: obtain proposed transaction details from the Employee (including written certification that the investment opportunity did not arise by virtue of the Employee’s activities on behalf of a RHJ Client); and conclude, after consultation with a Portfolio Manager (who has no personal interest in the issuer of the limited offering or IPO), that no RHJ Clients have a foreseeable interest in purchasing such security. A record of the CCO’s approval and the reasons supporting the approval shall be kept as delineated in the below section titled Records. The Employee shall refer to Schwab Compliance Technologies to complete the Limited Offering and IPO Request and Reporting Form.

Restrictions on New Issues of Equity Securities (“New Issues”)(5)

No Employee shall directly or indirectly acquire beneficial ownership of a New Issue (including new issues of municipal bonds) without first obtaining the CCO’s approval in order to preclude the possibility of improperly profiting from a RHJ Client’s position. The CCO shall: obtain proposed transaction details from the Employee (including written certification that the investment opportunity did not arise by virtue of the Employee’s activities on behalf of a RHJ Client); and conclude, after consultation with a Portfolio Manager (who has no personal interest in the issuer of the New Issue), that no RHJ Clients have foreseeable interest in purchasing such security. A record of the CCO’s approval and the reasons supporting the approval shall be kept as delineated in the below section titled Recordkeeping.

FINRA Rule 5130 prohibits the sale of New Issues to any account in which a “restricted person” has a beneficial interest, except under certain situations. The term “restricted person” includes any Employee of an investment adviser who has the authority to buy or sell securities and an immediate family member of such a restricted person that materially supports or receives material support from such a person. Thus, all

(3) “Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

(4) The term “limited offering” is defined as an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(5) or pursuant to Rules 504,505, or 506 of Regulation D. The term “initial public offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

(5) The term “new issue” is defined as any initial public offering of an equity security as defined in Section 3(a)(11) of the Securities Exchange Act of 1934, made pursuant to a registration statement or offering circular. This restriction does not apply to, among other securities: secondary offerings, offerings of debt securities, offerings of a security of a commodity pool, rights offerings, exchange offers, and offerings of convertible or preferred securities. (See FINRA Rule 5130 Restrictions on the Purchase and Sale of IPOs of Equity Securities).

restricted persons of RHJ, including investment personnel, are prohibited in almost all circumstances— except as noted in further detail below—from purchasing a New Issue.

The prohibitions of the purchase and sale of New Issues with respect to Rule 5130 do not apply to: issuer directed securities, which are securities an issuer directs to restricted persons such as directors, subject to certain conditions; a restricted person’s account if such a person is an existing equity owner of an issuance (anti-dilution provisions), subject to certain conditions; stand-by purchasers, which are those who purchase and sell securities pursuant to a stand-by agreement, subject to certain conditions.

Employees are encouraged to review and discuss Rule 5130 with the CCO prior to the purchase and/or sale of New Issues.

Reporting

Employees must provide RHJ the necessary information to enable it to determine, with reasonable assurance, any indication of “scalping,” “front-running” or any conflict of interest as it relates to RHJ Client trading. As such, Employees shall submit the below referenced reports in Schwab Compliance Technologies reflecting all transactions and securities, except for the exempt transactions and securities as referenced above, in which the person has - or by reason of such transaction acquires - direct or indirect beneficial ownership.

Quarterly Transaction Reports

Employees must authenticate personal trading accounts using Schwab Compliance Technologies. If an Employee’s trades are not available electronically or transactions do not occur through a broker-dealer (i.e., purchase of a private investment fund), the employee shall manually input such transactions to the Schwab Compliance Technologies platform no later than thirty (30) days after the end of the respective calendar quarter. The quarterly transaction reports shall contain at least the following information for each transaction in a Reportable Security in which the Employee had or, as a result of the transaction, acquired any direct or indirect beneficial ownership(6): (a) the date of the transaction, the title, the number of shares, the principle amount and, as applicable, the exchange ticker symbol or CUSIP number and the interest rate and maturity date; (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (c) the price of the Reportable Security at which the transaction was effected; (d) the name of the broker/dealer or bank with or through which the transaction was effected; and (e) the date the report is submitted. Quarterly reports are also required for accounts established by an employee during a quarter in which securities were held for the direct or indirect benefit of the employee.

Employees who do not maintain personal trading brokerage accounts will be required, at a minimum, to confirm there are no personal securities transactions to report; this acknowledgement may be documented on the quarterly personal securities transaction report in Schwab Compliance Technologies.

Employees must also report immediate family members’ transactions, including spouse, child, and other house-hold members, for accounts in which the employee has direct or indirect influence, control, and/or beneficial ownership.

(6)”Beneficial Ownership,” as set forth under Rule 16a-1(a)(2), determines whether a person is subject to the provision of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, which generally encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect “pecuniary interest” (i.e., some economic benefit) from the ownership of a security. This may also include securities held by members of an Employee’s immediate family sharing the same household; provided however, this presumption may be rebutted. The term immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships. Any report of beneficial ownership required thereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

Initial and Annual Holdings Reports

New RHJ Employees are required to report personal securities holdings no later than ten (10) days after the commencement of employment (See Schwab Compliance Technologies’ Welcome Package Questionnaire). The initial holdings report must be dated as of no more than forty-five (45) days prior to the commencement of employment.

Existing Employees are required to provide RHJ with a complete list of securities holdings on an annual basis on or before February 14th (as determined by RHJ) of each year. The report shall be current as of December 31st, which is no more than forty-five (45) days before the final submission date. (See Schwab Compliance Technologies’ Annual Questionnaire).

The initial and annual holdings reports must contain, at a minimum: (a) the title and type of security, and, as applicable, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the access person has any direct or indirect beneficial ownership; (b) the name of any broker, dealer or bank with which the access person maintains an account in which any securities are held for the access person’s direct or indirect benefit; and (c) the date the access person submits the report.

Employees who do not have any securities holdings or do not maintain personal trading brokerage accounts will be required to confirm the same in writing; such an acknowledgement may be documented on the quarterly personal securities transaction report via Schwab Compliance Technologies.

Trading and Review

RHJ does not expect its Employees to engage in frequent short-term (30 days) trading. In addition, except in limited circumstances and subject to pre-clearance approval, RHJ forbids its Employees from trading opposite of RHJ’s recommendations. RHJ strictly forbids “front-running” RHJ Client accounts, which is a practice generally understood to be when an employee trades in a personal account before placing the same trade in a RHJ Client account. The CCO will closely monitor Employees’ investment patterns to detect such practices. Thao Buuhoan, President and Chief Operating Officer (COO) will monitor the CCO’s personal securities transactions for compliance with the Personal Security Transaction Policy.

The CCO shall also conduct a post-trade review of RHJ Employees’ personal trading. All Employee trades must be reported in Schwab Compliance Technologies within thirty (30) days after the end of each calendar quarter. The CCO will review all transaction and reporting to determine if violations have occurred.

The post transaction review process ensures RHJ has the proper procedures in place to supervise its Employees’ activities. The comparison of Employee trades to those of RHJ Clients shall identify actual or potential conflicts of interest.

If RHJ discovers an Employee is personally trading contrary to the policies set forth above, the Employee shall meet with the CCO and President to review the facts surrounding the transaction(s). This meeting shall assist RHJ in determining the appropriate course of action. The CCO may grant written exceptions to the provisions of this policy based on equitable (e.g., rapid markets, hardship, satisfaction of a court order, etc.) or other considerations. The exceptions may be granted to individuals or classes of individuals, provided that no granted exception would violate Rule 204A-1 of the Advisers Act, Rule 17j-1 of the Investment Company Act of 1940, or any other federal securities laws.

Reporting Violations and Remedial Actions

RHJ acknowledges the seriousness of potential conflicts of interest caused by personal investing. As such, RHJ requires its Employees to promptly report any violations of the Code of Ethics to the CCO. RHJ’s management is aware of the potential matters that may arise as a result of this requirement, and shall take action against any Employee that seeks retaliation against another for reporting violations of the Code of Ethics.

RHJ has zero tolerance for retaliatory actions and therefore offenders may be subject to severe action. In order to minimize the potential for such behavior, all reports of code of ethics violations will be treated as anonymous.

If a violation of RHJ’s Personal Security Transaction Policy occurs, the CCO may impose sanctions and take such actions as deemed appropriate, including - without limitation - requiring the trades in question be reversed resulting in disgorgement of profits, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, terminating employment or any combination of the foregoing. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any forfeited profits shall be paid to the applicable RHJ Client(s) or donated to a charity the CCO determines is appropriate.

No person shall participate in a determination of whether he or she has committed such a violation or in the imposition of any sanction against himself or herself.

Disclosure

RHJ shall describe its Code of Ethics to RHJ Clients in Part 2 of Form ADV and shall furnish a copy of the Code upon any RHJ Client’s request. All RHJ Client requests for RHJ’s Code of Ethics shall be directed to the CCO.

Recordkeeping

RHJ shall maintain records in the manner and to the extent set forth below; such records shall be available for appropriate examination by SEC representatives or RHJ’s management:

•                  A copy of this policy and any other code which is, or at any time within the past five (5) years has been, in effect shall be preserved in an easily accessible location;

•                  A record of a violation of this policy and of action taken as a result of such a violation shall be preserved in an easily accessible location for a period of not less than five (5)years following the end of the fiscal year in which the violation occurred;

•                  A record of all written acknowledgements (annual certifications) as required by this policy for each person who is currently, or within the past five (5) years was, an RHJ Employee;

•                  A copy of each report made pursuant to this policy by an Employee - including any information provided in lieu of reports - shall be preserved by RHJ for at least five (5) years after the end of the fiscal year in which the report is made or the information is provided, including an easily accessible location for the first two (2) years;

•                  A list of all persons who are, or within the past five (5) years have been, required to make or review such reports pursuant to this policy shall be maintained in an easily accessible location;

•                  A record of all pre-clearance requests, including the decisions made; and

•                  A record of any decision and the reasons supporting the decision to approve the acquisition of any limited offering or IPO by Employees for at least five (5) years after the end of the fiscal year in which the approval is granted, including an easily accessible location for the first two (2) years.

Administration of the Code

A. The CCO or designee will review reports and other information submitted under this Code. The review includes, but is not limited to:

a.              an assessment of whether the Employee followed the required procedures;

b.              an assessment of any trading patterns that may indicate abuse, including market timing; and

c.               performing any other assessment that may be necessary to determine whether there have been any violations of the Code.

B.            Each Employee shall receive a copy of the Code annually and anytime the Code is amended. Upon receipt, each Employee is required to read and acknowledge his or her understanding of the requirements of the Code via Schwab Compliance Technologies software, which in addition provides that the Employee agrees to abide by the Code.

C.            Upon amendment of this Code, the RHJ CCO will provide a copy to the CCO of each mutual fund that RHJ serves as adviser/sub-adviser for approval/ratification by each fund’s Board of Trustees.

D.            The RHJ CCO or designee will furnish written reports requested by the CCO of each mutual fund that RHJ serves as adviser/sub-adviser, including the RHJ Funds pertaining to any changes to the Code and any violations thereof.

2.                                      Insider Trading Policy

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed - taking into consideration the nature of such investment adviser’s business - to prevent the misuse of material, non-public information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, RHJ maintains procedures to prevent the misuse of non-public information.

Although “insider trading” is not defined in securities laws, in practice it is understood as trading either personally or on behalf of others based on material, non-public information or communicating material, non-public information to others in violation of the law. Securities laws have been interpreted to prohibit the following activities:

•                  Trading by an insider based on material, non-public information;

•                  Trading by a non-insider based on material, non-public information, where the non-insider received the information from an insider in violation of the insider’s duty to keep the information confidential; or

•                  Communicating material, non-public information to others in breach of a fiduciary duty.

RHJ’s Insider Trading Policy applies to all Employees. Questions regarding this policy should be directed to the CCO and/or President.

Whom Does the Policy Cover?

This policy covers all RHJ Employees. In addition, the policy applies to transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons; and, to transactions corporations engage in where the Employee is an: officer; director; ten percent (10%) or greater stockholder; or partner, unless the Employee has no direct or indirect control of the partnership.

What Information is Material?

Individuals may not be held liable for trading on inside information unless the information is material. “Material information” is generally defined as information there is a substantial likelihood that an investor would consider important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Advance knowledge of the following types of information is generally regarded as “material”:

•	Dividend or earnings announcements	•	Discovery or research developments
•	Write-downs or write-offs of assets	•	Criminal, civil and government investigations and indictments
•	Additions to reserves for bad debts or contingent liabilities	•	Pending labor disputes
•	Expansion or curtailment of company or major division operations	• •	Debt service or liquidity problems Bankruptcy or insolvency problems
•	Merger, joint venture announcements	•	Tender offers, stock repurchase plans, etc.
•	New product/service announcements	•	Recapitalization

Information a company provides may be considered material due to the foreseeable impact on: a particular class of a company’s securities; all of a company’s securities; the securities of another company; or the securities of several companies. The misuse of material, non-public information applies to all types of securities, including equity, debt, commercial paper, government securities, and options.

In considering whether information is material, bear in mind that such information does not have to come from the applicable company to be deemed material; rather, information received from an unaffiliated third party can be deemed material solely by the nature of the information. For example, material information about the contents of an upcoming newspaper column may affect the price of a security, and therefore be considered material.

What Information is Non-Public?

In order for issues concerning insider trading to arise, information must not only be material, but also nonpublic. “Non-public” information generally means information not available to the investing public.

Once material, non-public information has been effectively distributed to the investing public through commonly recognized channels, it is no longer classified as non-public information. The information must be intentionally distributed via commonly recognized channels and available for an adequate amount of time. Receiving non-public information via the selective dissemination of information, such as industry-related publications, does not make the information public.

RHJ’s employees must be aware that a person who receives material, non-public information with no expectation of confidentiality may still become an insider upon receipt. Whether the information or “tip” makes the employee a “tippee” or insider depends on if the corporate insider expects to personally benefit from the disclosure, whether directly or indirectly.

The expected benefit is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of quid pro quo resulting in receiving information one would not have received but for providing such an expectation. Employees may also become insiders or tippees if material, non-public information is obtained by happenstance, such as at social gatherings or by overhearing conversations, etc.

Penalties for Trading on Insider Information

Severe penalties exist for firms and individuals that engage in the act of insider trading, including:

•                  civil injunctions;

•                  disgorgement of profits;

•                  jail sentences;

•                  fines for the person who committed the violation of up to three times the profit gained or loss avoided (per violation, or illegal trade), whether or not the person actually benefited from the violation; or

•                  Criminal penalties that can result in a maximum fine of up to $5,000,000 and twenty (20) years imprisonment

Procedures to follow if an Employee Believes that he/she Possesses Material, Non-Public Information

If an Employee questions whether they are in possession of material, non-public information, the Employee must inform the CCO, and President or CEO as soon as possible. Once the information is reported, the Employee and informed parties will conduct research to determine if the information is likely to be considered important to investors in making investment decisions and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in insider trading, Employees:

•                  shall not trade the securities of any company in which the employee is deemed an insider who may possess material, non-public information;

•                  shall not engage in securities or derivatives transactions of any company, except in accordance with RHJ’s Personal Security Transaction Policy and the securities laws;

•                  shall submit personal security trading reports in accordance with the Personal Security Transaction Policy;

•                  shall not discuss any potential or actual material, non-public information with colleagues, except as specifically required by his/her position;

•                  shall immediately report the potential receipt of non-public information to the CCO and President or CEO; and

•                  shall not proceed with any research, trading, etc. until the CCO and President or CEO inform the Employee of the appropriate course of action.

3.                                      Serving as Officers, Trustees and/or Directors of Outside Organizations

Employees may, under certain circumstances, be granted permission to serve as directors, trustees, or officers of outside organizations by completing the Request for Approval of Outside Business Activity Form in Schwab Compliance Technologies. Such organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

As an outside board member or officer, an Employee may come into possession of material, non-public information about the outside company or other public companies. It is critical that a proper information barrier be in place between RHJ and the outside organization, and that the Employee does not communicate such information to other RHJ Employees in violation of the information barrier.

Similarly, RHJ may have a business relationship with the outside organization or may seek a relationship in the future. In such circumstances, the Employee must not be involved in the decision to retain or hire RHJ.

RHJ Employees are prohibited from engaging in such outside activities without prior written approval from the CCO. Approval will be granted on a case-by-case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and the necessary disclosures are made on Part 2 of Form ADV.

4.                                      Gift Policy

Employees may not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with RHJ, or on behalf of an advisory client. However, Employees may accept gifts from a single giver in aggregate amounts not exceeding $100 and may attend business meals, sporting events and other entertainment events at the expense of a giver, as long as the expense is reasonable and both the giver(s) and the Employee(s) are present. All gifts received must be reported to the CCO, including the gift giver’s name, the reason for the gift, a description of the gift and the date the gift was received.

Employees may also give a gift to anyone who does business with the firm, if the gift is not in excess of $100. However, business meals, sporting events and other entertainment events may be given so long as the expense is reasonable and the employee giving the gift is present. All gifts given must be reported to the CCO, including the name of the employee giving the gift, the reason for giving the gift, a description of the gift being given and the date the gift was given.

5.                                      Political Contributions

RHJ or an Employee considered a Covered Associate (as defined below) may not make Political Contributions (as defined below) exceeding $150.00 per election to a candidate or official the Covered Associate could not vote for or exceeding $350.00 per election to a candidate or official the Covered Associate could vote for. All RHJ employees must report political contributions to the CCO using the Reporting of Political or Charitable Contribution Form on Schwab Compliance Technologies within 10 days after the contribution has been made. The report must include: the employee’s name; the name of the candidate or official who received the contribution; the office the recipient is running for; the contribution amount; whether or not the contributing employee is eligible to vote for the recipient; and whether or not the official or candidate has an existing or potential relationship with RHJ and/or the contributing employee.

Covered Associate defined

(i)             Any general partner, managing member, executive officer, or other individual with a similar status or function;

(ii)          Any employee who solicits a government entity for RHJ and any person who directly or indirectly supervises such employee; and

(iii)       Any political action committee controlled by RHJ or any person described in sections (i) and (ii) above.

Political Contribution Defined

Any gift, subscription, loan, advance, or deposit of money or anything of value made for:

(i)             The purpose of influencing any election for federal, state or local office;

(ii)          Payment of debt incurred in connection with any such election; or

(iii)       Transition or inaugural expenses of the successful candidate for state or local office.

6.                                      Charitable Contributions

Employees are not restricted from giving personal charitable contributions; however, RHJ or an RHJ employee acting on behalf of RHJ must use the Reporting of Political or Charitable Contribution Form on Schwab Compliance Technologies to report such charitable contributions to the CCO within ten (10) days after the contribution has been made. The information being reported must include the name of the employee that gave the contribution, the name of the recipient of the contribution, the amount of the contribution, and whether or not the charity or any person associated with the charity has an existing or potential relationship with the firm and/or the employee giving the contribution.

7.                                      Responsibility

The CCO is responsible for administering the above-stated policies. Questions regarding these policies should be directed to the CCO.

CLIENT PRIVACY AND IDENTITY THEFT PROTECTION

Amended: June 2017

In General

The SEC adopted Regulation S-P under section 504 of the Gramm-Leach-Bliley Act, which requires all financial institutions (including investment advisers) to:

•                  Adopt policies and procedures that outline how RHJ shall ensure client privacy and properly manage confidential, non-public information (defined in Policy section below);

•                  Deliver a written statement (the “Privacy Notice”) to each client: at the inception of the client relationship (i.e., when client executes Client Agreement); annually thereafter; and anytime the information in the Privacy Notice is changed; and

•                  Provide clients, when applicable, with the ability to opt out in writing prior to sharing confidential, nonpublic information to affiliates and non-affiliates under certain circumstances.

A number of state-adopted regulations seek to provide citizens with more stringent protections than those afforded under the federal privacy laws and, in some cases, require investment advisory firms to implement comprehensive security programs to ensure the respective citizens’ non-public information is properly maintained.

Non-public Personal Information

Non-public Personal Information, as defined below, is collected from clients at account inception and occasionally thereafter, primarily to determine account investment objectives, financial goals and to assist in providing clients with a high level of service. RHJ strives to maintain up-to-date client information and requests due diligence from its clients to further mitigate potential or actual errors.

Non-public Personal Information Defined

Non-public Personal Information includes:

•                  personally identifiable financial information, including any information a client provides to obtain a financial product or service; any information about a client resulting from any transaction involving a financial product or service; or any information otherwise obtained about a client in connection with providing a financial product or service to that client; and

•             any list, description, or other grouping of clients (and publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publicly available information.

Examples of information classified as Non-public Personal Information include: a client’s name and  client’s address and phone number (if unlisted), social security number, tax identification number, financial circumstances, income information, account number, or account balance.

Notification of Privacy Policies and Practices

Maintaining current or prospective client confidentiality is imperative. This policy is considered notice regarding the proper type, use, and protection of such personal information.

How and Why We Collect Personal Information

Personal information may be collected from the client in order to provide clients with products or services, process transactions on the client’s behalf and/or comply with legal and regulatory requirements. Information may be collected from:

•                  The Client: RHJ collects client information when client requests information, services or enters into an investment management agreement with RHJ. RHJ may also collect client information from investor questionnaires, W-9’s, and other applications or forms client completes when requesting information or services. Such information includes the client’s name, address, e-mail address, social security number, birth date, annual income, net worth, marital status, investment goals, and investment risk tolerance. If the client has a spouse or partner, his/her personal and financial account information may also be requested.

•                  Transactions: RHJ maintains records of advice and/or services provided to client. Such records include information such as: account balance, payment history, securities positions; securities purchases; and securities sales. Maintaining such information enables RHJ to provide the client with the same and to properly service the client’s account.

•                  RHJ’s Website: RHJ records website visits utilizing “cookie” information to track visitor identification, identify viewed data, determine the amount of time spent on the site and other available technical information as RHJ deems appropriate. The information is used to improve website functionality.

Use of Personal Information

RHJ collects and maintains personal information to: develop, offer and deliver products and services; process transactions in client accounts; and fulfill legal and regulatory requirements.

Disclosure of Personal Information

RHJ shall not sell or distribute current or former client information to nonaffiliated third parties except as set forth below. Should this policy change, the client will be notified and provided with an opportunity to opt out of such disclosure. RHJ may:

•                  reveal or share a client’s personal information as required by law, such as for tax reporting or pursuant to a court order;

•                  reveal or share a client’s personal information with unaffiliated service providers such as brokers, fund administrators and transfer agents in connection with processing transactions for accounts; and/or

•                  reveal or share a client’s personal information with its attorneys, accountants, or auditors in order to enable RHJ to provide requested services and to comply with legal and regulatory requirements.

Protection of Proprietary Information

RHJ employees may, from time to time, have access to client’s personal information in order to provide services. RHJ restricts such access only those employees who need to know such information to provide the respective services. All employees are subject to the terms stated herein and throughout the Manual’s entirety, which requires employees to consider all information obtained from or about clients and client accounts as confidential. Further, RHJ maintains physical, electronic, and procedural safeguards designed to protect non-public personal financial information.

Client Privacy Policy

As it relates to Non-public Personal information, RHJ:

•                  shall not disclose such information unless permitted or required by law, directed by client or necessary to provide RHJ’s services;

•                  shall not sell such information; and

•                  shall restrict access to such information solely to RHJ employees for use as is required to conduct the ordinary course of business.

RHJ has developed procedures to safeguard client records and Non-public Personal Information (see Attachment A). Non-public Personal Information may only be given to third-parties under the following circumstances:

•                  To custodians and/or broker/dealers as directed in writing by client.

•                  To other firms as directed in writing by clients, such as accountants, lawyers, etc.

•                  To specified family members, as directed in writing by clients.

•                  To regulators, when required by law.

Employees are prohibited from providing client, non-public information to any affiliate or non-affiliate for any other purposes (i.e., marketing materials), without prior approval from the CCO. Should an employee seek approval to disclose such information, the CCO shall ensure the respective client has received the appropriate “opt out” or “opt in” document and has given sufficient time to respond, pursuant to the respective State’s requirements. The CCO or designee shall maintain all written opt out and opt in documents to and from RHJ clients (both executed and unexecuted), in either the client file or an appropriately designated file, as part of the firm’s required books and records.

At times, outside service providers may review Non-public Personal Information (i.e., accountants, lawyers, consultants, etc.). RHJ shall maintain written contracts with the respective service provider, which shall include a confidentiality provision that prohibits disclosure or use of client information other than as indicated in the contract. RHJ shall also review any such entity’s privacy policy to ensure Non-public Personal Information is neither misappropriated nor used in a manner contrary to RHJ’s privacy policy.

RHJ shall provide a privacy notice to clients (i.e. “natural persons”) upon inception of the relationship, annually thereafter and any time the there is a material revision to the policy RHJ shall provide sufficient time to opt out of any policy provision. RHJ shall maintain a record indicating the distribution dates.

Responsibilities

The CCO will monitor and implement the Privacy Policy and will coordinate dissemination of the privacy notice.

Identity Theft Program

The SEC also implemented Regulation S-ID, which requires any SEC-regulated firm defined as a “financial institution” [which includes certain investment advisers] and/or “creditors and with Covered Accounts (as such term is defined below) to implement a written Identity Theft Prevention Program (ITPP). The ITPP must be designed to:

•                  Identify and Detect Relevant Red Flags: Implement procedures and internal controls to identify and detect relevant red flags.

•                  Effectively Respond to Detected Red Flags: Implement policies and procedures that address what escalation procedures should occur if red flags are detected.

•                  Periodically Review and Update Program: Periodic review of policies and procedures and update to reflect changes in identity theft risks to clients and the firm.

Regulation S-ID gives firms the flexibility to design an ITPP that fits their individual size and potential risks of identity theft. The SEC recognizes that while some firms may need a detailed and comprehensive ITPP due to the complexities of the organization, other firms, such as RHJ may have a lower risk of identity theft and therefore can have a more streamlined ITPP.

Covered Account Defined

An account a financial institution or creditor offers or maintains, primarily for personal, family, or household purposes, that involves or is designed to permit multiple payments or transactions, and any other account that the financial institution or creditor offers or maintains for which there is a reasonably foreseeable risk to clients or to the safety and soundness of the financial institution or creditor from identity theft, including financial, operational, compliance, reputation, or litigation risks.

Identifying Information Defined

Any name or number that may be used alone or in conjunction with any other information to identify a specific person, including any: name, social security number, date of birth, official State or government issued driver’s license or identification number, alien registration number, government passport number, employer or taxpayer identification number; unique biometric data, such as fingerprint, voice print, retina or iris image, or other unique physical representation; unique electronic identification number, address or routing code; or telecommunication identifying information or access device (as defined in 18 U.S.C. 1029(e)).

Identity Theft Defined

A fraud committed or attempted using the identifying information of another person without first being granted such authority.

Red Flags Defined

A pattern, practice, or specific activity that indicates the possible existence of identity theft.

Identity Theft Protection Policy

RHJ’s policy is to protect its clients from identity theft and to comply with Regulation S-ID. The Chief Executive Officer has approved RHJ’s ITPP and the CCO has the responsibility of overseeing and administering the Firm’s ITPP. All employees will be trained appropriately and must be conscious of the possibility of identity theft in day to day business activities.

Identity Theft Protection Procedures

Prior to opening a new account for any individual client, appropriate Identifying Information must be obtained to verify the identity of the person opening the account. Such information/documentation shall be maintained in each client file. No employee is permitted to perform the following steps without first determining that the person requesting information or giving instruction is in fact the client or a person the client has authorized in writing to provide information to, or take instruction from:

•                  Provide any information regarding a client account, to any person requesting such information (whether verbal or written).

•                  Take instruction from any person (whether verbal or written) to change a client’s address or send monies from a client’s account to a different address or third party.

For further detail on identity theft red flags, see Attachment A.

ITPP Program Review and Management

At least annually, the CCO shall review the ITPP and make any necessary revisions to help mitigate identity theft, including, but not limited to: making updates based on changes in the Firm’s business practices and identity theft risks; and providing additional training to employees. The risk assessment includes:

•                  the types of covered accounts it offers or maintains;

•                  the methods it provides to open its covered accounts;

•                  the methods it provides to access its covered accounts; and

•                  previous experiences with identity theft.

The CCO shall document the review, findings, and any changes made to the ITPP. Any questions regarding the ITPP shall be directed to the CCO.

Attachment A: Client Privacy and Identity Theft Red Flags: Procedures to safeguard client records and Nonpublic Personal Information.

RHJ shall: ensure the security and confidentiality of consumer, customer and former customer records and information; protect against anticipated threats or hazards to the security or integrity of consumer, customer and former customer records and information; and protect against unauthorized access to or use of consumer or customer records or information that could result in substantial harm or inconvenience to any customer. Accordingly, the following procedures will be followed:

1.              Confidentiality.

Employees shall maintain the confidentiality of information acquired in connection with their employment with RHJ, with particular care taken regarding client Non-public Personal Information and other confidential information pertaining to the affiliated mutual funds managed by RHJ, including but not limited to their portfolio holdings (“Other Confidential Information”). Employees shall not disclose Non-public Personal Information or Other Confidential Information to other RHJ Employees, except to persons who have a bona-

fide business need to know the information in order to serve the business purposes of RHJ or its clients. RHJ does not disclose, and no Employee may disclose, any Non-public Personal Information about a client or former client or Other Confidential Information, other than in accordance with these procedures. In addition, the affiliated mutual funds managed by RHJ have adopted written policies and procedures regarding the dissemination of portfolio holdings information to the public, which RHJ Employees must adhere to at all times. Please refer to the “Fund Policies and Procedures Compliance Program Manual” for a copy of the policy and procedures. Any questions should be directed to the CCO.

2.              Information Systems.

RHJ has established and maintains its information systems, including hardware, software and network components and design, in order to protect and preserve Non-public Personal Information and Other Confidential Information.

2.1. Passwords and Access. All RHJ Employees have been given passwords for computer access, as well as for access to specific programs and files. Non-public Personal Information and Other Confidential Information shall be maintained, to the extent possible, in computer files that are protected against access by means of a password system or are otherwise secured against unauthorized access. Access to specific RHJ databases and files shall be given only to Employees who have a bona-fide business need to access such information. Such passwords shall be kept confidential and shall not be shared except as necessary to achieve such business purpose. Passwords at RHJ shall have 2 of the following 3 criteria: Uppercase Letters, Special Characters (!, $, etc.), and Numbers. Passwords are changed promptly when employees depart, and are handed over to the RHJ Management. Passwords must be at least 8 characters in length. User identifications and passwords shall not be stored on computers without access control systems, written down, or stored in locations where unauthorized persons may discover them. Passwords shall be changed if there is reason to believe the password has been compromised and, in any event, changed every 90 days to maximize the security of Non-public Personal Information and Other Confidential Information. To avoid unauthorized access, all workstations auto-lock after 20 minutes of inactivity and after five failed login attempts. W orkstations shall be locked when not in use during the day and laptops shall be secured by password and to the extent possible, including encryption protection when leaving RHJ premises. Confidentiality shall be maintained when accessing the RHJ network remotely through the implementation of appropriate firewalls.

2.2. System Failures. RHJ will maintain appropriate programs and controls (including anti-virus protection and firewalls) to detect, prevent and respond to attacks, intrusions or other systems failures. Any issues or failures are reported to the CCO immediately.

2.3. Electronic Mail. As a rule, RHJ Employees shall treat e-mail in the same manner as other written communications. However, Employees shall assume that e-mail sent from RHJ computers is not secure and shall avoid sending e-mails that include Non-public Personal Information or Other Confidential Information except as specifically set forth above. E-mails that contain Non- public Personal Information or Other Confidential Information (whether sent within or outside RHJ) shall have the smallest possible distribution in light of the nature of the request made and the Non-public Personal Information or Other Confidential Information must be password protected and/or encrypted for security purposes prior to sending. Any Employee who is unsure which information requires password protection and/or encryption, or is u n sure how to password protect or encrypt the information, should contact the Director of IT or the CCO prior to sending the information electronically.

3.              Documents.

RHJ Employees shall avoid placing or leaving documents containing Non-public Personal Information or Other Confidential Information in office areas where they could be read by unauthorized persons, such as in photocopying areas or conference rooms. Documents that are being printed, copied, or faxed shall be attended to by appropriate Employees. Documents containing Non-public Personal Information or

Other Confidential Information which are sent by mail, courier, messenger or fax, shall be handled with appropriate care.

RHJ employees may not remove non-public personal information or other confidential information in any format/medium (including hard copy documents and computer disks) from RHJ premises without the permission of the CCO. Non-public personal information or other confidential information removed must be handled with appropriate care.

4.              Discussions.

RHJ Employees shall avoid discussing Non-public Personal Information or Other Confidential Information with, or in the presence of, persons who have no need to know the information. RHJ Employees shall not discuss Non-public Personal Information or Other Confidential Information in public locations, such as elevators, hallways, public transportation, or restaurants.

5.              Access to Offices and Files.

Employees shall limit access to offices, files or other areas where Non-public Personal Information or Other Confidential Information may be discussed or maintained and shall enter such locations for valid business purposes only. Files containing Non-public Personal Information or Other Confidential Information must be maintained in areas that provide the greatest physical security (e.g. locked filing cabinets or offices). Employees must lock file cabinets containing personal information each night to prevent potential intruders from access.

6.              Meetings with Visitors.

Meetings with visitors (including clients) shall take place in conference rooms or other locations where Nonpublic Personal Information or Other Confidential Information will not be generally available or audible to others. Visitors shall generally not be permitted in the office unattended.

7.              Disposal of Non-public Personal and Other Confidential Information.

When disposing of Non-public Personal Information or Other Confidential Information, all Employees must adhere to the following procedures:

•                  Paper copies must be placed in the locked bins provided by the shredding company where they will be shredded and properly disposed of; and

•                  Electronic copies must be completely erased prior to selling, transferring, and/or disposing of the computer or electronic media on which the information is stored.

8. Identity Theft Red Flags.

An identity thief can obtain a victim’s personal information and/or access to their assets through a variety of methods. Therefore, Employees shall take the following actions to prevent identity theft:

•                  When providing copies of information to others, employees shall ensure that non-essential information is removed and that Non-public Personal Information which is not relevant to the transaction is either removed or redacted.

•                  The practice of dumpster diving provides access for a would-be thief to a client’s personal information. Therefore, when disposing of paper documents, paperwork containing Non-public Personal Information or Other Confidential Information shall be shredded.

•                  To avoid a fraudulent address change, requests must be verified before they are implemented and confirmation notices of such address changes shall be sent to both the new address and the old address of record.

•                  RHJ’s Employees may also be deceived by pretext calling, whereby an “information broker” or “identity thief” posing as an investor, provides portions of the investor’s Non-public Personal Information (i.e.

social security number) in an attempt to convince an Employee to provide additional information over the phone, which can be used for fraudulent purposes. Employees shall make every reasonable precaution to confirm the identity of the client on the phone before divulging Non-public Personal information.

•                  RHJ prohibits the display of Social Security Numbers on any documents that are generally available or widely disseminated (e.g. investor files, mailing lists, quarterly reports, etc.)

In their day to day activities, Employees may come across red flags that alert them of possible or actual identity theft. Below are examples of red flags:

•                  Notification from a client, service provider, or credit reporting agency of fraud on a client’s credit report or a notice of a freeze on a client’s account.

•                  Receiving a document, such as personal identification, application, or letter from a client or potential client that appears to be altered and/or forged.

•                  Receiving personal identification documents that do not match the potential client providing such documents.

•                  Receiving verbal or written information that is supposedly from a client that does not match with information the firm has on file (e.g. incorrect or invalid social security number, address or phone number).

•                  Notification of a change of address to a P.O. Box or other suspicious address.

•                  Receiving a request for account assets to be redeemed and a check sent to an address that is different than the address on record for the account or different from authorization submitted by the client.

•                  Notification from a client that they are not receiving their account statements in the mail or via email as directed by the client.

•                  Notification from a client that they have been the victim of identity theft.

•                  Notification from a custodian or broker-dealer that an account was closed for cause or identified for abuse of account privileges.

•                  Receiving paperwork, such as client profile information that omits required information and then the client or potential client does not respond to notices that the information is incomplete.

•                  A person calling to obtain account information cannot provide identifying information, such as account number, social security number, account registration, and address of record.

•                  Mail sent to client is returned as undeliverable.

•                  After a recent change of address, the firm is asked to add another person to the account and/or provide replacement means for accessing account information.

•                  Unexplained large withdrawal of assets or an illogical change to automatic deposits.

Should any Employee, in their day-to- day activities, identify any of the red flags listed above or any other red flags for a client account, or have any other reason to believe that identity theft may be taking place, the Employee must contact the CCO immediately.

The CCO will immediately notify the President and together they will review the information provided, investigate further as necessary, and determine the appropriate steps to help prevent or mitigate identity theft, which may include, but is not limited to:

•                  Monitoring a Covered Account for evidence of identity theft;

•                  Contacting the client;

•                  Changing passwords, security codes, or other security devices that permit access to a client’s account;

•                  Reopening a Covered Account with a new account number;

•                  Not opening a new Covered Account;

•                  Closing an existing Covered Account;

•                  Not attempting to collect fees on a Covered Account or not selling a Covered Account to a debt collector;

•                  Notifying law enforcement; and/or

•                  Determining that no response is warranted under the particular circumstances.

Employees may be responsible for identity theft through more direct means. Insider access to information allows a dishonest Employee to sell consumers’ personal information or to use it for fraudulent purposes.

In the unlikely event that an employee is responsible for identity theft, such employee will be subject to severe sanctions and disciplinary action at RHJ’s discretion, up to and including termination of employment as well as referral to the appropriate civil and/or criminal legal authorities, which could result in large fines and imprisonment.

Each reporting of suspicious activity will be fully documented by the CCO or designee, including the date such activity occurred, the findings, and a description and date of steps taken.

9.              Training of Employees.

The CCO or designee will provide training to Employees initially upon hire and annually. Such training will include, among other things, each Employee receiving, reading and acknowledging receipt of a copy of this Manual at least annually, which includes these privacy and identity theft safeguarding policies and procedures.

10.       Administration of Privacy Policy and Procedures.

The CCO or designee will perform periodic (no less than annual) reviews of RHJ’s Privacy Policy and procedures to assess: (a) whether they continue to be reasonably designed to safeguard non-public personal information, (b) whether any updates are required, and (c) whether there have been any violations.

11.       Violations and Sanctions.

The CCO or designee will assess whether a violation has occurred. If it is determined that a violation has occurred, the CCO will report such violation to the President, who may impose such sanctions as appropriate which, depending on the facts and circumstances, may include fines and/or dismissal from RHJ.

The CCO will create and maintain documentation that outlines each violation, the sanctions imposed, and the steps taken to ensure that the same violation does not reoccur.

Rev. 10/10

WHAT DOES RICE HALL JAMES & ASSOCIATES, LLC

Why?

Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

•         Social Security number and income

•         Assets and account balances

•         Investment experience and risk tolerance

When you are no longer our customer, we continue to share your information as described in this notice.

How?

All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons RHJ chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does RHJ share?	Can you limit this sharing?
For our everyday business purposes— such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No

For our marketing purposes— to offer our products and services to you	Yes	No

For joint marketing with other financial companies	No	We don’t share

For our affiliates’ everyday business purposes— information about your transactions and experiences	No	We don’t share

For our affiliates’ everyday business purposes— information about your creditworthiness	No	We don’t share

For our affiliates to market to you	No	We don’t share

For nonaffiliates to market to you	No	We don’t share

Questions Call 619-239-9005 or go to www.ricehalljames.com

Page

RICE HALL JAMES & ASSOCIATES, LLC (“RHJ”)

What we do

How does RHJ protect my personal information?

To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

How does RHJ collect my personal information?

We collect your personal information, for example, when you

• open an account or enter into an investment advisory contract
• give us your income information or provide employment information
• tell us about your investment or retirement portfolio or give us your contact information

We also collect your personal information from other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only

• sharing for affiliates’ everyday business purposes -information about your credit worthiness
• affiliates from using your information to market to you
• sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

Definitions

Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. • RHJ does not share with our affiliates

Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. • RHJ doesn’t share with nonaffiliates so they can market to you

Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. • RHJ doesn’t jointly market

MAINTENANCE AND DISSEMINATION OF DISCLOSURE DOCUMENTS AND
SEC REQUIRED FILINGS

Amended: June 2017

1.                                      FORM ADV

Advisers applying for registration with the SEC as an investment adviser are required to complete and file a Form ADV, which is an application form for such registration. The form consists of two main parts, Form ADV Part 1 in a check the box format and Form ADV Part 2 in a narrative format. ADV Part 1A pertains to SEC registered advisers and asks a number of questions about the adviser, its business practices, the persons who own and control the adviser, and the persons who provide investment advice on the adviser’s behalf. ADV Part 2 requires detailed information about advisory services, certain financial information and disciplinary history (Part 2A — Disclosure Brochure), and certain supervised persons, including outside business activities, compensation and disciplinary history (Part 2B — Brochure Supplement). SEC registered investment advisers are required to file both Part 1 and Part 2A of this form electronically through the Investment Adviser Registration Depository (IARD).

In general, an investment adviser is eligible for SEC registration if the adviser has assets under management of at least $100 million, as reported on the adviser’s respective Form ADV.

SEC regulations provide additional eligibility requirements, which include, but are not limited to an adviser that is an investment adviser to an investment company registered under the Investment Company Act of 1940.

Form ADV-W must be filed with the SEC to withdraw from investment adviser registration with the SEC.

Requirements Regarding the Maintenance and Dissemination of Form ADV

•                  Rule 204-1(b) of the Advisers Act requires SEC registered advisers to promptly file an amendment to Form ADV to correct certain information should it become inaccurate and/or have the ability to mislead those to whom it must be delivered. Certain information requires updating promptly should the information become inaccurate in any way (Items 1,3,9,11 of Part 1A), while other information requires updating promptly should the information become materially inaccurate (Items 4,8,10 of Part 1A and all items on Part 2A and Part 2B). SEC registered advisers also are required to file an annual amendment of ADV Part 1 and Part 2A within 90 days of the end of their fiscal year. This annual update is to amend - non-material inaccuracies to the information. (Refer to the SEC’s written instructions on completed Form ADV for further guidance).

•                                          Please note: Under federal and state law, RHJ is a fiduciary and must make full disclosure to our clients of all material facts relating to the advisory relationship. As a fiduciary, we also must seek to avoid conflicts of interest with our clients, and, at a minimum, make full disclosure of all material conflicts of interest between us and our clients that could affect the advisory relationship. This obligation requires that we provide clients with sufficiently specific facts so that they are able to understand the conflicts of interest we have and the business practices in which we engage, and can give informed consent to such conflicts or practices, or reject them. To satisfy this obligation, we therefore may have to disclose to our clients information not specifically required by Part 2 of Form ADV or in more detail than the brochure items might otherwise require.

•                  Rule 204-3(a) under the Advisers Act provides that an adviser shall furnish each advisory client and prospective advisory clients with a Disclosure Brochure and applicable Brochure Supplement(s) containing all information required by Part 2 of Form ADV. These must be provided either: 1) not less than 48 hours prior to entering into an advisory agreement, or 2) at the time of entering into an advisory agreement if the client is given the right to terminate the agreement without penalty within five business days after entering into such agreement.

•                  Rule 204-3(b)(2) requires an investment adviser annually to deliver, without charge and within 120 days of its fiscal year end: 1) a copy of the adviser’s current Disclosure Brochure, or 2) a written summary of material changes as required by Part 2 of Form ADV, along with an offer to provide a copy of the Disclosure Brochure that includes the adviser’s web site address (if available), an e-mail address (if available), a telephone number by which a client may obtain a copy of the Disclosure Brochure, and the web site address for obtaining information about the adviser through the Investment Adviser Public Disclosure (IAPD) system. Rule 204-2(c) contains certain exceptions to this requirement.

Disclosure of Financial Condition and Disciplinary History

The SEC believes that an investment adviser has a duty to make disclosure to clients about material financial conditions and disciplinary history and therefore requires certain information to be provided in both Part 2A and Part 2B of Form ADV. Please refer to the SEC’s written instructions on completing Form ADV Part 2 for further guidance.

An Employee must advise the CCO immediately if he or she becomes involved in or threatened with litigation or an administrative investigation or proceeding of any kind, is subject to any judgement, order or arrest, or is contacted by any regulatory authority.

Policy

RHJ maintains an active investment adviser registration with the SEC. Consequently, RHJ is required to maintain and disseminate its Form ADV in accordance with the aforementioned rules.

Procedures

A.            The CCO or designee will review the firm’s Form ADV Part 1 and Part 2 annually and anytime there is a change to the firm’s business practices and/or a supervised person’s disciplinary history or outside business activities. For annual reviews, the CCO or designee will make amendments to Form ADV within 90 days from the firm’s fiscal year end. For reviews due to a change in business practices or other reasons, the CCO or designee will make necessary amendments to Form ADV no later than 30 days after the event. All amendments will be documented and maintained as part of RHJ’s required books and records.

B.            The CCO is responsible for ensuring that clients receive:

•                  A copy of Part 2A and applicable Part 2B of Form ADV initially upon account opening;

•                  A written summary of all material changes made to the ADV Part 2A, along with either a copy of its Form ADV Part 2A or a written offer to deliver a copy of its Form ADV Part 2A, at least annually (within 120 days from RHJ fiscal year end) and anytime a material change is made to information that could affect the advisory relationship (within 30 days of amendment); and

•                  A copy of an updated Part 2B anytime there is a material change made to the form.

C.            Following a client’s request, a copy of Part 2 of Form ADV will be sent to the requesting client within 7 days of receipt of request. In addition, the CCO or designee will maintain a log containing information on who requested the copy, the date the request was received and the date the document was sent to the requesting client.

D.            Should RHJ suffer any financial condition that is reasonably likely to impair its ability to meet its contractual commitments to clients, the President and CCO will be responsible for ensuring that required disclosures provided in Form ADV and are made to RHJ’s clients.

2.                                      STATE LICENSING, NOTIFICATION AND REGISTRATION

State Requirements

RHJ may be required to provide one or more state securities authority with copies of its SEC filings (“notice filings”). RHJ’s notice filings will be sent electronically to the states that are checked on Item 2.B. of Part 1A of Form ADV.

Restrictions

RHJ may not solicit or render investment advice for any client domiciled in a state where RHJ is not properly registered, notice filed, or exempt or excluded from registration.

Responsibility

The CCO is responsible for ensuring that RHJ is properly notice filed in all required states and that all notice filing renewals are made within the required time period.

3.                                      LICENSING AND REGISTRATION OF INVESTMENT ADVISOR REPRESENTATIVES

Policy

Anyone who solicits investment advisory arrangements or provides investment advice on behalf of RHJ must contact the CCO in advance of any client solicitation or advisement in any new jurisdictions, including foreign jurisdictions, to review applicable registration requirements.

Procedures

Employees should contact the CCO in writing to review his/her registration requirements whenever any solicitation, advisory activities, or job duties change to ensure that the employee is properly licensed. In addition, employees must not solicit or provide any advisory services prior to ensuring he/she is properly licensed. As appropriate, the CCO will notify the employee when his/her registration becomes effective.

NOTE: Failure to comply with these procedures may result in a fine, license revocation, and/or criminal prosecution by a state, as well as disciplinary action by the firm, including but not limited to termination of employment.

A. Registration Prerequisites

In order to register as an IAR, the following documentation must be obtained and completed.

•                  Form U-4

•                  Disciplinary Reporting Page (DRP) of Form U-4, if applicable

•                  Fingerprint Cards (if required by any of the states in which the Associated Person registers as an IAR)

If necessary, the CCO or designee will assist in scheduling required securities license examination(s). In cases where a state requires an IAR to have certain securities licenses, the CCO or designee will notify the IAR. Each IAR applying for registration is responsible for scheduling his/her examination date and time with the appropriate Testing Center. A list of locations may be obtained from RHJ or the FINRA website.

Should an individual cancel his/her examination too late or fail to show up for the scheduled test, and the firm is charged a cancellation fee, the individual may be required to reimburse RHJ for this cancellation charge. (Typically, this is the cost of the exam).

B. MAINTAINING REGISTRATION

Each registered IAR will have the ongoing responsibility to inform the CCO should information on the IAR’s completed Form U-4 change or become inaccurate. Annually, each registered IAR will be required to provide the CCO or designee with a written certification that all the information in the completed Form U-4 is current and correct.

4.                                      FORM 13F, SCHEDULE 13D AND 13G, FORM 13-H

Schedules 13D and 13G

(a)                                 Reporting Obligation. Persons who “beneficially own” 5% or more of a class of certain equity securities are required to file reports under Section 13(d). For purposes of Section 13, a person is the beneficial owner of a security if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares either (i) voting power over such security, or (ii) investment power over such security.

RHJ as a Beneficial Owner. To the extent that RHJ exercises discretion over its clients’ securities portfolio or if it has the power to vote the proxies for the shares in those accounts, it is a “beneficial owner” of those securities for purposes of the filing requirements under Section 13. One or more owners of RHJ may also be considered an indirect “beneficial owner” of all the securities RHJ “beneficially owns”.

(b)                                 Reporting Forms and Time of Filing

Reports required by Section 13(d) must be filed with the SEC and the issuer of each security. There are two different forms for filing the reports required by Section 13(d):

1.              Schedule 13D. Schedule 13D requires detailed disclosure of the source of funds used to acquire the security and the reporting person’s plans with respect to the issuer of the security, (i.e., whether there is intent to seek control). Schedule 13D must be filed within 10 days following the transaction in which the reporting person first crosses the 5% threshold and must be amended promptly if any information disclosed therein changes.

2.              Schedule 13G. Schedule 13G is a simpler form and requires only disclosure of the reporting person’s identity and the amount of the security acquired. Schedule 13G also has less burdensome filing requirements. It must be filed at the following times:

•                  If an eligible reporting person beneficially owns at least 5% but less than 10% of an issuer’s security, it must file Schedule 13G within 45 days following the end of its fiscal year and amend the filing annually thereafter; and

•                  If an eligible reporting person owns 10% or more of an issuer’s security, it must file a Schedule 13G within ten days after the end of the month in which it first crosses the 10% threshold and any subsequent month in which its holdings of the security increases or decreases by more than 5%. It must also make the annual filings.

However, only certain types of entities are allowed to use Schedule 13G.

3. Eligibility of RHJ to use Schedule 13G. As an investment adviser registered under the Advisers Act, RHJ is eligible to use Schedule 13G to report all securities it “beneficially” owns as defined above, as long as it holds those securities in the ordinary course of business and without any intent to seek or influence a change in control of the issuer of the security. Where an obligation to file reports under Section 13(d) of the Exchange Act arises because RHJ has “acquired” an aggregate of more than 5% of a class of a security for its client and proprietary accounts, RHJ should file Schedule 13G.

(c)                                  Obligation To Notify Clients. Under the Exchange Act, RHJ has an obligation to also notify any client when that client’s beneficial ownership crosses the 5% threshold.

Form 13F

(a)                                 Reporting Obligation. Because RHJ exercises investment discretion with respect to accounts holding certain types of equity securities having an aggregate fair market value of at least $100,000,000, RHJ is required to file a Form 13F with the SEC within 45 days of the last day of each calendar quarter. This form essentially requires disclosure of (i) the adviser’s identity, (ii) the identity of each issuer whose securities are held by accounts for which the adviser exercises investment discretion, (iii) the type and value of the securities at issue, and (iv) whether the adviser exercises sole or shared investment discretion or voting authority over those securities.

(b)                                 Types of Securities Covered. In general, the types of equity securities for which a Form 13F must be filed are those which are registered pursuant to Section 12 of the Exchange Act and which are traded on a national securities exchange or are quoted on the automated quotation system of a registered securities association. A list of current 13-F securities may be found on the SEC’s website at www.sec.gov.

Form 13H

Rule 13h-1 of the Securities Exchange Act of 1934 requires a “large trader,” defined as a person or firm (including investment advisers) whose discretionary client transactions in NMS securities equal or exceed 2 million shares or $20 million during any calendar day, or 20 million shares or $200 million during any calendar month, to identify itself and make certain disclosures to the SEC on Form 13H. Upon initial filing, the SEC provides each large trader with an identification number that must be provided to the broker-dealers that execute transactions for the accounts of the large trader.

RHJ has determined that it currently meets the definition of large trader and therefore has made an initial filing of Form 13H with the SEC and provided its identification number to the broker-dealers that execute RHJ client transactions.

Until such time as RHJ no longer meets the definition of large trader (i.e., has not affected aggregate transactions at any time during the previous full calendar year in the amounts outlined in the paragraph above), the CCO will ensure that a Form 13H is filed electronically by RHJ as follows:

(i)                                Within 45 days after the end of each full calendar year; and

(ii)                             Promptly following the end of a calendar quarter in the event that any of the information contained in a Form 13H filing becomes inaccurate for any reason.

Should RHJ no longer meet the definition of large trader, the CCO will ensure that a Form 13H is filed electronically, which identifies RHJ’s inactive status. After such filing, RHJ will not be required to file Form 13H again unless and until the firm again meets the definition of large trader.

5.                                           PROCEDURES

The CCO or designee is responsible for preparing and filing RHJ’s Schedule 13G, Schedule 13D, Form 13F, and Form 13H reports. The CCO or designee is also responsible for assuring timely notification to any client, whose beneficial ownership in a security exceeds the 5% threshold.

DUTY TO SUPERVISE

Amended: June 2017

In General

Per Section 203(e) of the Advisers Act, failing to properly supervise Employees may give the SEC due cause to: prohibit investment advisers from engaging in investment advisory activities for a period not exceeding twelve months; or in egregious cases, revoke the adviser’s registration. The severity of the sanction is determined on a case-by-case basis; however, past SEC enforcement actions have observed the reasonableness of compliance procedures as an affirmative defense against a claim of failure to supervise.

RHJ’s management recognizes its duty to supervise its Employees’ actions. This Manual assists management in carrying out such a duty by providing guidance in completing advisory activities and setting forth the ethical issues to be considered. RHJ shall carefully review activities including, but not limited to:

•	Setup of new accounts	•	Customer correspondence
•	Securities pricing and valuation	•	Personal trading activities of Employees
•	Preparation of investment advisory agreements	•	Customer complaint inquiries
•	Maintenance of client files	•	Form ADV amendments
•	Portfolio management	•	Regulatory registration issues
•	Client trading, including best execution and trade allocations	•	Marketing and advertising
		•	Adherence to the Code of Conduct

Policy

Employees

RHJ Employees with supervisory responsibilities shall reasonably supervise assigned personnel’s activities.

Supervision over certain responsibilities is generally delegated to various Employees within RHJ; such delegation ensures that RHJ provides clients with the highest level of service. RHJ operates within a well-defined supervisory structure that outlines Employee and supervisor responsibilities.

RHJ Employees shall report any issues to the respective supervisors regarding any matter that is unfamiliar or requires the supervisor’s assistance and/or judgment. Employees must also report any activities that run contrary to RHJ’s policies and procedures and that may adversely affect RHJ’s reputation. All such activities Employees report shall be anonymous to protect the Employees’ reputations. RHJ shall conduct a full, unbiased review of the matter and implement the necessary corrective and/or disciplinary action. RHJ requires the full commitment of its Employees to the tenets set forth in the Manual; Employees who elect to ignore and/or violate the tenets shall be appropriately disciplined to include possible termination.

Branch Office

In addition to its primary place of business, RHJ maintains a branch office in Pasadena, California.

RHJ recognizes its fiduciary duty to reasonably supervise its branch offices and in accordance with its fiduciary duty, it is RHJ’s policy to conduct on-site reviews on a periodic basis of its branch office to determine whether supervisory systems and compliance procedures are being followed.

Responsibilities

Employees

Employees with supervisory responsibilities are required to supervise the respective subordinate’s activities and report any material issues to the CCO and/or President.

Branch Office

The CCO shall be responsible for conducting an on-site review of the Pasadena office, which will be performed at least annually. The review generally will be announced; however unannounced inspections may be appropriate where there are indications of misconduct or potential misconduct, or client complaints.

The review will generally consist of the following, at a minimum:

•                  Interview personnel;

•                  Review of privacy and safeguarding protocols in place; and

•                  Perform sampling review of on-site research files.

The CCO will ensure that each review and findings are documented and that all such documentation is maintained as part of the Firm’s required books and records.

ACCOUNT OPENING AND CLOSING PROCEDURES

Amended: June 2017

In General

RHJ manages client accounts on a discretionary(1) basis, subject to certain circumstances which may temporarily deem an account as non-discretionary (i.e., from time to time significant trade restrictions may be applied to an account or a significant portion of the account may be held in cash so as to deem the account non-discretionary). To diligently manage such accounts in accordance with respective client guidelines, Employees must adhere to RHJ’s account opening and closing procedures.

Policy

Employees must adhere to specific procedures when opening and/or closing client accounts in order to ensure RHJ’s and its clients’ protection. Discretionary accounts may be opened or closed per any client’s request provided that the requisite governing procedures are followed.

Summary Procedures

Opening a New Discretionary Account

1.              Furnish to the client, both RHJ’s Form ADV Part 2 and its Privacy Notice before or upon investment advisory agreement execution (the same shall be provided annually thereafter).

2.              Obtain client’s consent authorizing discretionary authority via the investment advisory agreement. RHJ may exercise discretionary authority upon: advisory or subscription agreement execution and an RHJ Portfolio Manager approval.

3.              Review client’s respective information against the Office of Foreign Assets Control (OFAC) list of Specifically Designated Nationals and Blocked Persons (SDN); additionally, RHJ will periodically review its client list against the OFAC SDN list.

4.              If applicable, RHJ and client shall execute proper forms to authorize client’s asset transfer to the client-specified custodian.

5.              Obtain appropriate, documented information from the client to determine investment suitability and objectives. Institutional clients generally select RHJ to manage any respective accounts according to one of RHJ’s current investment products (i.e. micro, small, or SMID cap); a third party consultant makes the suitability determination. For retail/high net worth clients, both the client and the portfolio manager responsible for the account will make the determination.

6.              Enter client account data into appropriate database and create a client file that includes, but is not limited to: the advisory agreement, investment guidelines, and correspondence.

For more detailed procedures, see RHJ’s Operations Manager for the relevant account opening procedures which further detail instructions necessary to open a new client account in RHJ’s portfolio management system. The Operations Manager shall ensure that all such procedures are followed in a timely manner and any discrepancies or issues are reported to the CCO.

(1) Per the Securities Exchange Act of 1934, Section 3(a)(35) (15 U.S.C. 78c(a)(35)), “[a] person exercises ‘investment discretion’ with respect to an account if, directly or indirectly, such person (A) is authorized to determine what securities or other property shall be purchased or sold by or for the account, (B) makes decisions as to what securities or other property shall be purchased or sold by or for the account even though some other person may have responsibility for such investment decisions, or (C) otherwise exercises such influence with respect to the purchase and sale of securities or other property by or for the account as the [SEC], by rule, determines, in the public’s interest or for the protection of investors, should be subject to the operation of the provisions of this chapter and the rules and regulations thereunder.”

Closing a Client Account

1.              Client will request account termination to Operations Department or Portfolio Manager by directly sending a letter or email with termination instructions or providing verbal instructions. If the client verbally communicates termination instructions, Employee shall confirm termination instructions with and solicit approval from the Portfolio Manager.

2.              The Operations Administrator shall inform the respective Portfolio Manager of the termination request, if applicable, and then notify all parties to cease -active account management. If the client instructs RHJ to liquidate certain positions in the account prior to closing, the trades shall be completed to the extent reasonably possible.

3.              The Operations Manager or designee shall calculate the pro-rata fee for the period based on the client termination date. If the respective client is billed advisory fees in arrears, the pro-rata fee is promptly billed. If the respective client is billed advisory fees in advance (e.g. wrap program clients), the pro-rata fee is promptly refunded to the terminating client (or wrap sponsor, when required). Final fee calculation and relevant information will be documented and stored in the client files.

4.              Furnish the final statement memorializing the effective termination date to the respective client.

5.              Upon actual termination, the Operations Manager or designee shall change the account status to “closed” on RHJ’s portfolio management systems to avoid unauthorized transactions on the account.

6.              Retain all information relating to the respective client’s account management in accordance with the Advisers Act (i.e. 5 years from the end of the fiscal year in which the account is terminated). The terminated client’s investment returns must only be reflected in the requisite composite until the end of the last full month in which the account was open.

7.              Where applicable, cooperate with any account transfer instructions the respective client may send, and efficiently and expeditiously execute such a transfer.

Responsibility

The Operations Manager shall oversee all processes related to opening and closing client accounts; additionally, designated RHJ personnel shall be responsible for properly executing the requisite procedures and promptly report any potential or actual discrepancies to the CCO.

MARKETING POLICY

Amended: June 2017

In General

Rule 206(4)-1(a) under the Advisers Act governs investment adviser’s advertisements (see “advertisement” defined below). The rule prohibits advertisement which:

•                  refers, directly or indirectly, to any testimonial concerning RHJ or any advice, analysis, report or other service rendered by RHJ;

•                  refers, directly or indirectly, to RHJ’s past specific recommendations that were or would have been profitable to any person;

•                  represents that any graph, chart, formula or other device RHJ offers can, in and of itself, be used to determine which securities to buy or sell, or when to buy or sell them;

•                  contains any statement to the effect that any report, analysis, or other service will be furnished free or without charge, unless the report, analysis or other service actually is or will be furnished entirely free and without any condition or obligation; and

•                  contains any untrue statement of material fact, or which is otherwise false or misleading.

Additionally, the SEC has issued no-action relief to investment advisers regarding advertisements. RHJ shall follow the requirements and guidelines outlined in such no-action letters, when applicable.

Advertisement Defined

The term advertisement shall include written correspondence or communication, including electronic correspondence or communication (e.g. emails, websites), addressed to more than one person, or any notice or other announcement in any publication or broadcast by radio or television, which offers: (1) any analysis, report or publication concerning securities, or which is to be used in making any determination as to when to buy or sell any security, or which security to buy or sell; (2) any graph, chart, formula, or other device to be used in making any determination as to when to buy or sell any security, or which security to buy or sell; or (3) any other investment advisory service with regard to securities.

Policy

RHJ marketing materials shall conform to applicable rules and regulations promulgated under state and federal securities laws. The rules, interpretations, and no-action positions governing marketing materials and communications are complex and are not covered in entirety in this marketing policy summary. RHJ has established the marketing policy to help ensure compliance with applicable rules and regulations.

RHJ is prohibited from publishing, circulating, or distributing any advertisement with any untrue statement of material fact or that is otherwise false or misleading. Marketing materials may be considered deceptive or misleading when it could reasonably be argued that no single statement of material fact is incorrect, but the statement in its entirety — with all the facts combined — is improper. In considering whether marketing materials are misleading, the following factors should be considered:

•                  The presence or absence of any necessary explanations and/or disclosures.

•                  The general economic or financial conditions affecting any assumptions in the materials.

•                  Representations of future gains, income or expenses

•                  Portrayals of past performance that imply past results may be repeated in the future, or that cannot be justified under the circumstances.

•                  Investment benefits discussion without giving equal prominence to the risks or limitations associated therewith.

•                  Exaggerated or unsubstantiated claims.

•                  The overall context in which the advertisement is made.

•                  The audience to which the advertisement is directed.

•                  The overall clarity of the advertisement.

•                  The use of footnotes in the advertisement.

Material that is solely for distribution internally to RHJ and its affiliates must contain the reference “Internal Use Only — Not to be Distributed to the Public” and may not be provided to persons who are not RHJ employees.

Performance in General

The Advisers Act does not set out specific requirements related to performance advertising; however, over the years, the SEC has issued no-action relief to investment advisers seeking to market performance information in advertisements. No-action letters that may be applicable to RHJ’s advertising materials are briefly outlined below (this list in not meant to be inclusive of all relevant no-action letters):

•                  Clover Capital Management (pub. avail. October 28, 1986) discusses proper disclosure and the use of model and actual performance results. It is the primary standard regarding advertising and provides applicable, detailed guidance.

•                  Investment Company Institute (#1) (pub. avail. July 24, 1987) acknowledges an adviser’s ability to present performance figures on a “gross of fees” basis without reflecting custodian fees paid to a bank or other organization tasked with safekeeping client assets.

•                  Investment Company Institute (#2) (pub. avail. September 23, 1988) acknowledges the use of “gross” performance on certain one-on-one presentations as proper, provided certain disclosures are made (see One-on-One Presentations below for further details).

•                  Great Lakes Advisors, Inc. (pub. avail. April 3, 1992) discusses proper use of performance results from a prior place of employment.

•                  J.P. Morgan Investment Management, Inc. (pub. avail. May 7, 1996) acknowledges an adviser’s ability to present performance reflecting the deduction of the highest advisory fee charged to any account employing the respective strategy during the respective performance period.

•                  Association for Investment Management and Research (pub. avail. December 18, 1996) acknowledges an adviser’s ability to present performance calculated on a gross-of-fees basis, provided that the same is presented reflecting the net-of-fees calculation.

•                  Investment Counsel Association of America, Inc. (pub. avail. March 1, 2004) discusses an adviser’s ability to furnish information about past specific recommendations to consultants, provided that the request was unsolicited; the same may be furnished to existing clients, provided that the requesting client has recently held or holds the security in the adviser-managed portfolio and the purpose of the communication was not to solicit advisory services that fall outside of the agreement between the advisor and its client.

•                  TCW Group (pub. avail. November 7, 2008) acknowledges an adviser’s ability to include in marketing materials, a strategy’s positions that significantly contributed positive and negative performance throughout a certain period, subject to certain conditions set forth in the letter such as discussing an equal number of positive and negative performance results.

RHJ shall follow the criteria outlined in the above no-action letters, where applicable.

Current Performance Data

All performance information included in advertising materials must be as current as is reasonably practicable. “Current” shall mean, at a minimum, quarterly; thus, for example, RHJ may not distribute an advertisement unless it includes performance data for the most recent applicable calendar quarter. In addition, all performance information must adhere to the Global Investment Performance Standards (“GIPS”) issued by the CFA Institute.

Hypothetical/Back-Tested Performance

No hypothetical/back-tested performance information may be used unless specific procedures are followed and the appropriate disclosures are included in the respective presentation.

Past Performance Information

As discussed in Clover Capital Management, performance presentations are prohibited if the presentation:

•                  fails to disclose the effect of material market or economic conditions on the results portrayed (e.g., an advertisement stating that a client’s account appreciated 25% without disclosing that the market generally appreciated 40% during the same period);

•                  includes model or actual results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client could have paid or actually paid (with certain exceptions as it relates to advertisements provided on a one-on-one basis, all performance must be presented net of fees, or both net and gross of fees with equal prominence);

•                  fails to disclose whether and to what extent the results portrayed reflect the reinvestment of dividends and other earnings;

•                  suggests or makes claims about the potential for profit without also disclosing the possibility of loss;

•                  compares model or actual results to an index without disclosing all material facts relevant to the comparison (e.g., an advertisement that compares model results to an index without disclosing that the volatility of the index is materially different from that of the model portfolio); and/or

•                  fails to disclose any material conditions, objectives or investment strategies used to obtain the stated results (e.g., the model portfolio contains equity stocks managed with a view towards capital appreciation).

Actual Results Only

Where applicable, performance presentations are prohibited if the presentation fails to prominently disclose: that the results are unique to a certain group of the adviser’s clients; and the basis on which the selection was made as well as any material effect on the results from implementing the selection reasoning.

One-on-One Presentations (Investment Company Institute)

As discussed in Investment Company Institute #1 and #2, advertisements referencing solely gross performance numbers may only be used in one-on-one presentations if and only if accompanied by written disclosures stating:

•                  the performance figures do not reflect the deduction of investment advisory fees;

•                  the client’s return will be reduced by the advisory fees and any other expenses it may incur in the management of its investment advisory account;

•                  the investment advisory fees are described in Part 2 of the adviser’s Form ADV; and

•                  a representative example showing the effect an advisory fee compounded over a period of years could have on the total value of a client’s portfolio.

In addition, RHJ must include all other applicable disclosures discussed in the Clover Capital Management no-action letter.

Quantitative and/or Qualitative Back-Up

Past performance reporting must be accurate and substantiated. No performance may be used if the respective backup is not available to or maintained by RHJ.

Superfluous Statements

RHJ shall adopt a balanced approach to marketing its advisory service; as such, marketing materials must neither: include superfluous words or statements intended to cause an investor to believe he/she could not obtain comparable advisory services elsewhere; nor contain exaggerated or unsubstantiated claims.

RHJ may neither represent nor imply that neither the SEC nor any regulatory authority/organization has sponsored, recommended, or approved RHJ’s abilities or qualifications.

Reference to “RIA” or “Investment Counsel”

Employees may not reference “RIA” or “Investment Counsel” on business cards or on any materials that describe Employees’ qualifications.

Use of Website

All material on RHJ’s website is considered an advertisement; therefore, the website must adhere to the requirements and procedures outlined herein. In addition, the information on the website must be , and all changes/amendments to the information must be maintained in accordance with the firm’s required books and records rules regarding marketing materials and advertisements.

Procedures

All RHJ marketing materials, including those which pertain to RHJ’s mutual funds, must be submitted to the CCO for approval prior to dissemination. Please note, this includes marketing or advertising on RHJ’s website and materials sent to more than one person via email.

The CCO may elect to forward all non-mutual fund marketing communications to outside counsel or a consultant for review. All forwarded mutual fund communications will be provided to the affiliated funds’ CCO for review and approval, and possible filing with FINRA. Once final approval is granted, RHJ’s CCO will inform the respective individual of the approval and any applicable limits/restrictions.

Already approved language/data does not require re-approval upon each distribution of identical language/data; however, any material modifications to the existing language/data (i.e., performance figures) shall be reviewed by the CCO.

RHJ’s marketing department shall retain copies of all marketing materials related to RHJ’s services and affiliated mutual funds; the CCO shall conduct an annual review of such materials to ensure compliance with GIPS standards and with applicable SEC or other regulatory rules, regulations or no-action positions.

RHJ’s marketing department shall maintain a log that lists all marketing materials; the log shall be stored and maintained in accordance with the CCO’s instructions.

Employees must receive prior approval from the CCO before: partaking in any media presentation or interview (please refer to RHJ’s media communications policy); submitting anything to a proposed magazine article or other publication; or participating in a seminar or related event, to include pre-approval of speeches, written materials, presentation slides or any other such presentation materials. Refer to Schwab Compliance Technologies for appropriate clearance procedures.

The CCO is responsible for ensuring the firm’s approved marketing materials and advertisements remain current and that any stale information is pulled from public use where possible. If the CCO is unavailable, RHJ’s President shall be responsible.

Books and Records

RHJ shall maintain copies of all marketing materials in accordance with its recordkeeping requirements; such materials include, but are not limited to:

•                       Brochures

•                       Newsletters

•                  Websites

•                  Article reprints

•                  Press related marketing materials

•                  Letters to current or prospective clients

•                  Responses to RFP’s

•                  Quarterly and annual data provided to consultants

•                  Consultant questionnaires

•                  Presentations developed for seminars or client meetings

•                  Transcripts of newspaper interviews

•                  Transcripts or tapes of television appearances

•                  E-mails

•                  RHJ shall maintain a log to whom the Form ADV is sent

Responsibility

The CCO and President shall be responsible for monitoring proper execution of marketing-related matters.

CLIENT COMMUNICATIONS POLICY

Amended: June 2017

In General

The Client Communications Policy sets forth the procedures to be followed regarding written communications to and inquiries received by current clients of RHJ.

Written Communications to Client

Examples of written communications include, but are not limited to: management fee statements, quarterly and annual update letters and financial statements, capital call and distribution statements, capital account statements, other firm, or partnership related correspondences.

RHJ’s current practice regarding written communications to clients is to provide clients with copies of their respective account statements and/or quarterly/annual update letter/report. The responsibilities across the different departments are as follows:

•                  Quarterly letter/annual report — Portfolio Managers & Marketing

•                  Account statements —Operations

Procedures

Quarterly Letter/Annual Report

Marketing works directly with Portfolio Management to draft the quarterly update letter for each investment strategy offered by RHJ. Upon completion of a working draft of each letter, the letter is circulated to the Marketing Department to verify the accuracy of all financial and performance related disclosures. The Operations Department is responsible for maintaining any supporting performance calculations for these disclosures. The letters are then circulated to the CCO for final review and approval.

Account Statements

Operations is responsible for the production of account statements on a monthly or quarterly basis at the discretion of each client. All account statements are initially reviewed by the Operations Manager or designee for accuracy and completeness and inclusion of all required disclosures.

The mailing of these written communications is coordinated by Operations. Operations may maintain electronic copies of all communications mailed out to clients.

Client Inquiries Received

Numerous client inquiries are received and can be related to a wide array of topics, however the majority generally fall into one of the three following categories;

•                       Requests for detailed product information

•                       Requests for additional copies of statements/bills

•                       Performance inquiries

These inquires are made via telephone, e-mail and regular mail and are received across the various departments.

Procedures

Requests for detailed Product information

Generally, these requests are received directly by the Marketing Department, many of which are on a recurring basis. Generally, responses back to clients will be made by the Portfolio Manager for the account, or an associate in the Marketing Department. Questions or Requests for Proposals (“RFPs”) by a potential client will be answered by Marketing.

Requests for additional statement copies

Generally, these requests are received directly by the Operations Manager and are simple requests. Copies are faxed, e-mailed, or mailed based upon the client’s preference.

Performance Inquires

Generally performance inquires are primarily received directly by the Marketing Department. All of these individuals are fully knowledgeable about each of the funds and their particular accounts and are authorized to provide the client with an overview of the performance. In the event a performance inquiry is received by someone other than those noted above, all employees are instructed to forward those inquires to Marketing.

All Other Inquires

All other inquires that do not fall into one of the three categories noted above are to be forwarded to either Marketing or Portfolio Management based upon the nature of the inquiry. Inquiries of a financial nature should be forwarded to either the Chief Financial Officer or President.

Responsibilities

Any questions regarding the compliance of this policy should be directed to the President and/or CCO.

MEDIA COMMUNICATIONS POLICY

Amended: June 2017

In General

The press or other media source may interview investment adviser personnel regarding the investment adviser’s activities or to provide commentary on the securities markets. All such communications are subject to the anti-fraud provisions of the Advisers Act, as are all adviser communications. Specifically, Section 206 states, “it shall be unlawful for any investment adviser [to use any means of communication], directly or indirectly— (1) to employ any device, scheme, or artifice to defraud any client or prospective client; (2) to engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client”; thus, investment advisers have an obligation to ensure all communications with clients, prospective clients and all other respective parties are truthful, accurate, balanced and not misleading.

Policy

Employees must exercise due caution in media communications; accordingly all RHJ personnel are required to adhere to the following policies when communicating with the media:

Exercise Due Caution and Proper Judgment

Do not make any statement that: is untrue; intentionally omits a significant fact; is defamatory; or is libelous. When stating an opinion via a presentation, interview or other similar communication, preface the statement with the fact that the opinion is your opinion (or the respective employee’s opinion) and it may not reflect the views of RHJ.

Do Not Offer Promissory Projections

Do not make statements that promise or imply performance is guaranteed; further, do not promise specific results or make exaggerated or unwarranted claims.

All projections or forecasts shall refer only to general market trends and/or to how such market trends may generally impact client accounts.

Do Not Provide Material, Non-Public/Insider Information

Do not disclose material, non-public/insider information such as issuers or intended trading activity.

Procedures

All Employees must obtain pre-approval from the CCO before participating in any media communication; Ms. Thao Buuhoan, President/COO and Mr. Tom McDowell, CEO, are the sole individuals excluded from the pre-approval requirement.

All interview requests, whether approved or not, shall be disclosed using the Media Interview Information Form available in Schwab Compliance Technologies. Note that the following information must be submitted:

•	Interview request date;	•	Type of media (television, print, etc.);
•	Involved RHJ personnel;	•	Proposed interview topic;
•	Proposed interview date;	•	Whether the request was approved or denied; and
•	Name and organization of interviewer;	•	If denied, reason for such denial.
•	Interviewer contact;

In addition to the requirements set forth in the above Policy section, Employees must adhere to the following standards when executing any media communications:

•                  Do not, directly or indirectly, offer false or misleading statements.

•                  Communications must be truthful and made in good faith.

•                  Misleading, exaggerated, or inflammatory material is forbidden.

•                  Statements that promise specific results, make exaggerated or unwarranted claims or contain opinions or forecasts for which no reasonable basis exists are forbidden.

•                  Discussions of potential investment returns must also discuss the associated risks and drawbacks, including the possibility of loss of principal.

•                  Comparisons must clearly indicate the purpose of the comparison, must be fair and balanced and, where applicable, must reference any material differences.

•                  False or misleading statements to induce the purchase or sale of securities are prohibited.

•                  Do not make unrealistic claims of performance, service or quality, such as “value-added” service claims.

•                  Avoid superlatives where doing so may be promissory or misleading (i.e., best, worst, most, least, highest, lowest, maximize or minimize).

•                  Consider the recipient’s level of sophistication.

If a specific issuer is referenced in any such communication, the respective employee must also disclose — either during the interview or upon completion thereof, provided that the employee knows or has reason to know of such information at the time of the communication — the following information:

•                  Whether RHJ or the respective employee has a financial interest in the issuer’s securities, to include the nature of the financial interest (i.e., any option, right, warrant, future, long position, short position, etc.);

•                  Any material conflict of interest between the issuer and RHJ, its affiliates and/or the respective employee.

•                  Any discussed price targets must have a reasonable basis and must be accompanied by a disclosure concerning the risks that may impede achievement of the price target.

•                  Any Employee or any member of any Employee’s household who serves as officer, director or advisory board member of the issuer.

•                  Whether the issuer or an affiliate of the issuer is a client of RHJ or its affiliates.

The Employee shall request a copy of the respective media communication in the appropriate medium such as print, transcripts of an interview or a digital recording of an interview. The copy shall be permanently stored with RHJ in a manner consistent with RHJ’s internal policies and with regulatory requirements.

The CCO shall review all items related to the media communication and the dissemination thereof. Any violation related to the media communication will be investigated and documented; such documentation shall be maintained in accordance with RHJ’s recordkeeping requirements and with regulatory requirements. The CCO will implement appropriate disciplinary action where necessary. Any questions with respect to these policies and procedures shall be directed to the CCO.

USE OF PRESS RELEASE AND MEDIA REPORTS

Amended: June 2017

In General

All RHJ-drafted press releases shall be deemed advertisements upon distribution to the media. As it relates to the policies stated herein, the only instance a media report — specifically any article reprint — may be deemed an advertisement is when RHJ is the distributor.

Policy

Rule 206(4)-l(b) under the Advisers Act states that the term “advertisement” includes:

“any notice, circular, letter or other written communication addressed to more than one person, or any notice or other announcement in any publication or by radio or television, which offers (1) any analysis, report, or publication concerning securities, or which is to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (2) any graph, chart, formula, or other device to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (3) any other investment advisory service with regard to securities.”

RHJ is prohibited from publishing, circulating or distributing any advertisement that contains any untrue statement of material fact or that is otherwise false or misleading. Marketing materials that are deceptive and misleading in overall effect, when it could be argued that no single statement of a material fact is incorrect, are also prohibited. In considering whether marketing materials are misleading, the following factors shall be considered:

•                       The presence or absence of any explanations and disclosures necessary to make the materials not misleading;

•                       The general economic or financial conditions affecting any assumptions in the materials;

•                       Any representations of future gains, income or expenses;

•                       Any portrayals of past performance that imply past results may be repeated in the future, or cannot be justified under the circumstances;

•                       Any discussion of investment benefits without giving equal prominence to the risks or limitations associated therewith; and

•                       Any exaggerated or unsubstantiated claims.

Other factors that should be considered include the overall context in which the advertisement is made; the audience to which the advertisement is directed; the overall clarity of the advertisement; and the use of footnotes in the advertisement.

Press Release Defined

A press release is an RHJ-prepared public-relations statement about RHJ, and issued with the intent to have all or portions of the statement reprinted by a bona-fide media outlet (any non-RHJ affiliated media outlet is a bona-fide media outlet); such releases are governed by the Advisers Act.

Article Reprint Defined

An “article reprint” is any story or discussion in a bona-fide media source (any non-RHJ affiliated media source is a bona-fide media source) that is about RHJ or its affiliates, and is copied then distributed by RHJ. If RHJ would like to reprint or alter an article, RHJ must receive permission from the respective publisher.

Such distributed reprints are generally governed by the advertising rules under the Advisers Act. Noteworthy, however, is the no action relief granted to Kurtz Capital Management (pub. avail. January 18,

1988) (“Kurtz”). In Kurtz, the SEC took the position that an unbiased third-party discussion generally does not fall within the regulations set forth in Rule 206(4)-l(a)(1-2), subject to certain factors. One such factor is whether or not the unbiased third party discussion of RHJ’s performance includes a statement from a client citing its experience with or endorsement of RHJ; should such a statement be included, the article would be a testimonial for the purposes of Rule 206(4)-l(a)(1). Another factor considers reference to past specific recommendations and whether such recommendations “happen” to be included in the article; should the past specific recommendations “happen” to be included (i.e., in a manner not directly influenced by RHJ), the recommendations would not be subject to 206(4)-l(a)(2). The caveat to both exceptions is the catch-all provision afforded by 206(4)-l(a)(5), which states that any such published information must not be deceptive or misleading.

Procedures

Press Releases

All press releases must be approved by the Chief Compliance Officer, prior to distribution. All press releases submitted to the CCO, whether approved or denied, shall be disclosed using the Press Release Request Form in Schwab Compliance Technologies. The following information must be submitted:

•	Date of press release creation;	•	Intended distribution (media outlets);
•	Applicable RHJ personnel;	•	Indication of approval/denial by the CCO; and
•	Summary of relevant points;	•	If denial, reason for such denial.

In addition to the requirements stated in the Advisers Act, RHJ further delineates requirements related to press releases that include RHJ’s historical performance. In such releases, performance must be shown either: net of all applicable fees and expenses; or gross and net of fees, as long as gross and net is shown with equal prominence. Relevant disclosure, as discussed in the Clover no-action letter (see Marketing Policy for more information), shall be included.

Both RHJ and the Employee who authored the press release, shall make reasonable efforts to obtain copies of the authored articles, speeches, etc. subsequently circulated by the bona fide media outlets. The CCO shall review all copies to determine if the release was executed in accordance with RHJ’s policies and procedures. Violations shall be thoroughly investigated, documented, and stored in accordance with both regulatory and internally-mandated recordkeeping requirements. As necessary, appropriate disciplinary action shall be implemented.

Article Reprints

All article reprints must be approved by the Chief Compliance Officer, prior to distribution. All article reprints submitted to the CCO, whether approved or denied by the CCO, shall be disclosed using the Article Reprint Request Form in Schwab Compliance Technologies. The following information must be submitted:

•	Date of the original article;	•	Intended distribution (clients, prospects, investors, etc.);
•	Date of creation of the article reprint;	•	Indication of approval/denial by the CCO; and
•	The name of the source and author of the article.	•	If denial, reason for such denial.
•	RHJ Employee responsible for creation of the article reprint;

The original article date must be appear on all distributed article reprints. Information included in an article reprint must be confirmed as accurate as of the intended distribution date; should the article require revisions, modifications or other clarifying language, a disclosure referencing the same must be included. For example, the nature of a reprint implies potentially stale information; accordingly, any performance data will likely require an update referencing the proper quarter; such updated information shall be properly identified and disclosed.

Further, if an article lists performance results or an investment strategy that is not applicable at the time of distribution, proper disclosure referencing the same must be included. For example, if an article reprint discusses performance achieved using IPO shares that are no longer available, the article reprint must contain disclosure stating that a percentage of the referenced returns was attributable to the IPO investments; therefore, in this hypothetical the disclosure must indicate that — because IPO shares are not available at the quantities previously available — similar performance is neither guaranteed nor anticipated.

Article excerpts may be distributed, provided the distributed language is not misleading when removed from the context of the entire article; if additional information is required for clarification, a disclosure must be included.

Copies of all article reprints (or excerpts of article reprints), both an original reprint and a revised reprint with any applicable updates or disclosures, shall be stored in accordance with both regulatory and internally-mandated recordkeeping requirements.

SOLICITORS

Amended: June 2017

In General

Rule 206(4)-3 under the Advisers Act allows registered investment advisers to pay a cash fee to a solicitor (both internal and unaffiliated) for referring clients, only if pursuant to a written agreement. A required stipulation is that the solicitor must provide a separate written disclosure document, in addition to the adviser’s disclosure document, to prospective clients at the time of the solicitation. The Rule also requires that the investment adviser make a bona fide effort to determine whether the solicitor has complied with the agreement, and have a reasonable basis for believing the solicitor has complied with the Rule.

Policy

RHJ may use various solicitors to obtain new clients and therefore will comply with the necessary requirements under the solicitation rule. Any solicitors use to obtain public government accounts must be registered with the SEC.

Procedures

RHJ will only pay a cash fee, directly or indirectly, to a solicitor pursuant to a written agreement. RHJ is strictly prohibited from making any indirect payments to marketing intermediaries such as pension consultants for the referral of clients to RHJ. Such payments would include, but are not limited to, direct payments for products/services offered by consultants or utilizing the consultant’s affiliated broker/dealer for securities transactions.

1.   The written agreement between RHJ and the solicitor shall require the following conditions:

•                  Must describe the solicitation activities to be engaged in by the solicitor on behalf of RHJ and the compensation to be received;

•                  Must contain an undertaking by the solicitor to perform his or her duties under the agreement in a manner consistent with RHJ’s instructions and the provisions of the Advisers Act and the Rules thereunder; and

•                  Requires the solicitor to, at the time of any solicitation activities, provide the client with a current copy of RHJ’s Part 2 of Form ADV and a separate written disclosure document (provided that the solicitor is not an Employee, or otherwise affiliated with RHJ).

2. The unaffiliated solicitor’s separate written disclosure document shall contain the following information:

•                  The name of the solicitor;

•                  The name of RHJ;

•                  The nature of the relationship, including any affiliation, between the solicitor and RHJ;

•                  The terms of such compensation arrangement, including a description of the compensation paid or to be paid to the solicitor;

•                  The amount, if any, the client will be charged in addition to the advisory fee: and

•                  The document shall serve as the signed and dated acknowledgment of receipt by the prospective client.

The SEC staff has, by no-action letter, permitted investment advisers (in lieu of their solicitors) to deliver copies of the investment advisers’ Form ADV and the solicitors’ separate written disclosure statements to prospective clients and, in the case of mass mailings and advertisements, to make such deliveries only when such prospective clients express interest in the investment advisers’ services (as opposed to at the time of solicitation). See, e.g., AMA Investment Advisers, Inc. (available October 28, 1993); Moneta Group Investment Advisors, Inc. (available October 12, 1993) (cash solicitation arrangement with professional associations and credit unions); E. F. Hutton & Company, Inc. (available September 27, 1987). The SEC has also permitted the investment advisers’ Form ADV (or substitute brochure) to be delivered within one business day of the referral when, in the interest of administrative efficiency, copies of the Form ADVs were maintained at a central office (as opposed to a branch office). See Charles Schwab & Co., Inc. (available April 29, 1998). The SEC has said that the solicitor’s separate written disclosure statements can be delivered (and the required signed and dated client acknowledgment of receipt obtained) electronically consistent with the guidelines presented in the SEC’s May 1996 release on the use of electronic media. See Securities Act Release No. 7288 (May 9, 1996).

3.              Any solicitor acting on behalf of RHJ shall not be a person subject to the disciplinary actions stated in Rule 206(4)-3(A)(1)(ii) under the Advisers Act.

4.              RHJ shall maintain originals and/or copies of all solicitor documents in the respective client file(s).

5.              RHJ shall require solicitors to complete the Solicitors Verification Letter included as Attachment A on an annual basis.

Responsibility

The President oversees RHJ’s solicitation arrangements, including the establishment of new relationships. The President shall determine the eligibility of the solicitor(s), and will ensure that each solicitor complies with the terms of the written agreement with RHJ.

Attachment A - Solicitors

Solicitors Verification Letter

[DATE]

NAME OF SOLICITOR
ADDRESS
CITY, STATE ZIP

Dear <SOLICITOR>:

In accordance with our obligation to comply with the provisions of Rule 206(4)-3 under the Investment Advisers Act of 1940 (“Advisers Act”), more commonly referred to as the “cash solicitation rule,” Rice Hall James & Associates, LLC (“RHJ”) must ensure that its unaffiliated solicitors provide the requisite disclosure documents to prospective clients of RHJ. Specifically, subparagraph (a)(2)(iii)(C) of the rule requires an adviser to make a bona fide effort to ascertain whether the solicitor has complied with the written agreement that governs the arrangement and have a reasonable basis for believing that the solicitor has so complied.

Since RHJ and <SOLICITOR> have executed an agreement to compensate <SOLICITOR> for the referral of advisory clients to RHJ, RHJ respectfully requests confirmation from <SOLICITOR> that it has provided and continues to provide all prospective clients of RHJ, at the time of any solicitation activities: 1) a current copy of Part 2 of RHJ’s Form ADV, and 2) the separate written disclosure document required by subparagraph (b) under Rule 206(4)-3. By signing below, you acknowledge and certify that, to the best of your knowledge, you have complied with the disclosure requirements noted above.

Additionally, by signing below, <SOLICITOR> certifies that it continues to comply with the following representations which were made in the original solicitation agreement with RHJ:

1.              <SOLICITOR> is not a person, as defined by Section 202(a)(16) of the Advisers Act, (a) subject to a Commission order issued under Section 203(f) of the Advisers Act, or (b) convicted within the previous ten years of any felony or misdemeanor involving conduct described in Section 203(e)(2)(A)-(D) of the Advisers Act, or (c) has been found by the Commission to have engaged, or has been convicted of engaging, in any of the conduct specified in paragraphs (1), (5) or (6) of Section 203(e) of the Advisers Act, or (d) is subject to an order, judgment or decree described in Section 203(e)(4) of the Advisers Act (collectively referred to as “Rule 206(4)-3 Disqualifying Orders”);

2.              If <SOLICITOR> has been sanctioned by the Commission and is subject to a one or more Rule 206(4)-3 Disqualifying Orders, RHJ may still be permitted to compensate <SOLICITOR> in compliance with Rule 206(4)-3. In the Division of Investment Management’s no-action letter to Dougherty & Company LLC (March 21, 2003), the staff indicated that an adviser may pay a solicitor cash solicitation fees when the Commission has sanctioned the solicitor but has not barred or suspended the solicitor from acting in any capacity under the federal securities laws. Thus, in order to comply with the provisions outlined in Dougherty, by signing below, <SOLICITOR> acknowledges and confirms that if it is subject to a Rule 206(4)-3 Disqualifying Order, to the best of its knowledge: (1) the cash solicitation arrangement continues to be conducted in compliance with the terms of Rule 206(4)-3 except for RHJ’s payment of cash solicitation fees to <SOLICITOR> subject to a Rule 206(4)-3 Disqualifying Order; (2) no Rule 206(4)-3 Disqualifying Order bars or suspends <SOLICITOR> from acting in any capacity under the federal securities laws; (3) <SOLICITOR> has complied with the terms of each Rule 206(4)-3 Disqualifying Order, including, but not limited to, the payment of disgorgement, pre-judgment interest, civil or administrative penalties and fines; and (4) for a period of ten years following the date of each Rule 206(4)-3 Disqualifying Order, <SOLICITOR> shall disclose the order to each person whom <SOLICITOR> solicits in the separate written disclosure document required to be delivered to such person under Rule 206(4)-3(a)(2)(iii)(A) or, if <SOLICITOR> is a person specified in Rule 206(4)-3(a)(2)(i) or (ii), <SOLICITOR> shall disclose the order to each person whom <SOLICITOR> solicits by providing the person at the time of the solicitation with a separate written disclosure document that discusses the terms of the order.

3.              <SOLICITOR> has obtained any SEC and/or state registrations that may be appropriate or required in connection with the solicitation services provided under the solicitation agreement with RHJ or has been advised by counsel that it is exempt or excluded from registration;

4.              <SOLICITOR> does not provide investment advisory services on behalf of RHJ in any manner to solicited clients;

5.              With respect to any prospective or solicited client that is a retirement plan subject to ERISA or a tax qualified retirement plan or IRA under the Internal Revenue Code, <SOLICITOR>, and any of its officers, directors, Employees, agents or affiliates, are not a fiduciary, trustee or administrator for any such plan; and

6.              With respect to any prospective or solicited client that is a state, municipality, or other political entity, agency or subdivision, <SOLICITOR>, and any of its officers, directors, Employees, agents or affiliates, are not associated in any way with such entity or have been elected official, Employee or person providing professional services to such entity within the last two years.

RHJ acknowledges that the information it receives from <SOLICITOR> will be kept confidential and will not be disclosed to anyone, except as required by law. Please complete the enclosed acknowledgement and return it to the above noted address at your earliest convenience. If you have any questions with respect to this request, please call me at (619) 239-9005. Thank you for your attention to this matter.

Regards,

Ms. Thao Buuhoan, President
Rice Hall James & Associates, LLC

ACKNOWLEDGED AND CERTIFIED BY:

By:
(Print Name)

Signature:

Date:

MAINTENANCE OF BOOKS AND RECORDS

Amended: June 2017

In General

Rule 204-2 under the Advisers Act requires investment advisers to maintain certain books and records as listed in Attachment A. In addition, RHJ is required, by written agreement, to maintain certain books and records on behalf of the affiliated mutual funds (“Mutual Fund Records”), as listed on Attachment B.

Policy

All books and records required by Rule 204-2 will be maintained for a period of not less than five years from the end of the fiscal year during which the record was last altered, the first two years in RHJ’s office, unless otherwise noted on Attachment A. The Mutual Fund Records will be maintained for a period of six years from the end of the fiscal year during which the record was last altered, the first two years in RHJ’s office, unless otherwise noted on Attachment B.

Procedures

Maintenance of Required Records

RHJ will maintain the records required by Rule 204-2 under the Advisers Act. These records include, but are not limited to the following: trade tickets, financial statements, bank statements, bills and invoices, contracts and written communications with clients. The records will be maintained by various individuals/departments as reflected on Attachment A and maintained in RHJ’s office as well as a third party storage facility.

RHJ also will maintain the Mutual Fund Records, as required by Rule 31a-1 of the Investment Company Act of 1940 and outlined in Attachment B.

Record Retention Policy

RHJ will maintain its books and records required by Rule 204-2 in an easily accessible place for a period of not less than five years from the end of the fiscal year during which the record was last altered, the first two years in RHJ’s office, unless otherwise noted in Attachment A. RHJ will maintain the Mutual Fund Records for no less than six years from the end of the fiscal year during which the record was last altered, the first two years in RHJ’s office, unless otherwise noted in Attachment B.

Employees may need to remove original documents from RHJ; in such instances, such employees must inform the CCO. The CCO will maintain documentation that lists all original documents removed from RHJ. All notices informing the CCO of returned documents shall additionally be maintained.

Corporate Records

RHJ’s, and any predecessor’s, partnership articles, articles of incorporation, charters, minute books and stock certificate books shall be maintained in RHJ’s principal office and preserved until at least three years after termination of RHJ or its predecessor.

Maintaining Records Electronically

RHJ may elect to maintain and preserve certain books and records electronically on a computer storage medium in accordance with the conditions set forth below. The records must be:

•                  Arranged to allow immediate access to any particular record;

•                  Arranged to enable RHJ to enlarge, print, or copy the information at the SEC’s request;

•                  Duplicated with the copy stored in the proper computer storage medium for the requisite time period; and

•                  Stored to ensure proper maintenance, preservation, and access to records so as to reasonably safeguard records from loss, alteration, or destruction.

RHJ shall maintain certain books and records electronically and in accordance with the Advisers Act.

Responsibilities

All RHJ Employees must be familiar with the record-keeping requirements listed on Attachment A and Attachment B. Such familiarity will ensure the effectiveness of RHJ’s books and record-keeping system. All questions regarding an Employee’s responsibility under this policy should be directed to the CCO.

Attachment A: Maintenance of Books and Records under Rule 204-2 of the Advisers Act

Respective Document	Required Retention Length	Regulatory Authority	Responsible Department/ Location
Corporate Documents
1 Partnership operating agreement, and any amendments	Termination plus 3 years on-site	Rule 204-2(e)(2)	Finance/CFO Office
2 Certificate of formation and articles of incorporation, if applicable	Termination plus 3 years on-site	Rule 204-2(e)(2)	Finance/CFO Office
3 By-laws	Termination plus 3 years on-site	Rule 204-2(e)(2)	Finance/CFO Office
4 Charters	Termination plus 3 years on-site	Rule 204-2(e)(2)	Finance/CFO Office
5 Minute books	Termination plus 3 years on-site	Rule 204-2(e)(2)	Finance/CFO Office
6 Stock certificate books	Termination plus 3 years on-site	Rule 204-2(e)(2)	N/A
7 Policies & Procedures pursuant to Section 206(4)-7(a)	5 years since last in effect on-site	Rule 204-2(a)(17)(i)	Compliance/CCO Office & J:/Compliance
8 Annual Review Report of Policies & Procedures or documents representing the annual review as required pursuant to Section 206(4)-7(b)	5 years, first 2 years on-site	Rule 204-2(a)(17)(ii)	Compliance/CCO Office & J:/Compliance
Accounting Records
1 Books of original entry, including cash receipts and disbursement records, and any other records of original entry forming the basis of entries in any ledger.	5 years, first 2 years on-site	Rule 204-2(a)(1)	Finance/CFO Office
2 General and auxiliary ledgers reflecting asset, liability, reserve, capital, income and expense accounts.	5 years, first 2 years on-site	Rule 204-2(a)(2)	Finance/CFO Office
3 Bank account information, including checkbooks, bank statements, canceled checks and cash reconciliations.	5 years, first 2 years on-site	Rule 204-2(a)(4)	Finance/CFO Office
4 Bills and statements, paid or unpaid, relating to the business of the adviser.	5 years, first 2 years on-site	Rule 204-2(a)(5)	Finance/CFO Office
5 Trial balances and financial statements (income statement and balance sheet).	5 years, first 2 years on-site	Rule 204-2(a)(6)	Finance/CFO Office
6 Internal audit working papers	5 years, first 2 years on-site	Rule 204-2 (a)(6)	Finance/CFO Office

Respective Document	Required Retention Length	Regulatory Authority	Responsible Department/ Location
Trading and Account Management Records

1                 Trade Tickets - A memorandum of: (i) each order given by the adviser for the purchase or sale of any security; (ii) any instruction received by the adviser concerning the purchase, sale, receipt, or delivery of a particular security and (iii) any modification or cancellation of any such order or instruction. Each memorandum must:

• Show the terms and conditions of the order, instruction, modification, or cancellation;
• Identify the person connected with the adviser who recommended the transaction to the client and the person who placed the order;
• Show the client account for which the transaction was entered, the date of entry, the bank, broker or dealer by or through whom the transaction was executed, any trade allocation information; and
• Indicate any orders entered pursuant to the exercise of discretionary power.

Note: The trade ticket must reflect the terms of the execution (i.e., shares price, broker commission, etc.). It should also document pre-trade allocation and any changes to the pre-trade allocation after trade execution.

	5 years, first 2 years on-site	Rule 204-2(a)(3)	Trading/Locked File Room on-site/Corodata

2                 Research Files - Documentation relating to securities or companies selected for investment, including the issuing company’s annual and quarterly reports, third-party research reports and news articles (if independently produced, a list should suffice), as well as any memoranda or analysis by the adviser’s personnel.

	5 years, first 2 years on-site	Generally, Rule 204-2(a)(7)	Admin/PM Offices, Locked File Room on-site/Corodata
3 Purchase and Sale Records — Records showing separately for each such client, securities purchased and sold and the date, amount and price of each such purchase or sale.	5 years, first 2 years on-site	Rule 204-2(c)(1)	Operations & J:/Operations/APX_St atement_Production

4                 Client Security Positions - For each security in which any client has a current position, information from which the adviser can promptly furnish the name of each such client and the current amount or interest of such client.

	5 years, first 2 years on-site	Rule 204-2(c)(2)	Operations/J:\Operati ons\APX_Statement_ Production
Proxy Voting Records — (if Adviser votes proxies on behalf of any one client)
1 Proxy Voting Policies & Procedures — Written policies and procedures designed to vote client proxies in the best interest of clients and include how to address material conflicts of interests.	7 years, first 2 years on-site	Rule 206(4)-6 and Rule 204-2(c)(2)(i)	Operations & J:/Glass Lewis
2 Proxy Statements Received — A copy of all proxy solicitations received regarding client securities for which the Adviser has exercising voting authority of the security. Satisfied through EDGAR	7 years, first 2 years on-site	Rule 204-2(c)(2)(ii)	Operations & J:/Glass Lewis
3 Record of Votes Cast — Record of votes cast on behalf of a client.	7 years, first 2 years on-site	Rule 204-2(c)(2)(iii)	Operations & J:/Glass Lewis
4 Documents on Material Decisions to Vote — Copy of any documentation that was material to making a decision on how to vote.	7 years, first 2 years on-site	Rule 204-2(c)(2)(iv)	Operations & J:/Glass Lewis
5 Record of Written Client Requests — Retain each written client request asking for information on how the Adviser voted.	7 years, first 2 years on-site	Rule 204-2(c)(2)(v)	Operations & J:/Glass Lewis

Respective Document	Required Retention Length	Regulatory Authority	Responsible Department/ Location
Proxy Voting Records Continued— (if Adviser votes proxies on behalf of any one client)
6 Record of Written Responses from Adviser — Copy of any written response from the Adviser in response to an oral or written client request asking how the Adviser voted client’s proxies.	7 years, first 2 years on-site	Rule 204-2(c)(2)(v)	Operations & J:/Glass Lewis
Client Relationship Records

1                 Form ADV — Part 2 (the “Brochure”) - A copy of Form ADV and each amendment or revision to the Form ADV given or sent to any client or prospective client as required by Rule 204-3, as well as a record of the date that each Form ADV, and each amendment or revision, was given or offered to be given to any client or prospective client who became an actual client (including the required annual notification to existing clients of availability of Form ADV).

	5 years, first 2 years on-site	Rule 204-2(a)(14)	Compliance/ CCO Office & J:/Marketing/ADV Tracking Sheet
2 Advisory and Other Contracts - An original or copy of each written agreement entered into by the adviser with any client.	5 years (after contract termination)	Rule 204-2(a)(10)	Operations/Locked File Room & J:/Marketing/Client Directory
3 Fee Schedules - A list of all fee schedules, if not part of the advisory contracts.	5 years (after contract termination)	Rule 204-2(a)(10)	Operations/Locked File Room & J:/ Marketing/Client Directory
4 Client Investment Objectives - A list of each client’s investment objectives, if not part of the advisory contracts,	5 years (after contract termination)	Rule 204-2(a)(l0) (generally)	Operations/Locked File Room & J:/ Marketing/Client Directory
5 Direct Brokerage and Soft Dollar Agreements - A copy of any client directed-brokerage agreements (if not part of the advisory agreements) and any soft dollar agreements with broker-dealers (if any).	5 years, first 2 years on-site	Rule 204-2(a)(l0) (generally)	Operations/Locked File Room & J:/ Marketing/Client Directory
6 Discretionary Account List - A list (or other record) or all accounts in which the adviser is vested with any discretionary power with respect to the funds, securities or transactions of any client.	5 years, first 2 years on-site	Rule 204-2(a)(8)	Operations/APX
7 Evidence of Investment Discretion - All powers of attorney and other evidence of the granting of discretionary authority by any client to the adviser, or copies thereof.	5 years, first 2 years on-site	Rule 204-2(a)(9)	Operations/Locked File Room & J:/ Marketing/Client Directory

Respective Document	Required Retention Length	Regulatory Authority	Responsible Department/ Location
Client Relationship Records Continued

8                 Written Material & Communications - Written materials received and sent by an adviser, including postal and electronic mail (“e-mail”) and instant messages. There are 3 classes of written materials, which are those related to:

(1)) recommendations and advice given or proposed;
(2)) receipt, disbursement or delivery of client funds and securities; and
(3) placing and executing orders to purchase or sell securities.

Examples of communications that would qualify to be kept under the above requirement include:

•                  e-mail or written documentation to any client about a proposed trade in their account;
•                  internal e-mail or written documentation from a firm’s portfolio manager to trader with regard to the execution of an order;
•                  e-mail or written documentation from firm’s compliance officer to portfolio manager regarding a complaint from a client on a particular holding or trade; a letter or e-mail sent by an adviser to a client’s custodian regarding the disbursement of the adviser’s management fee;
•                  an e-mail or a written complaint from a client or investor;
•                  a portfolio manager’s e-mail or written correspondence to a client on an update to a financial plan or asset allocation strategy;
•                  a research report that is sent from an analyst to his trading colleague;
•                  an instant message sent by adviser’s trader to one of the firm’s broker-dealers, and trade confirmations received by an adviser (whether in hard copy or electronic format).

Other communications include but are not limited to:

•                  Marketing materials, circulars and research reports
•                  Notices to custodians
•                  Periodic account statements sent to clients;
•                  Fee invoices
•                  Principal and agency transaction consents, if any

[Note regarding this number 8: (1) The adviser need not keep any unsolicited market letters and similar communications of general public distribution not prepared for or by the adviser; and (2) if the adviser sends advertisements offering any report, analysis, etc., to more than ten persons, the adviser need not keep a record of the names and addresses (except if distributed to persons named on a list, then the adviser must keep a copy of the advertisement and a memorandum describing the list and the source of the list)]

	5 years, first 2 years on-site; for marketing and similar materials, 5 years from time of last publication, first 2 years on-site	Generally, Rule 204-2(a)(7)

All Departments: email retained with Global Relay; hard copy files retained in locked file room & with Corodata. Fee Invoices: electronic copies saved to J:\Operations. Marketing Materials: hard copies stored in Client Service Associate’s office with electronic copies saved to J:/Marketing

9 Complaint File - A client correspondence or complaint file.	5 years, first 2 years on-site	Rule 204-2(a)(7), generally	Operations/ J:/Operations

Respective Document	Required Retention Length	Regulatory Authority	Responsible Department/ Location
Marketing and Performance Records

1                 Marketing Materials — A copy of each notice, circular, advertisement, newspaper article, investment letter, bulletin, or other communication that the adviser circulates or distributes to ten or more people.

	Entire period of track record, plus 5 years from year last published, first 2 years on-site	Rule 204-2(a)(11)	Marketing Material hard copies in Client Service Associate’s office and electronic copy on J:/MARKETING

2                 Supporting Memoranda — If the adviser recommends the purchase or sale of a security in its marketing materials without stating a reason for the recommendation, the adviser must maintain a memorandum indicating the reason for the recommendation.

	Entire period of track record, plus 5 years from year last published, first 2 years on-site	Rule 204-2(a)(l1)	N/A

3                 Performance Numbers — All documentation (i.e., account statements, calculation worksheets, etc.) that demonstrates, for the entire measuring period, the calculation of performance or rate of return used in any marketing materials circulated or distributed to ten or more people.

	Entire period of use, plus 5 years from year last published, first 2 years on-site	Rule 204-2(a)(16)	Operations/APX Database and J:/Operations
Personal Securities Transactions and Code of Ethics
1 Personal Securities Transaction Records.	5 years, first 2 years		Compliance/CCO Office/Corodata

1.              Obligation. The adviser must maintain a record (including e-mails) of every transaction in a security in which the adviser or any advisory representative has, or by reason of the transaction acquires, a direct or indirect beneficial interest.

2. Timing. Each transaction must be recorded within 30 days of the end of the calendar quarter in which the transaction occurred.

3.               Content. Each record must state the title and amount of each security involved; the date and nature of the transaction; the price at which it was effected; and the name of the broker, dealer or bank with or through whom it was effected.

4.               Broker-Supplied Information. Information supplied by an advisory representative’s broker, such as trade confirmations or account statements may satisfy this requirement, so long as certain conditions are satisfied.

2 Code of Ethics and Personal Securities Transactions Policy (Code).	5 years after the last date they were in effect. First 2 years on-site	Rule 204-2(a)(12)(i)	Compliance/CCO Office & J:\Compliance
1. Require prompt internal reporting of any violations of the code.
2. Require the adviser to provide each supervised person with a copy of the code of ethics and any amendments.
3. Require the adviser to review transactions and holdings reports.
4. A copy of the Code and any amendments made must be maintained.
3 Quarterly Transactions Reports — require quarterly reports of all personal securities transactions by access persons, which are due no later than 30 days after the close of the calendar quarter.	5 years, first 2 years on-site	Rule 204-2(a)(13)(i)	Compliance/CCO Office/Corodata and Electronically on Schwab Compliance Technologies

4                 Initial Holdings Report — complete report of each access person’s securities holdings, at the time the person becomes an access person. The holdings reports must be current as of a date not more than 45 days prior to the individual becoming an access person.

	5 years, first 2 years on-site	Rule 204-2(a)(13)(i)	Compliance/CCO Office/Corodata and Electronically on Schwab Compliance Technologies

Respective Document	Required Retention Length	Regulatory Authority	Responsible Department/ Location
Personal Securities Transactions and Code of Ethics Continued

5                 Annual Holdings Report — complete report of each access person’s securities holdings annually, after the time the person becomes an access person. The holdings reports must be current as of a date not more than 45 days prior to the individual becoming an access person.

	5 years, first 2 years on-site	Rule 204-2(a)(13)(i)	Compliance/CCO Office/Corodata and Electronically on Schwab Compliance Technologies
6 Pre-Approval Reasoning — records of decisions approving access persons’ acquisition of securities in IPOs and limited offerings.	5 years, first 2 years on-site	Rule 204-2(a)(13)(iii)	Compliance/CCO Office/Corodata and Electronically on Schwab Compliance Technologies
7 Violations Record — records of violations of the code and actions taken as a result of the violations.	5 years, first 2 years on-site	Rule 204-2(a)(12)(ii)	Compliance/CCO Office & J:/Compliance and Electronically on Schwab Compliance Technologies
8 Employee Acknowledgement Form - copies of their supervised persons’ written acknowledgment of receipt of the Code	5 years after the individual ceases to be a supervised person	Rule 204-2(a)(12)(iii)	Compliance/CCO Office/Corodata and Electronically on Schwab Compliance Technologies
9 List of Access Persons — List of Access Persons must include every person who was an access person at any time within the past five years	5 years, first 2 years on-site	Rule 204-2(a)(13)(ii)	Compliance/CCO Office & J:/Compliance

10 Political Contribution Records — List of Covered Associates The names, titles and business and residence addresses of all covered associates of the investment adviser	5 years, first 2 years on-site	Rule 204-2(a)(18)(i)(A)	Compliance/CCO Office & J:/Compliance

11          Political Contribution Records — Government Entity Clients

All government entities to which the firm provides or has provided investment advisory services, or which are or were investors in any covered investment pool to which the firm provides or has provided investment advisory services, as applicable, in the past five years, but not prior to September 13, 2010.

	5 years, first 2 years on-site	Rule 204-2(a)(18)(i)(B)	Compliance/CCO Office & J:/Compliance

12          Political Contribution Records — Contributions Made by RHJ and Covered Associates

All direct or indirect contributions made by the firm or any of its covered associates to an official of a government entity, or direct or indirect payments to a political party of a State or political subdivision thereof, or to a political action committee.

	5 years, first 2 years on-site	Rule 204- 2(a)(18)(i)(C)	Compliance/CCO Office & J:/Compliance and Electronically on Schwab Compliance Technologies

13          Political Contribution Records — List of Solicitors - The name and business address of each regulated person to whom the firm provides or agrees to provide, directly or indirectly, payment to solicit a government entity for investment advisory services on its behalf, in accordance with §275.206(4)—5(a)(2).

	5 years, first 2 years on-site	Rule 204- 2(a)(18)(i)(D)	Compliance/CCO Office & J:/Compliance

Respective Document	Required Retention Length	Regulatory Authority	Responsible Department/ Location
Internal Control Records
1 Written Policies and Procedures for the Prevention of Insider Trading, including any related memorandums.	Permanently	Section 204A	Compliance/CCO Office & J:/Compliance

2                 Annual Questionnaire. If the Adviser regularly circulates to all of its associated persons a questionnaire designed to elicit information as to whether any such person (i) would be disqualified from association with an adviser under applicable federal or state law, or (ii) would necessitate a “yes” answer to the regulatory and disciplinary questions in Item 11 of Part I of Form ADV.

	5 years, first 2 years on-site	Section 203(e)	Compliance/CCO Office & J:/Compliance

3                 Business Contracts - All written agreements (or copies) entered into by the adviser relating to the business of the adviser as such, including for example:
•      Contracts with pricing services and other service providers
•      Employment contracts
•      Rental agreements and property leases

	5 years. First 2 years on-site	Rule 204-2(a)(l0)	Finance/CFO Office
4 Compliance Manual - written policies and procedures reasonably designed to prevent violation of the Advisers Act by the adviser or any of its supervised persons.	5 years on-site	Rule 206(4)-7(a) and Rule 204- 2(a)(17)(i)	Compliance/CCO Office & J:/Compliance
5 Annual Audit - records documenting the annual review of policies and procedures.	5 years, first 2 years on-site	Rule 204-2(a)(17)(ii)	Compliance/CCO Office & J:/Compliance
SEC Filings and Correspondence
1 Form ADV, including all amendments.	Permanently	Rule 204-2(a)(14) for Part 2 of Form ADV	Compliance/CCO Office & J:\Compliance and J:\MARKETING\A DV Tracking Sheet
Cash Solicitation Records

1                 Solicitation Agreements - All written agreements including solicitation agreements under Rule 206(4)-3, entered into by the adviser with any client or otherwise relating to the business of the adviser.

	5 years, first 2 years on-site	Rule 204-2(a)(l0)	Operations/Locked file room & data server

2                 Solicitors’ Disclosure Documents and Acknowledgements - All written acknowledgments of receipt obtained from clients pursuant to Rule 206(4)-3(a)(2)(iii)(B) under the Advisers Act regarding solicitors’ disclosure statements delivered to clients by solicitors pursuant to Rule 206(4)-3 under the Advisers Act.

	5 years, first 2 years on-site	Rule 204-2(a)(15)	Operations/Locked file room & data server
Custody Records (If adviser maintains custody of client funds and/or securities)

1                 A record for each custody client’s account showing:
all purchases, sales, receipts and deliveries of securities (including certificate numbers) for such accounts and all other debits and credits to such accounts.

	5 years, first 2 years on-site	Rule 204-2(b)(1)	Operations/APX

2                 By each custody client, a record showing:
•      all purchases and sales,
•      receipts and deliveries of securities,
•      date of each purchase and sale,
•      price of each purchase and sale, and
•      all debits and credits.

	5 years, first 2 years on-site	Rule 204-2(b)(2)	Operations/APX

Respective Document	Required Retention Length	Regulatory Authority	Responsible Department/ Location
Custody Records Continued (If adviser maintains custody of client funds and/or securities)
3 Broker Trade Confirmations - Copies of confirmations of all transactions effected by or for the account of any custody client.	5 years, first 2 years on-site	Rule 204-2(b)(3)	Operations/Locked File Room & DTCC

4                 A record for each security in which any custody client has a position, with the record showing:
•      The names of each client having any interest in the security;
•      The amount or interest of each client; and
•      The location of the security

	5 years, first 2 years on-site	Rule 204-2(b)(4)	Operations/APX
5 A copy of any internal control report obtained or received pursuant to 206(4)—2(a)(6)(ii).	5 years, first 2 years on site	Rule 204-2(a)(17)(iii)	N/A
Retention Period

1                 Length of Retention - In general, records must be retained for five years from the end of the fiscal year last used. Thus, the total time of retention could amount to a period of almost six years from the date of last use depending on: (1) the exact date of last use; and (2) the adviser’s fiscal yearend.

Rule 204-2(e)

2                 Place of Retention - The records must be maintained on-site in an appropriate office of the adviser for the first two years and disclosed in Form ADV. For the following three years, the records may be stored off-site at an easily accessible location.

Rule 204-2(e)

3                 Computer Access - The SEC staff has suggested that records immediately available through a computer located at the adviser’s office may satisfy the requirement to maintain records at an appropriate office of the adviser.

See SEC no-action letters First Call Corp.(pub. avail. 9/6/95) and Disclosure Inc.(pub. avail. 6/22/96).

4                 Storage Methods - Records may be stored by microfiche, magnetic disk, tape or other computer storage medium, so long as the adviser maintains certain safeguards and ensures accessibility. Specifically, the records must be arranged and indexed so as to permit the immediate location of any particular records;
•      printouts of records or copies of the computer tape or disk must be made available to SEC examiners upon request;
•      a duplicate of the computer storage medium must be stored separately from the original; and
•      procedures for the maintenance and preservation of and access to records are implemented to safeguard the records from loss, alterations, or destruction.

Rule 204-2(g)

5                 Organization of Records - An adviser is permitted to maintain required books and records in a manner such that the identity of any client to whom the adviser renders investment supervisory services is indicated by numerical or alphabetical code or some similar designation.

Rule 204-2(d)

Attachment B: Maintenance of Mutual Fund Books and Records as required under Rule 31a-1 of the Investment Company Act of 1940.

Respective Document	Required Retention Length	Regulatory Authority	Responsible Department/ Location
Records Pertaining to Financial Statements

1                 Every registered investment company, and every underwriter, broker, dealer, or investment adviser which is a majority- owned subsidiary of such a company, shall maintain and keep current the accounts, books, and other documents relating to its business which constitute the record forming the basis for financial statements required to be filed pursuant to section 30 of the Investment Company Act of 1940 and of the auditor’s certificates relating thereto.

	6 years, first 2 years on-site	Rule 31a-1(a)	Operations/ Ops Administrator/ Locked file room on-site/ Corodata

2                 General and auxiliary ledgers (or other records) reflecting all assets, liability, reserve, capital, income and expense accounts, including:

(i)             Separate ledger accounts (or other records) reflecting the following: (a) securities in transfer; (b) securities in physical possession; (c) securities borrowed and securities loaned; (d) monies borrowed and monies loaned (together with a record of the collateral there for and substitutions in such collateral); (e) dividends and interest received; and (f) dividends receivable and interest accrued.

Instruction: (a) and (b) of this subdivision shall be stated in terms of securities quantities only; (c) and (d) of this subdivision shall be stated in dollar amounts and securities quantities as appropriate; (e) and (f) of this subdivision shall be stated in dollar amounts only.

(ii)          Separate ledger accounts (or other records) for each portfolio security, showing (as of trade dates) (a) the quantity and unit and aggregate price for each purchase, sale, receipt, and delivery of securities and commodities for such accounts, and (b) all other debits and credits for such accounts. Securities positions and money balances in such ledger accounts (or other records) shall be brought forward periodically but not less frequently than at the end of fiscal quarters. Any portfolio security, the salability of which is conditioned, shall be so noted. A memorandum record shall be available setting forth, with respect to each portfolio security account, the amount and declaration ex-dividend, and payment dates of each dividend declared thereon.

(iii)       Separate ledger accounts (or other records) for each broker-dealer bank or other person with or through which transactions in portfolio securities are affected, showing each purchase or sale of securities with or through such persons, including details as to the date of the purchase or sale, the quantity and unit and aggregate price of such securities, and the commissions or other compensation paid to such persons. Purchases or sales effected during the same day at the same price may be aggregated.

	Permanently, first 2 years on-site	Rule 31a-1(b) (2)	SEI Investments Co. (SEI); Operations/ Ops Administrator/ Locked file room on-site/ Corodata

Respective Document	Required Retention Length	Regulatory Authority	Responsible Department/ Location
Records Pertaining to Financial Statements Continued

(iv)      Separate ledger accounts (or other records), which may be maintained by a transfer agent or registrar, showing for each shareholder of record of the investment company the number of shares of capital stock of the company held. In respect of share accumulation accounts (arising from periodic investment plans, dividend reinvestment plans, deposit of issued shares by the owner thereof, etc.), details shall be available as to the dates and number of shares of each accumulation, and except with respect to already issued shares deposited by the owner thereof, prices of each such accumulation.

	Permanently, first 2 years on-site	Rule 31a-1(b) (2)	SEI Investments Co. (SEI); Operations/ Ops Administrator/ Locked file room on-site/ Corodata
3 A record of the proof of money balances in all ledger accounts (except shareholder accounts), in the form of trial balances. Such trial balances shall be prepared currently at least once a month.	6 years, first 2 years on-site
Trading and Account Management Records

1                 Position Records - A securities record or ledger reflecting separately for each portfolio security as of trade date all “long” and “short” positions carried by the investment company for its own account and showing the location of all securities long and the off-setting position to all securities short.
The record called for by this paragraph shall not be required in circumstances under which all portfolio securities are maintained by a bank or banks or a member or members of a national securities exchange as custodian under a custody agreement or as agent for such custodian.

Permanently, first 2 years on-site

2                 Transaction Records - Journals (or other records of original entry) containing an itemized daily record in detail of all purchases and sales of securities (including sales and redemptions of its own securities), all receipts and deliveries of securities (including certificate numbers if such detail is not recorded by custodian or transfer agent), all receipts and disbursements of cash and all other debits and credits. Such records shall show for each such transaction the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which effected, the trade date, the settlement date, and the name of the person through or from whom purchased or received or to whom sold or delivered. In the case of a money market fund, also identify the provider of any Demand Feature or Guarantee (as defined in Rule 2a-7(a)(8) or Rule 2a- 7(a)(15) respectively) and give a brief description of the nature of the Demand Feature or Guarantee (e.g., unconditional demand feature, conditional demand feature, letter of credit, or bond insurance) and, in a subsidiary portfolio investment record, provide the complete legal name and accounting and other information (including sufficient information to calculate coupons, accruals, maturities, puts, and calls) necessary to identify, value, and account for each investment.

	Permanently, first 2 years on-site	Rule 31a-1(b) (1)	Operations/ Ops Administrator/ Locked file room on-site/ Corodata

Respective Document	Required Retention Length	Regulatory Authority	Responsible Department/ Location
Trading and Account Management Records Continued

3                 Trade Tickets - A memorandum of: (i) each order given by the adviser for the purchase or sale of any security; (ii) any instruction received by the adviser concerning the purchase, sale, receipt, or delivery of a particular security and (iii) any modification or cancellation of any such order or instruction. Each memorandum must:

• Show the terms and conditions of the order, instruction, modification, or cancellation;
• Identify the person connected with the adviser who recommended the transaction to the client and the person who placed the order;
• Show the client account for which the transaction was entered, the date of entry, the bank, broker or dealer by or through whom the transaction was executed, any trade allocation information; and
• Indicate any orders entered pursuant to the exercise of discretionary power.

The trade ticket must reflect the terms of the execution (i.e., shares price, broker commission, etc.). It should also document pre-trade allocation and any changes to the pre-trade allocation after trade execution.

	6 years, first 2 years on-site	Rule 31a-1(b) (5) & (6)	Trading/Current Month in Trading Department/ Locked file room on-site/ Corodata

4                 Options Records — A record of all puts, calls, spreads, straddles, and other options in which the investment company has any direct or indirect interest or which the investment company has granted or guaranteed; and a record of any contractual commitments to purchase, sell, receive or deliver securities or other property (but not including open orders placed with broker-dealers for the purchase or sale of securities, which may be cancelled by the company on notices without penalty or cost of any kind); containing, at least, an identification of the security, the number of units involved, the option price, the date of maturity, the date of issuance, and the person to whom issued.

	6 years, first 2 years on-site	Rule 31a-1(b) (7)	N/A for RHJ Funds

5                 Brokerage Allocation — A record for each fiscal quarter, which shall be completed within ten days after the end of such quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers and the division of brokerage commissions or other compensation on such purchase and sale orders among named persons were made during such quarter. The record shall indicate the consideration given to (i) sales of shares of the investment company by brokers or dealers, (ii) the supplying of services or benefits by brokers or dealers to the investment company, its investment adviser or principal underwriter or any persons affiliated therewith, and (iii) any other considerations other than the technical qualifications of the brokers and dealers as such. The record shall show the nature of the services or benefits made available, and shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation. The record shall also include the identities of the persons responsible for the determination of such allocation and such division of brokerage commissions or other compensation.

	6 years, first 2 years on-site	Rule 31a-1(b) (9)	Trading/Current Month in Trading Department/ Locked file room on-site/ Corodata

Respective Document	Required Retention Length	Regulatory Authority	Responsible Department/ Location
Trading and Account Management Records Continued

6                 Transaction Authorizations — A record in the form of an appropriate memorandum identifying the person or persons, committees, or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participated in the authorization. There shall be retained as part of the record required by this paragraph any memorandum, recommendation, or instruction supporting or authorizing the purchase or sale of portfolio securities. The requirements of this paragraph are applicable to the extent they are not met by compliance with the requirements of paragraph (b)(4) of this section.

	6 years, first 2 years on-site	Rule 31a-1(b) (11)	SEI Investments Co. (SEI)

7                 Advisory Materials — Files of all advisory material received from the investment adviser, any advisory board or advisory committee, or any other persons from whom the investment company accepts investment advice, other than material which is furnished solely through uniform publications distributed generally.

	6 years, first 2 years on-site	Rule 31a-1(b) (11)	SEI Investments Co. (SEI)
Corporate Formation, Minutes and Other Required Records

1                 Corporate charters, certificates of incorporation or trust agreements, and by-laws, and minute books of stockholders’ and directors’ or trustees’ meetings; and minute books of directors’ or trustees’ committee and advisory board or advisory committee meetings.

	Permanently, first 2 years on-site	Rule 31a-1(b) (4)	Finance/Fire Safe Cabinets
2 Any advertisement, pamphlet, circular, form letter, or other sales literature addressed to or intended for distribution to prospective	6 years, first 2 years on-site

3                 Any record of the initial determination that a director is not an interested person of the investment company, and each subsequent determination that the director is not an interested person of the investment company. These records must include any questionnaire and any other document used to determine that a director is not an interested person of the company

	6 years, first 2 years on-site	Rule 31a-2 (a) (4)	SEI Investments Co. (SEI)
4 Any materials used by the disinterested directors of an investment company to determine that a person who is acting as	6 years, first 2 years on-site

5                 Any documents or other written information considered by the directors of the investment company pursuant to section 15(c) of the Act in approving the terms or renewal of a contract or agreement between the company and an investment advisor

	6 years, first 2 years on-site	Rule 31a-2 (a) (6)	SEI Investments Co. (SEI)

ELECTRONIC COMMUNICATIONS

Amended: June 2017

Governing Standards

The Electronic Communications Policy and Procedures (the “EPolicy”) have been adopted by RHJ to comply with federal and state securities laws, including Rule 204-2 (the “Rule”) under the Advisers Act, as well as other relevant state, federal and international privacy and related laws. The EPolicy was designed to ensure that RHJ implements reasonable procedures to monitor Employees’ use of the Internet and electronic communications, including, without limitation: e-mail, instant messaging, and social media.

All software, files, e-mails and voice mail messages on RHJ’s computers, network and communications systems are the property of RHJ. These resources are made available by RHJ to facilitate Employees’ ability to do their job efficiently and productively. To that end, Employees are to use computers, software, and Internet access for the benefit of RHJ and its clients. All e-mail correspondence to and from clients must be maintained in accordance with the Advisers Act and this EPolicy.

Background

The rapid expansion and use of the Internet and various means of electronic communication presents new challenges for investment advisers regarding the retention of documents required to be maintained under the Advisers Act. In addition, the SEC and other regulatory agencies have concerns surrounding the implementation of appropriate physical, electronic, and procedural safeguards to protect the privacy of client and/or investor information. Also, the increased use of the Internet and e-mail exposes an adviser’s systems to infiltration by computer viruses, which are becoming increasingly sophisticated and dangerous, and which, by their nature, attack randomly.

Legal Requirements

Rule 204-2 under the Advisers Act requires an investment adviser to maintain a number of books and records related to its business, including: financial and accounting records; advisory business records; marketing and performance records; custody records; and proxy voting records. In addition, RHJ could be held accountable by a regulator or a client for an Employee’s illegal or inappropriate behavior while accessing the Internet through an RHJ provided resource. The following items are of significant importance to RHJ: protection of proprietary information, isolation, and security of internal systems and computer virus protection.

Policy

This EPolicy applies to all communications, including e-mail, fax, telephone, and voicemail. Employees are reminded that RHJ requires Employees to act with integrity, competence, dignity, and in an ethical manner when dealing with the public, clients, prospects, RHJ and fellow Employees. An Employee’s use of RHJ’s e-mail, computer, Internet, telephone, and voicemail systems is held to the same standard as all other business communications, including compliance with our anti-discrimination and anti-harassment policies. RHJ expects its Employees to use good judgment in use of such systems.

As noted above, electronic communications systems, particularly the Internet and internal and external email, are resources of growing importance for both regulators and clients. Given the vast accessibility of such technologies, it is quite easy to overlook the significant risks associated with use. Thus, all of RHJ’s Employees must take great care in using the Internet and in communicating with business associates just as one would when using print or any other media. The Internet is a public forum as opposed to a private or secure network. One should always assume that nothing written in an e-mail communication is private.

Email has become a fundamental means for RHJ Employees to communicate with clients, service providers and others. Among the many purposes that it serves, e-mail is utilized to streamline and document a number of an Employee’s daily functions and tasks. Thus, it has, or will, become an integral part of the daily communication ritual of most, if not all, of RHJ’s Employees.

Procedures

Correspondence

Any written electronic communications sent by an RHJ Employee to clients, customers, service providers, another RHJ Employee, or any other party, including e-mail and fax should be treated in the same manner and with the same care as letters or other official communications on RHJ’s letterhead. In addition, such communications may be subject to the recordkeeping requirements under the Advisers Act, which generally mandates that such documentation be maintained by an adviser for a period of five years from the date the communication was created — the first two years in the office of the adviser. Investor or client complaints that are received by an Employee via e-mail must immediately be forwarded to the CCO.

Electronic Mail

Employees must take great care in preparing and sending both internal and external e-mails. Certain e-mails that are sent to more than one person (including clients, prospective clients, etc.) may be considered advertisements and are therefore subject to the marketing and advertising rules under the Advisers Act. Thus, the same care should be taken in creating an e-mail as is exercised when creating a new marketing or promotional piece.

In order to comply with the requirement that all Employee e-mails be maintained in accordance with the recordkeeping rules under the Advisers Act, RHJ has engaged with a third party email archive service provider, to archive and retain all of the e-mails that are sent and received by all Employees of RHJ.

RHJ shall ensure that its e-mails are maintained in accordance with the recordkeeping requirements under the Advisers Act, and is aware of the fact that such e-mails may be subject to inspection by the SEC or other regulatory authorities, including any third parties that RHJ may contract to monitor Employees’ email.

All Registered Representatives are required to journal all emails to Foreside Fund Services, LLC. As with all outgoing communication, RHJ will be responsible for retaining and reviewing Registered Representative emails.

RHJ Employees are prohibited from using public e-mail services from their RHJ computer (desktop or laptop) for business use. Employees are permitted to make reasonable personal use of their RHJ e-mail account to send or receive personal e-mails. However, such use should not interfere with RHJ’s business activities or involve a meaningful amount of Employee’s time or RHJ’s resources. As always, all e-mail, whether business or personal, must be appropriate in both tone and content. Employees acknowledge that RHJ and its authorized agents have the right to access and obtain all e-mails, including personal e-mails that Employees send or receive through RHJ computers. Employees acknowledge that all e-mails may be subject to, at any time and without notice, monitoring and review by RHJ and/or its authorized agents as permitted or required by law. Employees expressly consent to such monitoring and review by RHJ and/or its authorized agents of all e-mails.

Privileged Emails

When corresponding via e-mail with its legal counsel, RHJ must consider that such e-mails may be subject to SEC review. As such, RHJ must consider the maintenance of a “Vaughn index” to log e-mails in which it will seek the attorney-client privilege.(1) E-mails in which RHJ seeks to exercise the attorney-client privilege should be marked by including the phrase, “Privileged and Confidential” in the subject line of the e-mail. Notwithstanding the foregoing, such a privilege is not applicable on a wholesale basis or simply because RHJ wants it to be. Including the words “Privileged and Confidential” does not automatically confer privileged status. Recent legal decisions have tended to confine the scope of the privilege considerably more narrowly than was previously generally understood.

Instant Messaging and Chat Rooms

Instant messaging (IM) is an increasingly popular form of electronic communication that allows one user to communicate with another one in real time. A “chat room” differs from instant messaging as several users have the ability to communicate with one another in real time.

Employees are prohibited from using an instant message platform that has not been approved in writing by RHJ. Employees must disclose “ buddy name” with the Compliance Department prior to using IM. RHJ will archive and retain IMs using a third party email archive solution. Employees shall acknowledge all IMs may be subject to, at any time and without notice, monitoring and review by RHJ and/or its authorized agents as permitted or required by law. Employees expressly consent to such monitoring and review by RHJ and/or its authorized agents of all Instant Messages.

It is difficult and burdensome for RHJ to monitor and supervise its Employees’ chat room communications. In addition, it is typically cost prohibitive for an adviser to develop or acquire the sophisticated systems required to capture, archive, and retrieve chat room communications. Accordingly, RHJ prohibits the use of chat rooms by its Employees at work for both business and personal use.

Social Media Sites

RHJ identifies and acknowledges the increased use of social media websites, networking websites and blog platforms (“Social Media Sites”) for business communications. Examples of social media sites include, but are not limited to: LinkedIn, Twitter, Google, and Facebook. RHJ recognizes that the content expressed on Employee’s social media sites should be monitored and reviewed to ensure applicable regulations and Firm policies are adhered to and violations do not occur; as such, it has implemented the following policy and guidelines:

Social Media Policy

RHJ permits the limited use of social media for business purposes. Summarily:

•                       RHJ only permits the use of LinkedIn by Employees for business purposes. No other Social Media Site is allowed to be used by Employees for advertising, marketing, or business communications pertaining to RHJ.

•                       Employees using LinkedIn must ensure that the “recommendations” and “endorsements” features are not active and/or any recommendations and endorsements received are not viewable by the public. For information relating to the deactivation of these features, Employees should contact the CCO.

•                       Employees may not use Twitter or Facebook for any RHJ related activities, posts or comments, including a posting of your RHJ work title, bio or similar; such sites may not be used for any work related purposes.

(1) The term “Vaughn index” is derived from Vaughn v. Rosen, 484 F.2d 820 (D.C. Cir. 1973). A Vaughn index is an itemization of the documents claimed to be privileged together with an assertion of the privilege or privileges claimed for each document. The “privilege log” should include, at a minimum: the date of the e-mail, the author, the recipient, and the basis or assertion for the claim of privilege.

•                       Any Employee with a LinkedIn account that lists or references his or her work with RHJ, must provide the CCO with a print-out of any static text that appears on the LinkedIn pages for review and approval. This includes such information as employment history, role and responsibilities at RHJ, bio, etc. You may use LinkedIn to “add” connections to other professionals, but you cannot  do any of the following:

•                                               “Endorse” or “Recommend” anyone.

•                                               Include an endorsement or recommendation of you or RHJ.

•                                               Use chat applications or instant messaging capabilities of the service.

•                       If you change your “static” bio or similar information at any time, you must provide the CCO with a copy of this in advance for prior approval.

Pre-Approval Required

The use of LinkedIn for business purposes is acceptable so long as it is pre-approved by the CCO. All Employees must obtain written pre-approval for Social Media business communication posts by using the Social Media Approval Form found in Schwab Compliance Technologies, which must be submitted to and approved by the CCO or her designee in accordance with the instructions provided. This includes posting LinkedIn profiles and data related to the Firm.

Employees must remember that:

•                       The Employee obtaining approval must maintain a copy of the submission and approval for his/her records;

•                       No mention of any RHJ clients by an Employee should appear on any Social Media Site; and

•                       Use of Social Media Sites at the workplace can only be for business purposes; for example, logging onto your personal Facebook account is not allowed during business hours.

Social Media Guidelines

Business communications on Social Media Sites generally fall under the categories of advertisements and correspondence. Consequently, such communications (e.g. LinkedIn entries) must comply at all times with RHJ policies and procedures regarding marketing, correspondence, and record-keeping requirements.

In addition, the following guidelines are provided to assist Employees in complying with the Firm’s social media protocols:

•                       Employees are prohibited from posting any confidential, non-public information pertaining to the Firm, its clients or other Employees on any Social Media Site.

•                       No personal Social Media Sites should refer to RHJ or the Employee’s employment at the Firm. Employees are required to provide, upon request, any and all records of LinkedIn business communications.

The CCO or designee will periodically monitor use of Social Media Sites to ensure that Employees are adhering to the Firm’s policies and procedures and that business communication postings do not violate applicable regulatory rules and policies or guidelines provided by RHJ. Based on these findings, the CCO or designee may impose heightened supervisory requirements for an Employees’ use of social media, which could include restricted use if the CCO discovers that these sites might be in violation of any state or federal law or RHJ policies or procedures.

The CCO or designee will ensure the maintenance of a copy all LinkedIn postings made by Employees, as part of the Firm’s required books and records.

RHJ will provide periodic training and education to its Employees on the use of social media for business purposes.

The use of Social Media Sites for business purposes is a privilege for RHJ’s Employees. Any Employee that does not comply with these policies and procedures will be subject to sanctions that may include, but not be limited to, termination of employment.

Prohibited Communications

•                       RHJ prohibits Employees from using RHJ’s electronic facilities to do any of the following:

•                       Download or transmit harassing, discriminatory, unlawful images or materials;

•                       Transmit externally any documents marked “For Internal Distribution Only” or forward any e-mail automatically to an outside e-mail account;

•                       “Hack” or attempt to gain unauthorized access to computers or databases, tamper or interfere with electronic security mechanisms, misrepresent a user’s identity (e.g., spoofing) or intentionally disseminate any viruses or other destructive programs;

•                       Transmit chain letters, unapproved mass solicitations or any other form of unsolicited e-mail/SPAM for non-RHJ approved purposes;

•                       Establish a personal business or use RHJ facilities for personal profit; and

•                       Download, install, or execute software, including patches and upgrades, without prior approval of either RHJ’s Director of IT or Net Informant.

Electronic Delivery of Regulatory Documents

The expansion of the Internet and electronic communications now allows advisers to deliver investment adviser regulatory documents electronically. The delivery of such communications, including, among other things, an adviser’s Form ADV and Privacy Policy, must satisfy the three elements: Notice, Access, and Evidence of Delivery, as discussed below:

Notice — Information provided electronically (i.e., on RHJ’s website or in an e-mail sent by an RHJ Employee to a client) shall be delivered in a manner such that the recipient client is reasonably aware of the sent information. RHJ will remain diligent about whether notice of sent information is properly received and will reasonably accommodate any need to deliver any respective information via regular mail if electronic receipt is not proper.

Access — Clients who are provided with information electronically, shall have access comparable to that which would be available if the information was received as a paper document. The medium used (i.e., Internet website or e-mail) should not be so burdensome that intended recipients have any difficulty accessing the information provided. Recipients shall have an opportunity to retain the information through the selected medium or retain access to the information (i.e., recipient should be able to download or print the delivered information).

Evidence of Delivery — RHJ shall have reasonable assurance that electronically provided information has been received. RHJ may receive evidence of satisfactory delivery by: 1) obtaining the client’s informed consent to receive the information via a particular medium; 2) obtaining evidence the client has actually received the document, such as a delivery receipt; or 3) utilizing an available facsimile method.

In order to satisfy the requirements with respect to the electronic delivery of regulatory documents and communications, RHJ shall: 1) include a provision in the client’s contract in which the client approves of electronic receipt of documents (i.e., Form ADV, Privacy Policy), or 2) obtain written permission of the same from the clients via letter, and 3) send such documents electronically with “delivery-receipt” functions enabled. A copy of each confirmation should be maintained in an appropriately designated file as part of the Firm’s books and records. Employees should refer to SEC Interpretive Release IA- 1562 for further information — http://www.sec.gov/rules/concept/33-7288.txt.

Security

The Internet is not a secure environment. Files and e-mails can be intercepted and read by technically savvy Internet users, including RHJ’s competitors. All Employees should attempt to limit the amount of confidential, classified, or proprietary information that is transmitted electronically to only that which is absolutely necessary and required to conduct one’s job.

Reporting Problems

If sensitive RHJ information is lost, disclosed to unauthorized parties or suspected of being lost or disclosed, Employees shall immediately notify RHJ’s CCO. In addition, the CCO should be notified if any unauthorized use of RHJ’s information systems has taken place, or is suspected of taking place. Similarly, when passwords or other system access control mechanisms are lost, stolen, or disclosed, or suspected of being lost, stolen, or disclosed, RHJ’s CCO should be notified immediately. All unusual system behavior, such as missing files, frequent systems crashes, misrouted messages and the like should be reported immediately to RHJ’s technology expert as such an issue may indicate a computer virus infection or similar security problem.

Monitoring and Surveillance Program

In order to ensure compliance with this EPolicy, RHJ reserves the right, subject to applicable law, to monitor [which includes, without limitation, the right to access, disclose, record or review] for any purpose, all communications delivered via RHJ’s electronic communications resources and all communications, information or materials created or stored on RHJ’s network computer systems or on an Employee’s personal computer. Thus, Employees should be aware that e-mails may be reviewed on a random basis by RHJ or its authorized agents. At any time, RHJ may require an Employee to provide RHJ with any respective electronic access codes or passwords.

RHJ may monitor the electronic communications of Employees for any purposes, including without limitation: regulatory requirements; investigating possible Employee theft or espionage; monitoring work flow; retrieving missing business data in an Employee’s absence; reviewing and evaluating Employee performance; ensuring that RHJ’s systems are used for legitimate purposes and not for the transmittal of discriminatory or offensive messages; finding illegal software installed on an Employee’s computer; ensuring that Employees are not using RHJ’s equipment and resources for personal purposes; and to ensure compliance with any state, federal or international laws or legal process, including without limitation, responding to subpoenas, court orders for surveillance or similar requests.

Employee Consent and Non-Compliance with the EPolicy

Consent and compliance with this EPolicy is a condition of employment. Failure to abide by this EPolicy or to consent to any interception, monitoring, copying, reviewing, or downloading of any communications or files is grounds for discipline, up to and including suspension or dismissal, at the discretion of management. In any situation in which an Employee is unsure about the application of this policy, Employee must discuss the situation confidentially with RHJ’s CCO.

Confidentiality

All reports and any other information filed with RHJ pursuant to this EPolicy shall be treated as confidential; with the exception of disclosure to RHJ’s President when applicable, and to any regulatory or self-regulatory authority or agency upon its reasonable request, or as required by law, court or administrative order.

Questions or Concerns

Any questions or concerns regarding RHJ’s EPolicy, or whether a particular record (electronic or otherwise) is required to be maintained, should be directed to RHJ’s CCO.

PORTFOLIO MANAGEMENT, ALLOCATION OF INVESTMENT OPPORTUNITIES
AND TRADING PROCEDURES

Amended: June 2017

In General

The SEC has indicated that among the specific obligations that flow from an adviser’s fiduciary duty is: the requirement to allocate all investment opportunities fairly and equitably; to ensure that such investment opportunities are suitable for the client; and to seek to obtain the best price and execution of client securities transactions. Below is RHJ’s policy and procedures for allocating investment opportunities, determining suitability, placing client trades, and ensuring that it is seeking to obtain best execution on client trades.

Policy

RHJ’s policy is to allocate investment opportunities fairly among clients who are suitable for such investments, so as not to favor or disadvantage one client over another and to always seek to obtain the best overall execution for the clients at the time of the trade. In order to adhere to this policy, RHJ will follow the procedures listed below.

Allocation of Investment Opportunities

RHJ currently offers primarily micro, small and smid capitalization equity investment strategies to its clients. Generally, the securities that RHJ selects for its clients’ accounts trade on national exchanges and usually do not create issues with respect to the allocation of such investments. However, RHJ may, from time to time, purchase certain limited offerings for its clients, such as initial or secondary public offerings (“Limited Offerings”). Therefore, to help ensure that securities investments are allocated to clients in a fair and equitable manner, RHJ has adopted written trading and allocation procedures, which are described below.

The Brokerage Committee performs a periodic (no less than quarterly) sampling review of transactions to monitor whether investments are being allocated in accordance with the applicable written policies and procedures, and that one or more RHJ clients are not being disadvantaged. Suitability of Investments for Clients

The Portfolio Managers are responsible for determining whether investments placed by RHJ in non-wrap clients’ accounts are suitable for the respective clients and are in accordance with each client’s written investment objectives and restrictions. No buy or sell transaction will be placed in a client’s account until enough information has been obtained from the client regarding investment objectives and guidelines to allow RHJ to determine whether the selected strategy is suitable for the client. Suitability determination and reviews for wrap program clients will be performed and documented by the respective wrap program sponsor. Trading Procedures

1.                   Portfolio managers will allocate investment opportunities by strategy and across all clients (including institutional, wrap and affiliated mutual funds) within the strategy, unless otherwise restricted in writing by client. This does not apply to allocations of initial or secondary public offerings (“Limited Offerings”) (please refer to item 6 below).

2.                   Trade orders for the same security on behalf of more than one client will be aggregated (i.e., blocked or bunched) in the best interests of all participating clients, with the exception of wrap program and directed brokerage clients. Subsequent orders for non-wrap and non-directed brokerage clients for the same security entered during the same trading day may be aggregated with any previously unfilled orders; already filled orders shall be allocated separately from subsequent orders. All clients participating in each aggregated order shall receive the average price of that particular aggregated execution, may be subject to minimum ticket charges, and may pay a pro-rata portion of commissions. Clients may be subject to minimum ticket charges or specific commission rates negotiated for directed accounts.

3.                   Trade orders for wrap program clients and directed brokerage clients will be placed with the wrap program sponsors or directed broker-dealer.

4.                   The portfolio manager will allocate shares across the aggregated accounts, considering account size, diversification, cash availability, and other factors, including - where appropriate - the value of having a round lot in the portfolio. Allocations must be completed at the time the trade is placed. Exceptions made to the allocation after the trade has been executed must be documented in writing with a copy provided to the CCO.

5.                   Generally speaking, Limited Offerings will be allocated in accordance with the written policy and procedures described in Appendix A.

6.                   Instances in which client orders will not be aggregated include, but are not limited to, the following:

a.         Clients directing RHJ to use certain broker/dealers, in which case such orders shall be separately effected;

b.         Traders and/or portfolio managers determine that the aggregation is not appropriate because of market conditions.

7.                   Prior to trade placement, RHJ shall formulate allocations on trade tickets, except when RHJ’s portfolio managers unexpectedly learn about investment opportunities and, subsequently, completing such written allocations proves unreasonable. If the entire order is filled, clients shall receive the respective allocation portion specified on the trade ticket. All allocations shall be made as described in point 2 above. In the event that an error is made in an allocation, details of the error shall be noted on the trade ticket along with the correct allocation. Reallocations shall be reported to the CCO.

8.                   If part of the order is unfilled, the remaining allocation shall be made in the best interests of all participating clients, taking into account all relevant factors, including, but not limited to, the size of each client’s allocation, the clients’ liquidity needs, and any previous allocations. Trades are generally made pro-rata per the terms of an individual client’s investment or trading advisory agreement.

9.                   When the market price of a security moves substantially, the allocation of an order shall be made on a pro-rata basis in the same proportion as the original aggregated order. Whenever reasonable business judgment is used and a non-pro rata allocation is made, the reasons behind the non-pro rata allocation shall be recorded on the trade ticket and reported to the CCO. Whenever a pro-rata allocation may not be reasonable (such as clients receiving odd lots or de minimus amounts), the portfolio manager may reallocate the order on a modified random basis without reporting the reallocation to the CCO.

10.            At no time will trades be placed with a broker/dealer to compensate such broker/dealer for a promotion or sale of affiliated mutual funds.

Trading for the portfolios of the affiliated mutual funds will be performed in accordance with the written policies and procedures adopted by the affiliated mutual funds. Please refer to the “Fund Policies and Procedures Compliance Program Manual” for a copy of the respective policy and procedures. Any questions should be directed to the CCO.

11.            Generally, RHJ’s trades are executed as follows:

On Trade Date (T):

•                  Trades executed with counterparty, via verbal or electronic means.

•                  Trades are confirmed with counterparty. Discrepancies, if any, are researched and resolved.

•                  Trades are allocated in Moxy and exported electronically to APX.

•                  Trade blotters for day’s trades are provided to Portfolio Manager for approval.

On T + 1:

•                  Confirms for prior day’s trades are downloaded from Advent DTCC.

•                  Pre-matching of settlement instructions occurs per Advent DTCC.

•                  Moxy trades are matched with Advent DTCC confirms.

•                  Discrepancies, if any, from prior day are resolved.

•                  Trades are affirmed electronically from Advent DTCC to DTC.

•                  Once trades are affirmed, an export from Moxy to APX is completed to appropriately amend any trades to ensure conformity with commission, SEC fees, or price.

On T + 2:

•                  Settlement occurs.

•                  If any trades are unsettled - Custodians will notify the RHJ Operations Team who will take necessary steps to facilitate settlement between the broker and the custodian.

12.            The CIO will periodically complete a top-level review of current positions and trading activity, and is the ultimate decision-maker with respect to trade issues.

13.            Brokerage arrangements are reviewed as necessary, but more formally evaluated on a semi-annual basis by the Investment Team.

Principal Trading and Cross Trade Procedures

It is RHJ’s policy not to engage in principal trading (i.e., buying or selling securities from/to a proprietary account from/to a client’s account), agency cross transactions (i.e., where RHJ acts as a broker and sells a securities from one advisory account to another advisory account and receives a brokerage commission), or internal cross trading (i.e., causing a security to be traded between two clients at the same price, receiving no commissions or other compensation). Should RHJ change its policy to allow such transactions, the CCO will ensure that RHJ implements written policies and procedures that adhere to applicable regulations under both the Investment Advisers Act of 1940 and the Investment Company Act of 1940.

Best Execution

RHJ has a Brokerage Committee, consisting of members from portfolio management, trading and compliance, which evaluates the quality and cost of services received from broker/dealers on a periodic and systematic basis. As part of the evaluations, the Brokerage Committee will consider the quality and cost of services available from alternative broker/dealers, market makers, and market centers. RHJ recognizes that the analysis of execution quality involves a number of factors, both qualitative and quantitative. To consider all of these factors, the Brokerage Committee will follow a process in an attempt to ensure that RHJ is seeking to obtain the most favorable execution when placing client trades. When necessary, RHJ shall address all conflicts of interests by disclosure or other appropriate action. The Brokerage Committee shall summarize each of its reviews in written format and maintain such documentation, along with any back up information, in accordance with the firm’s books and records requirements.

Firm Involvement in the Process

All personnel of RHJ that are involved in the order placement/order execution process will provide input regarding RHJ’s periodic and systematic evaluation of its execution quality, including portfolio managers, traders, compliance, and account administrators.

Qualitative Analysis

The following qualitative factors, among others, are considered when performing RHJ periodic and systematic evaluation of its brokerage arrangements and the execution quality of client trades:

•                            Ability to maintain the confidentiality of trading intentions Timeliness of execution Timeliness and accuracy of trade confirmations

•                            Liquidity of the securities traded

•                            Willingness to commit capital

•                            Ability to place trades in difficult market environments

•                            Research services provided

•                            Ability to provide investment ideas

•                            Execution facilitation services provided

•                            Record keeping services provided

•                            Custody services provided

•                            Frequency and correction of trading errors

•                            Ability to access a variety of market venues

•                            Expertise as it relates to specific securities

•                            Financial condition

•                            Business reputation

Quantitative Analysis

RHJ has successfully incorporated ITG’s TCA and Alpha Capture Reports into our broker analysis. The ITG-TCA Report contents include order and trade level detail as well as cost calculations. The ITG-TCA report provides a number of items including: weighted average commission, weighted average net cost, and VWAP. ITG-TCA allows RHJ to measure and analyze cost that may affect trading performance. RHJ’s Brokerage Committee reviews the TCA report semi-annually. The ITG Alpha Capture report measures cost at every point of the investment process from portfolio management to trading. ITG Alpha Capture provides written semi-annual reviews, written interpretations, and on-site consultant recommendations. RHJ’s Brokerage Committee reviews the Alpha Capture report semi-annually.

Summary Analysis

The Brokerage Committee reviews a sample of all transactions and incorporates the quantitative and qualitative factors discussed above into the review. Finally, the Brokerage Committee recognizes areas that represent potential conflicts of interests when considering its duty to obtain best execution.

Appendix A —Limited Offering Allocation Policy and Procedures

There may be times when a portfolio manager (“PM”) determines that the purchase of a particular security in a limited offering, such as initial or secondary public offering (“Limited Offerings”), is appropriate for certain clients and/or proprietary accounts. Outlined below is the policy and respective procedures RHJ has adopted regarding the allocation of shares in a Limited Offering, to help ensure an equitable method of allocation.

Allocation Procedures for Mutual Fund Portfolios, and High Net Worth/Institutional Client Accounts

1.                                           The appropriate PM will make the determination of whether or not a mutual fund portfolio, and/or a high net worth/institutional client account should purchase shares in a Limited Offering, based on the account’s investment objectives, investment restrictions, and investment policies.

2.                                           Once the determination has been made, the PM will submit an allocation request (e.g. 10,000 shares for ABC account) in writing to the Trading Department. All Limited Offering allocation requests must be submitted for a pre-designated account. A PM is not allowed to make an allocation request for one account and then substitute another (unless an error had been made and the substitute account was supposed to receive the allocation in the first place). When all allocation requests have been received, the Trading Department will submit the firm’s aggregated request for shares (i.e. indication of interest) to the selling syndicate broker (“Syndicate Broker”). The indication of interest will be documented in the form attached as Exhibit A to these procedures (the “Limited Offering Order Form”). The Limited Offering Order Form will be kept in a designated file until confirmation of the final price and number of shares is received from the Syndicate Broker.

3.                                           The Trading Department will document the transactions using Schwab Compliance Technologies’ Limited Offering Reporting Form. If the final share allocation received from the Syndicate Broker is less that the submitted indication of interest, then the Trading Department will allocate the shares prorata based on allocation requests among each participating account.

4.                                           The Trading Department will then inform each PM of the final allocation and will in turn complete trade tickets for each participating account and enter the orders into the firm’s trading system for execution. Time and date stamped trade tickets are the final record of allocation and execution. The completed trade tickets, Limited Offering Order Form and Limited Offering Reporting Form will be retained for six years from the date the trade was executed, the first two in a readily accessible location.

Allocation Procedures for Wrap and Directed Brokerage Accounts

Due to various constraints and prohibitions imposed on RHJ by selling syndicates, wrap sponsors and FINRA regulations, it is the general practice of RHJ to not purchase Limited Offerings for wrap program accounts and client directed brokerage accounts However, if a PM determines that the security being offered in the Limited Offering is suitable for any of these client accounts, then nothing in these procedures will prohibit a PM from instructing the Trading Department to purchase shares in the aftermarket trading of the Limited Offering, through the client’s respective directed broker or wrap sponsor.

No exceptions may be made to any of these procedures without prior written approval from the Chief Investment Officer and the CCO.

EXHIBIT A — LIMITED OFFERING ALLOCATION POLICY AND PROCEDURES

Limited Offering Order Form

Name of Limited Offering Security:

IPO/Secondary:

Strategy:

Number of Shares Requested:

Expected Pricing:

Name of Syndicate Broker:

Initial Trade Date for Limited Offering:

Date and Time of Submission:

Submitted by: (Portfolio Manager/Analyst)

Print Name and Title

Signature

Trading Department

Affiliated Broker Check (Rule 10f-3):

Limited Offering Final Price:

Number of Shares Received by RHJ:

Date Receipt of Notification from Syndicate Broker:

Time Receipt of Notification from Syndicate Broker:

SOFT DOLLARS

Amended: June 2017

In General

RHJ’s fiduciary duty is to at all times act for the benefit of its clients and place clients’ interests before its own. RHJ may receive research products or services in accordance with its best execution policy, which delineates the proper means for obtaining best execution for its advisory clients when selecting broker-dealers. Additionally, the received research products or services must fall within the safe harbor provision established by Section 28(e) of the Securities Exchange Act of 1934; further, RHJ may not enter into any soft dollar arrangement that falls outside the safe harbor provision. Importantly, as a fiduciary RHJ must at all times act for the benefit of its clients and place clients’ interests before its own. RHJ has established the following guidelines to effectuate and monitor such soft dollar arrangements:

Prior Approval

RHJ personnel may not enter into soft dollar arrangements on behalf of advisory clients without the prior approval of the Brokerage Committee. If a broker offers products or services with a specific cost (either in dollars or commissions) attributed to the product or service (e.g., non-proprietary research), a request for approval to receive such products or services must be submitted via the Soft Dollar Expense Request form in the Schwab Compliance Technologies’ portal. The approval terms may be modified from time to time as the Chief Compliance Officer (CCO) deems necessary.

Substantive Requirements for Soft Dollar Arrangements

Brokerage or Research-Related Products and Services

The product or service obtained through any soft dollar arrangement or transaction must be a brokerage or research product or service. The CCO shall determine the status of particular products or services.

Mixed Use Research Products and Services

If a research product or service has both a research and non-research use, an allocation must be made between the research and non-research functions; the portion allocable to research shall be paid with commission dollars, and the non-research portion shall be paid by RHJ. A product or service cost shall be allocated according to its use (i.e., the component that provides assistance to RHJ in the investment decision-making process vs. the component that relates to non-research activities). In general, the allocation shall be based on the percentage of time RHJ devoted to using the product for research vs. non-research applications; alternatively, other appropriate measures the Brokerage Committee deems appropriate, both initially and upon subsequent periodic review, may be used to ascertain the value. Mixed-use allocations shall be disclosed in Part 2 of RHJ’s Form ADV.

The Broker Must Provide the Service

In all cases, any brokerage or research product or service RHJ obtains for soft dollars must be provided by a broker-dealer. If a broker other than the executing broker supplies the brokerage or research, said broker must assume a direct obligation to purchase the product or service from the third party vendor without regard to the manner, amount and timing of any compensation the broker may receive from RHJ or its advisory clients. If a vendor contract, invoice, or other appropriate document clearly states the broker has alone is responsible for the third party payment, the broker may arrange to have the third party deliver research directly to RHJ. The CCO or designee shall instruct all products or services vendors to send the related invoices to the paying broker rather than to RHJ. RHJ may from time to time receive a copy of such invoices.

Reasonable Commissions

The commissions paid must be reasonable in relation to the value of the brokerage or research products or services received. The value of the products and services received for soft dollars shall be reviewed periodically (at least annually) to ascertain whether the value is reasonable compared to the commissions RHJ has provided for such services. Among other factors, to provide reasonable assurance that RHJ’s payment is competitive, this review shall include an analysis of soft dollar costs other brokers charged for a similar product or service. In addition, if the given product is available for hard dollars, then consideration will be given to whether the execution plus the product or service could be obtained for an overall lower cost on an unbundled basis (if available).

RHJ shall avoid maintaining an overabundance of outstanding soft dollar credits with brokers; doing so could appear as though RHJ is unreasonably making its clients “pay up” for brokerage executions. Additionally, RHJ shall avoid the other extreme of maintaining large deficit balances, which could raise unwarranted concerns related to RHJ’s financial solvency and could create a conflict of interest by obligating RHJ to trade through the broker so the broker may receive commissions to reduce the deficit. To further avoid any conflict of interest, RHJ cannot allocate a client’s brokerage transactions to a broker based on the amount of client referrals RHJ receives from the broker.

The Brokerage Committee will perform periodic reviews of the firm’s soft dollar arrangements to ensure the value of the brokerage or research products are reasonable in relation to the commissions paid. All such reviews shall be documented with the Brokerage Committee’s overall best execution reviews.

Permissible Transactions

Agency Transactions. Section 28(e) provides a safe harbor that protects a manager from a claim that it breached its fiduciary duty by not selecting the lowest commission rate available. The Section 28(e) safe harbor does not extend to fixed-income transactions executed on a principal basis (excluding riskless principal transactions).

Commodity Futures. RHJ does not enter into soft dollar arrangements in connection with commodity transactions.

Error Correction

RHJ does not allow trade errors to be corrected through soft dollar commissions. Refer to RHJ’s Trading Error policy for additional information.

Reporting

All soft dollar arrangements shall be disclosed in RHJ’s Part 2 of Form ADV. In addition, RHJ’s CCO shall report all soft dollar arrangements to any affiliated mutual funds’ Board of Trustees at least annually and upon request.

Recordkeeping

Appropriate records shall be maintained concerning soft dollar transactions including the following:

•                       records of all soft dollar approval forms and supporting documentation (including a description of the service or product and payback ratio) provided in exchange for soft dollars;

•                       a list of all brokers through which soft dollar services have been obtained;

•                       non-binding agreements received from broker-dealers that document soft dollar arrangements;

•                       all invoices and brokers’ statements reporting on soft dollar arrangements;

•                       records that document the basis of allocation in the case of mixed-use products or services;

•                       records of all brokerage allocation “targets” and progress towards those targets; and

•                  copies of all client disclosures and authorizations related to soft dollar arrangements.

Pre-Commitments of Brokerage

RHJ may not pre-commit business to any broker or dealer over a specific time period; however, when selecting brokers, RHJ may consider the value of brokerage and research to be provided. RHJ may agree only to a non-binding expectation of future commissions. Specific transaction needs will dictate a majority of RHJ’s brokerage placements, such as execution capabilities, the availability of a buyer or seller of a particular security or specialized execution skills. Absent special circumstances, RHJ will allocate brokerage based upon its semi-annual assessment of the brokerage and research services provided by brokers, and attempt to allocate its brokerage business in accordance with the assessment.

BUSINESS CONTINUITY PLAN & CYBERSECURITY SUMMARY

Amended: June 2017

In General

This document summarizes the Rice Hall James & Associates, LLC (RHJ) Business Continuity Plan (BCP) and Cybersecurity Policy. It outlines the respective policies and procedures RHJ has enacted to ensure critical systems integrity, mitigate risk and prevent data loss in the event of a disaster. The BCP is discussed in summary first, followed by an overview of the pertinent matters set forth in the Cybersecurity Policy.

BCP Summary

The BCP delineates specific guidelines the firm shall follow in the event of a potential or actual critical business capability failure. In the event of a disaster, employees and management shall refer to the Agility Recovery portal for key contact information and copies of critical documentation; additionally, such information is available in the full version of the BCP (titled, RHJ Business Continuity Plan - November 2016 Final).

Goals and Objectives

The BCP goal is to provide uninterrupted service to RHJ’s clients or to minimize the downtime should a system or vendor failure occur. Key objectives include to:

•                      provide for immediate, accurate and measured response to emergency situations;

•                      minimize the impact on the safety and well-being of firm personnel;

•                      mitigate loss or damage to organizational assets; and

•                      provide clients with alternative site processing to minimize inconvenience.

Risk assessment, disaster prevention, and disaster avoidance are critical components of RHJ’s contingency plan. The implementation of this BCP - ensures all data processing systems, data communication facilities, information, data and business functions will be restored in a secure manner. Restoration must be accomplished in a time frame consistent with legal, regulatory, and business requirements while maintaining information integrity.

Contingency Policies and Procedures

RHJ’s management will be responsible for assessing the extent of damage, verifying the usability of all essential services during any major disruption or emergency and - ensuring the completion of all detailed continuity planning by each line of business.

In order to maintain operations during a significant emergency or disaster, RHJ will ensure all of the firm’s personnel are contacted to confirm their safety and to provide information about alternate work arrangements. Essential business and technology personnel will be notified via telephone, cell phone or electronic mail instructing how and when to proceed to a previously agreed upon alternative site.

Physical Facilities and Alternative Work Sites

Arrangements have been made to provide alternative physical facilities for employees’ - use if RHJ’s primary facilities become unusable. If it is determined that the building RHJ occupies is uninhabitable for any reason, an assessment will be made to immediately determine the nature and extent of the problem, emergency or disaster. In the event the building cannot be entered due to riot, fire, government action or for any other reason, the following procedures shall be followed:

1.              The individual discovering the situation shall immediately notify the CFO and President.

2.              RHJ management shall notify all other personnel that the building cannot be entered, and that an offsite emergency meeting will take place.

3.              The nature of any further action shall be determined during the offsite emergency meeting, including, if necessary, relocation of key business and technical personnel. In addition, key RHJ personnel have the ability to access nearly all of the firm’s electronic records via VPN or terminal services and conduct securities transactions on behalf of RHJ’s advisory clients from his/her homes.

4.              If necessary, alternative functioning sites will be utilized until the firm’s offices can be reoccupied or permanently relocated.

5.              To protect and preserve the original documents maintained in RHJ’s primary offices. Backup information files and copies of duplicate electronic records shall be retrieved and/or transferred to any alternative work site.

Communications

If RHJ loses local, long-distance, or any other telecommunications services, the following procedures shall be followed:

1.              The Director of Information Technology (Director of IT) shall immediately ascertain the nature and expected duration of the outage.

2.              If the outage appears significant and involves loss of local or long-distance services, key business and technology personnel shall - at the Director of IT’s discretion - relocate to the alternative work site.

3.              If the outage is limited to the temporary loss of local or long-distance services, the Director of IT shall continually reassess the situation until service has been fully restored.

RHJ has created a master employee alternative contact list, which includes a cell phone number and personal email address. In the event of a total phone system failure, employees are requested to utilize cell phones and personal email accounts to maintain contact with one another and operate the business.

Client Services & Recordkeeping

RHJ has implemented several procedures to maintain contact with each of its clients and all respective clearing and executing broker-dealers to mitigate service disruption if any of RHJ’s critical business capabilities is interrupted. RHJ maintains a detailed list of the contact persons at each of its clearing and executing broker-dealers. If either RHJ or any respective clearing and executing broker-dealer firm experiences a systems or business failure, the affected firms will be immediately contacted to determine the cause, nature, and extent of the disruption. Since the respective clearing and executing broker-dealer firms maintain several offices throughout the United States and around the world, RHJ is confident that any major disruption, emergency or disaster that could potentially affect one geographic region (i.e. terrorist attack in an isolated region) would have little impact on the RHJ’s ability to continue its operational and business capabilities.

RHJ’s contingency plan includes a number of procedures for maintaining client records. RHJ takes its obligation to protect information and provide backup information sources in the event of a disaster, very seriously. RHJ receives daily electronic confirmations from DTC and transactions from Advent. If an emergency or disaster results in original documentation loss, the respective broker-dealers will provide the necessary supporting documentation. The Operations Manager and President are responsible for any efforts to resolve client services and recordkeeping matters.

IT Systems & Hardware

The Director of IT shall address any failure or temporary loss to RHJ’s hardware infrastructure or software applications. RHJ has conducted a thorough assessment and subsequently determined it is more likely to encounter minor sporadic hardware and software failures as opposed to one preponderance of such failures.

If a failure of the internal system network is suspected, the Director of IT shall immediately contact the vendor(s) and technology consultants. Functionality tests shall be performed to determine the extent of damage. If hardware is functional, all software and files shall be restored from a back-up disk. If hardware has been damaged, the respective systems shall be routed to alternate hardware while network equipment is repaired or replaced.

RHJ’s electronic records are continuously backed-up via American Internet Service, Inc. (AIS). RHJ’s off-site records storage arrangement ensures that all necessary records will be available to meet operational and regulatory requirements in the event of a disaster. If the network is functional, but employees cannot access RHJ’s office, employees shall access e-mail and critical business applications from a remote location.

Clearing & Executing Firms

RHJ does not maintain custody of clients’ funds or securities, make markets in any securities, execute trades directly, or participate in underwritings for advisory clients. Clearing and executing broker-dealers and custodians provide such services for RHJ and its clients. The respective clearing and executing broker-dealers have developed contingency procedures to provide the above noted services in the event of a business disruption. Nevertheless, in the event of a disaster, the CFO and/or President shall be responsible for leading the efforts to remediate all related matters.

Testing & Evaluation

The Director of IT shall be responsible for BCP scheduling, testing and evaluation, as wells as answering questions about employees’ responsibilities to ensure the BCP’s success in the event of a disaster. The plan is tested on an annual basis by operating in a simulated recovery mode for one (1) day. All participating team members record the results. Any apparent or actual failures are documented and addressed by the Director of IT.

Cybersecurity Policy Summary

The Cybersecurity Policy sets forth acceptable use of RHJ computer equipment and protective measures to mitigate harm resulting from any reasonably anticipated threats or security breaches. The policy is intended to protect employees and RHJ; each respective policy is discussed in further detail in the RHJ Cybersecurity Policy (titled, RHJ Cybersecurity Policies Procedures - November 2016 Final).

Goals and Objectives

The Cybersecurity Policy governs information use, network resources, and electronic and computing devices used in furtherance of RHJ-related business matters, and is applicable to devices owned or leased by RHJ, the employee, or a third party. The Cybersecurity Policy is intended to help prevent cybercrimes such as malicious files and software infections, hacking, identity theft and the information theft. The policy applies to employees, contractors, consultants, temporary staff including all personnel affiliated with approved third parties that have unsupervised access to RHJ; all aforementioned parties shall exercise good judgment regarding appropriate use of information, electronic devices and network resources in accordance with RHJ’s policies and standards, as well as local laws and regulation.

Affirmation of the policy shall be completed through Schwab Compliance Technologies. Parties who do not have access to Schwab Compliance Technologies may alternatively supply a signed copy to RHJ.

Cybersecurity Policy Management and Oversight

RHJ has designated the Director of IT as the Information Security Officer (ISO) responsible for policy implementation, supervision, and maintenance. The ISO’s responsibilities include employee training, policy safeguard testing, third party service provider’s security measure evaluations, and review of the scope of security measures at least annually and implementation of the policies discussed in general below.

Disciplinary Action

Violation of this policy may result in disciplinary action which may include termination. Additionally,

individuals are subject to loss of information resources access privileges, as well as civil and criminal prosecution.

Change Management

Change management refers to a formal process for making changes to IT services. The goal of change management is to increase awareness and understanding of proposed changes across an organization and ensure all changes are made in a thoughtful way to minimize negative impact to services and customers. Overseeing all change management is assigned to the Change Advisory Board (CAB). The members of the CAB provide a due diligence readiness assessment and advice about timing for any change requests (CR) referred for review. This assessment ensures that all changes to the IT environment are carefully considered to minimize the impact on company users and existing services.

Data Backup

RHJ’s Information Resources backup and recovery process for each system must be documented and periodically reviewed. Processes are continuously implemented to verify the success of RHJ’s electronic information backup. Backups are periodically tested to ensure that each is recoverable. The Director of IT monitors the backups.

Data Destruction

All client and/or company data maintained electronically must be completely erased or destroyed using government or the highest industry standards prior to selling, transferring, and/or disposing of any electronic media containing proprietary information. All technology identified for disposal must be given to the ISO. Technology disposal is completed by the ISO.

Data Encryption

All encryption must support a minimum of, but is not limited to the industry standard, AES 128-bit encryption. Also, confidential data on computer systems owned by and located within RHJ controlled spaces and networks must be protected.

Portable Devices

Portable devices represent a specific category of devices that contain data-at-rest. Many incidents involving unauthorized exposure of confidential data are the result of stolen or lost portable computing devices. The best way to prevent these exposures is to avoid storing confidential data on these devices. As a general practice, confidential data should not be copied to or stored on a portable computing device or a non-RHJ owned computing device. RHJ has also implemented a strict removable media policy regarding USB memory drives to mitigate security risks related to improper use. In accordance with this policy, no user may access USB memory drives on network systems.

Transmission Security

Users shall follow acceptable use policies when transmitting data and must take particular care when transmitting or re-transmitting confidential data. Confidential information transmitted as an email message must be encrypted.

Email

The following activities are prohibited:

1.                   Sending email that is intimidating or harassing;

2.                   Using email for purposes of political lobbying or campaigning;

3.                   Violating copyright laws by inappropriately distributing protected works;

4.                   Posing as anyone other than oneself when sending email, except when authorized to send messages for another when serving in an administrative support role; and

5.                   The use of unauthorized email software.

Internet Use

All Internet use must comply with RHJ’s Acceptable Use & Cybersecurity Policies. Users must maintain appropriate AntiVirus software. All activity on RHJ’s network or information resources is subject to monitoring. Electronic files are subject to the same records retention rules that apply to other documents and must be retained in accordance with departmental records retention schedules.

Incidental Internet Use

Incidental personal use of Internet access is restricted to RHJ’s approved users; it does not extend to family members or other acquaintances. This use must not interfere with the normal performance of an employee’s work duties. No files or documents may be sent or received that may cause legal liability for, or embarrassment to, RHJ. Storage of personal files and documents within RHJ’s information resources should be nominal. All files and documents that are saved to RHJ’s information resourced — including personal files and documents — are owned by RHJ and may be subject to open records requests, and may be accessed in accordance with this policy.

Mobile Computing

Only RHJ approved portable computing devices may be used to access the firm’s information resources. Approved devices can include Laptops, Smart Phones, and iPads/Tablets. Employees granted permission to use personal devices must sign RHJ’s Acceptable Use policy that includes the requirement that the employee surrender their device at the request of RHJ for any investigation. Non- RHJ computer systems that require network connectivity must conform to RHJ’s standards and must be approved in writing by the ISO.

Network Access

Access to RHJ’s network is only permitted through approved connections. Users must not extend or retransmit network services in any way. A router, switch, hub, or wireless access point to RHJ’s network may not be installed. Non-RHJ computer systems that require network connectivity must conform to RHJ’s standards. This includes home computers.

Network Configuration

The RHJ network infrastructure supports a well-defined set of approved networking protocols. Any use of non-sanctioned protocols must be approved by RHJ. All network-connected equipment must be configured to a specification approved by RHJ.

Password Management

All passwords, including initial passwords, must be constructed in accordance with RHJ’s standards. Computing devices must not be left unattended without enabling a password protected screensaver or without logging off of the device. Passwords must be changed at least every 90 days, must have a minimum length of 8 alphanumeric characters and must contain a mix of upper and lower case characters and have at least 1 numeric characters.

Physical Security

RHJ’s servers reside in two locations. The San Diego home office is located behind a secured, locked door off site at American Internet Services (AIS), and the alternate location is an SSAE 16 compliant data center. All remote access to RHJ’s servers and data require 2 factor authentication (2FA) with logging of all connections. Physical access is restricted to the ISO and senior RHJ Management.

Security Monitoring

Automated tools provide real time notification of detected wrongdoing and vulnerability exploitation. Where possible, a security baseline shall be developed with tools to report exceptions. Any security issues discovered will be reported to the ISO for follow-up investigation.

Security Training

All users must sign an acknowledgement stating they have read and understand RHJ’s Acceptable Use & Cybersecurity Policies and Procedures. All users will be provided with sufficient training and/or supporting reference materials in order to properly protect RHJ information resources.

Social Media & Blogging

Blogging by employees, whether using RHJ’s property and systems or personal computer systems, is also subject to the terms and restrictions set forth in this policy and the RHJ Employee Manual and Compliance/Code of Ethics.

Key Vendor System Access

RHJ segregates sensitive network resources from resources accessible to third parties. Currently, the only approved Key Vendor is Net Informant. Key Vendors must also comply with all applicable RHJ cybersecurity policies, practice standards and agreements.

Virus and Malware Protection

All workstations and servers, whether connected to the RHJ network or standalone, must use RHJ’s approved virus protection software and configuration. The virus protection software must not be disabled or bypassed. Every virus that is not automatically cleaned by the virus protection software constitutes a security incident and must be reported to the ISO and Tech Support.

Incident Response

Incident response protocols are intended to ensure that RHJ is prepared to: respond to cybersecurity incidents; protect RHJ systems and data; and prevent disruption of services by providing the required controls for incident handling, reporting and monitoring, as well as incident response training, testing and assistance.

All RHJ Information Resource users are trained to be aware of what constitutes a cybersecurity incident and shall understand incident reporting procedures. Whenever a security incident, such as a virus, worm, hoax email, discovery of hacking tools, altered data, etc. is suspected or confirmed, the user must notify the IT Department immediately to open a support ticket to ensure proper tracking and issue resolution. If the user’s system is compromised, the system should be turned off and the user should immediately notify the ISO.

The ISO is responsible for: reporting all incidents to the CFO and President; ensuring all incidents are fully documented; reporting all incidents to the local, state, or federal law officials as required by applicable statutes and/or regulations; and coordinating communications with outside organizations and law enforcement, as needed.

The IT Department shall provide incident response resources that offer information on properly handling any such security incidents. Incident response support resources may include, IT Department Staff or 3rd party vendors to assist with rectifying the incident. The IT Department will also ensure that the incident has been entered into the Service Desk Ticketing System for proper documentation and tracking. All incidents shall be fully documented and follow the five stages of the incident management life cycle: Identification, Containment, Eradication, Recovery, and “Lessons Learned.” Please refer to the “RHJ Incident Response Checklist” for additional guidance.

PROXY VOTING & CLASS ACTION FILINGS

Amended: June 2017

InGeneral

Rule 206(4)-6 of the Advisers Act (the “Rule”) requires investment advisers to adopt and implement written policies and procedures reasonably designed to ensure that proxies voted for on behalf of its clients are in the clients’ best interest. The Rule further requires advisers to disclose in Part 2 of Form ADV; a concise summary of the adviser’s proxy voting process; an offer to provide a copy of the adviser’s complete proxy voting policy and procedure to clients upon request; and disclosure regarding how clients may obtain the proxy voting records.

RHJ has adopted proxy voting policies and procedures, and utilizes a third party proxy voting service to administer, research, recommend, and record votes for client proxies. Under RHJ’s standard investment advisory contract, RHJ will vote all shares held on behalf of its clients, unless any such client indicates intent to retain voting responsibility or designates an alternate responsible party. Additionally, RHJ is responsible for voting proxies on behalf of the RHJ Mutual Funds.

Policy

RHJ’s general policy is to vote proxies on behalf of its clients and the RHJ Mutual Funds. However, RHJ may choose not to vote proxies in certain situations or for certain accounts, such as: 1) when a client has informed RHJ it wishes to retain the right to vote proxies; in which case, RHJ shall instruct the custodian to send the proxy material directly to the client; 2) when RHJ determines the voting cost exceeds any anticipated benefit to the client; 3) when a proxy is received for a terminated client account; 4) when a proxy is received for a security RHJ no longer manages (i.e., had previously sold the entire position); and/or 5) when exercising the voting rights could restrict the portfolio manager’s ability to freely trade the security in question.

A summary of RHJ’s policies and procedures on proxy voting is disclosed in Form ADV Part 2A, along with an offer to provide a copy of these policies and procedures to clients upon request.

Proxy Voting

Proxy Voting Guidelines and Responsibility

The fundamental proxy voting guideline RHJ follows is to reasonably ensure the manner in which shares are voted is in the client’s best interest and considers the investment value. RHJ utilizes Glass, Lewis & Co. (GL) Proxy Voting Services for proxy voting administration and research. RHJ has adopted the Glass Lewis proxy voting guidelines, but may override GL recommendations when it is in a client’s best interest.

Material Conflicts of Interest

RHJ and/or GL could be subject to conflicts of interest when voting RHJ client proxies due to business or personal relationships with persons who the vote could impact. For example, RHJ, GL or one or more of either party’s affiliates may provide services to or be an affiliate of a company whose management is soliciting proxies.

If at any time, RHJ, GL or either party’s employees become aware of a potential or actual conflict of interest relating to a proposed proxy vote, the actual or apparent conflict must be promptly reported to RHJ’s CCO. The manner in which the conflict of interest is remedied is dependent upon the conflict type and material impact. For example:

1.              If the written voting guidelines state the voting position as either “for” or “against” such a proposal, then voting will be in accordance with the pre-determined guidelines.

2.              If the written voting guidelines state the voting position will be determined on a “case by case” basis for such a proposal, or such a proposal is not listed in the proxy voting guidelines, then the CCO will select one of the two following methods depending upon the facts and circumstances of each situation, and the requirements of applicable law:

(i)                  The proxy vote will be determined by the party with no conflict of interest. In other words, if GL has a conflict, then RHJ will make the voting determination and vice versa; or

(ii)               The proxy vote will be pursuant to client direction.

Overview of Proxy Voting Procedures

When a client elects RHJ to vote proxies for the account managed by RHJ, the client’s custodian is notified to forward proxy materials to Glass Lewis. RHJ provides GL with account and custodian information for reconciliation purposes.

As voting agent, Glass Lewis will:

1.              Receive all materials directly from Broadridge or the custodian

2.              Open proxy mail and log proxies

3.              Reconcile ballots and, as necessary, contact custodians for missing ballots

4.              Distribute research with suggested vote recommendations

5.              Mark, copy and mail proxy cards

6.              Maintain records of all votes cast

7.              Provide customized written reports and voting records upon request

8.              Notify RHJ’s CCO immediately if any conflicts of interest arise due to a pending vote

9.              Handle conflicts of interest in accordance with RHJ procedures

In addition, the RHJ proxy voting coordinator will notify the RHJ analyst of any contested meeting or high profile proposal. The RHJ proxy voting coordinator will ensure that the rationale for a proxy voted contrary to the GL proxy voting guidelines is documented and maintained as part of the firm’s books and records.

After each calendar year-end, Glass Lewis (GL) updates their guidelines which are then reviewed by the Operations Manager, CIO, CCO, and President.

Obtaining Proxy Voting Records

A client may request proxy voting records or a copy of the GL Proxy Voting Guidelines by emailing RHJ at info@ricehall.com or by submitting a written request to:

RHJ Proxy Voting Info
600 West Broadway, Suite 1000
San Diego, CA 92101

Due Diligence

The CCO or designee performs periodic due diligence reviews of GL, at least annually, to ensure GL receives and votes required RHJ’s clients’ proxies in accordance with written policies and procedures as well as maintains all required proxy voting records on behalf of RHJ.

Proxy Voting Records

RHJ will maintain the following records in accordance with these policies and procedures:

1.              A copy of proxy voting policies and procedures

2.              A copy of each proxy statement RHJ receives regarding client’s securities

3.              A record of each vote cast by RHJ on behalf of a client

4.                   A copy of documents created by RHJ that were material to the proxy voting decision made on behalf of a client or that memorialize the basis for that decision, along with documentation of instances where RHJ voted proxies not in accordance with GL guidelines.

5.                   A copy of each written client request for information regarding decisions made on behalf of the requesting client, and a copy of RHJ’s response to any (written or oral) client request for information.

The foregoing records will be retained for such period of time as is required to comply with applicable laws and regulations, but no less than 7 years from the end of the fiscal year in which the record was created. RHJ relies on one, or more, third party to create and retain the records referred to in items 2 and 3 above.

Reporting and Disclosures

A copy of these policies and procedures will be provided to the RHJ Mutual Fund’s CCO any time upon request and upon amendment. In addition, information retained for each proxy voted will be provided to the RHJ Mutual Fund’s CCO or designee for purposes of completing and filing Form N-PX.

Class Action Filings

A securities “class action” lawsuit is a civil suit brought by one or more individuals on behalf of him/herself and others who have the same grievance against the issuer of a certain security. Under RHJ’s standard investment advisory agreement, RHJ is responsible for filing class action claims on behalf of the client unless the client, in writing, retains such responsibility or allocates such responsibility to another party.

Overview of Class Action Filing Procedures

RHJ also utilizes the third party vendor GL to provide research, monitoring and filing services pertaining to class action claims for securities held in clients’ accounts.

Generally, GL will provide the following services:

1.                   Perform ongoing review of RHJ client transaction data as provided by RHJ;

2.                   Identify past security ownership and eligibility to participate in an ongoing class action litigation;

3.                   Prepare and file security class action claim forms and supporting documentation;

4.                   Collect and disburse all monies recovered on behalf of RHJ clients in connection with settlements or judgments resulting from class action litigation;

5.                   Provide ongoing follow up support to RHJ, including reporting on the status of previously filed claims; and

6.                   Maintain, on behalf of RHJ, all records for each claim filed for a minimum of five (5) years from the filing date of each claim.

Semi-annually, the Operations Department will deliver, in electronic format, all transaction data from the immediately preceding six months on behalf of clients that have not retained the responsibility of filing class action claims. Such data shall include, but may not be limited to the following:

•	Security symbol or CUSIP number	•	Currency the trade was conducted in
•	Trade date	•	Commission paid
•	Quantity of shares	•	Name of the client
•	Execution price	•	Account number

Due Diligence

The CCO or designee will perform periodic due diligence reviews of GL, at least annually, to ensure GL is performing all the services listed above in accordance with the written agreement between RHJ and GL.

Security Valuation Policy and Monitoring Illiquid Securities

Amended: April 2017

SECURITY VALUATION

Background

RHJ has adopted the following valuation & pricing policy and procedures to govern the pricing (valuation) of certain securities held in RHJ’s clients’ accounts. At least annually, RHJ’s Chief Compliance Officer (CCO) shall review this policy, making such amendments and modifications as may be deemed necessary to ensure the respective holdings are appropriately priced.

In addition, the affiliated mutual funds managed by RHJ have adopted written “Pricing and Valuation Procedures” for portfolio securities held in the mutual funds. Securities requiring fair valuation that are held in the affiliated mutual funds’ portfolios must be fair valued and reported in accordance with the funds’ written procedures. RHJ’s CCO or a PM/Analyst will notify fund compliance of any situation where the firm is fair valuing a security held in the funds. Please refer to the “Fund Policies and Procedures Compliance Program Manual” for a copy of the policy and procedures. Any questions should be directed to the CCO.

The SEC has issued guidance over the years with respect to the valuation of portfolio securities. For example, Accounting Series Release (ASR) numbers 113 and 118 explain in great detail how fair value methodologies should be used to determine the approximate amount one could expect to receive upon selling a security with no readily available market quotation. In addition, the SEC’s Division of Investment Management issued two letters to the Investment Company Institute (December 8, 1999 and April 30, 2001) regarding valuation.

In general, the fair value of a portfolio security is defined as the price one might reasonably expect to receive upon selling the security. Ascertaining the fair value requires determining the amount an arm’s-length buyer, under the same or similar circumstances, would pay for the security at the time of the sale. Fair value cannot be based on what a buyer might pay at some later time, such as when the market ultimately realizes the security’s true value as perceived by the Portfolio Manager. Similarly, an investment adviser may not assign an unattainable fair value to a client’s security at any time, based on the notion that the client will continue to hold the security and will therefore realize the alleged value. For example, a bond that is generally held until maturity may not from time to time be fair valued at the maturity price based on the notion that it will in fact attain that price, unless the alleged value is the actual price the person would receive if the bond was sold at the time in question.

General Principles and Oversight

Investment valuations without readily available pricing information are highly subjective processes; there is no one formulaic, objective mechanism to determine the value. It’s imperative that valuations are prepared with integrity and are based on a common sense approach. The CCO and President shall oversee such valuations for which market quotations are not readily available.

If a pricing issue arises that is not covered by these procedures a pricing committee composed of the Portfolio Manager/Analyst of the security, the Chief Compliance Officer, and the Chief Investment Officer or Trader shall use its best efforts and all appropriate means to obtain all relevant information to determine a fair value. If it is deemed necessary or prudent, RHJ may hire an independent third party to conduct a security appraisal.

Pricing Guidelines and Procedures

Fair market value is defined as the amount the owner of a security might reasonably expect to receive upon a current sale. RHJ may employ certain methodologies or formulas to facilitate the determination of price but will not apply any such methodology or formula in a mechanical means but rather will continue to periodically monitor securities to determine fair value.

RHJ downloads prices, or valuations, from various independent 3rd parties - month-end prices are provided by Interactive Data Corp, intra-month prices are provided from multiple custodians.

RHJ will assess market quotation availability and reliability; additionally, RHJ should regularly test fair value price accuracy by comparing the stated price with other sources’ available values, including actual trade prices, as well as quotations from pricing services and dealers. If market quotations are deemed no longer readily available, RHJ may still conclude that the most recent closing price represents fair value. In making such a determination, RHJ shall consider the most recent closing market prices and other appropriate factors.

Equity Securities

Marketable investments listed on a national securities exchange, foreign securities exchange or the National Market System Quotations (NMSQ) shall be valued at the last sales price on the valuation date, or, in the absence of a sale - as is the case with “long” positions - at the last “bid” price.

Marketable investments traded in the over-the-counter (OTC) market shall be valued via the other OTC (OOTC) trade price; if the OOTC price is not available, via a Pink Sheets quote.

Investments prices a broker, dealer or market-maker recognized within the relevant industry have quoted shall be valued at the average of the most recent “bid” and “ask” quoted prices (the “Mid-Market Price”). RHJ shall contact at least two brokers, dealers or market-makers and value such investments at the average of the two Mid-Market Prices. If more than two Mid-Market prices are readily available, RHJ may in its sole discretion select any two of such Mid-Market Prices and average such Mid-Market Prices.

RHJ’s pricing sources are IDC (Interactive Data Corp) and ACD (Advent Custodial Data — custodian pricing sources). Pricing occurs during the overnight process at approximately 4:30 a.m. PST. Daily prices are downloaded from ACD into APX, the firm’s portfolio management system. If a price is not available from ACD, the price is retrieved from IDC during the daily process. Month end prices are downloaded from IDC.

Securities purchased for RHJ’s strategies are listed on a national exchange; as such, the prices are readily available for download. If a security is not priced via IDC, alternate sources such as Telemet or Factset are utilized.

If a stock has been halted in trading and no closing price is available upon market close, a pricing committee shall determine the fair value in accordance with the previously stated terms.

Fair Value Pricing Exceptions

Price Overrides

If RHJ questions a price provided by an Independent Pricing Service or a broker-dealer, and believes in good faith that the quotation does not accurately reflect the value of the security, then RHJ may override such a price with a price that more accurately reflects the security’s fair value. If any price discrepancies are noticed during month-end testing, a price will be challenged via IDC. RHJ will review feedback from IDC prior to any overrides. The Operations Department shall document such exceptions in Schwab Compliance Technologies using RHJ’s Pricing Exception Reporting form. The final security’s fair value shall be reviewed for reasonableness and approved by the CCO and/or President.

Review and Documentation

Review of Pricing Exception Reports

The CCO shall review any pricing exception reports for reasonableness on a quarterly basis. The CCO shall maintain pricing exception reports in Schwab Compliance Technologies.

Review of Fair Value Pricing

At least quarterly, a report that lists all securities assigned a fair value determination during the preceding quarter shall be provided to the CCO and President. The report shall include the security names, the relevant pricing dates, an explanation of the procedures used and the factors considered in determining the fair value.

Independent Pricing Service Review

On a monthly basis, the Operations Manager or designee shall review a random sample of month-end prices attained from IDC, and compare the prices to those reflected in FactSet or Telemet. Additionally, the CCO shall review pricing reports on a quarterly basis.

Maintenance of Valuation Records

RHJ shall maintain any and all documentation necessary to support its monthly and quarterly security valuations including, but not limited to: written broker, dealer or market maker quotations; contemporaneous notes from conversations with representatives from brokers, dealers or market makers regarding the valuation of securities; and written documentation received from independent third-party pricing services.

MONITORING ILLIQUID SECURITIES

Policy

In accordance with the fundamental restrictions of the affiliated mutual funds and SEC regulations, RHJ may not invest in more than 15% of each affiliated mutual fund portfolio assets in illiquid securities.

Procedures

RHJ’s portfolio managers are responsible for monitoring the affiliated mutual funds’ portfolios for illiquid securities in accordance with the funds’ written “Liquidity Policy and Procedures.” Please refer to the “Fund Policies and Procedures Compliance Program Manual” for a copy of the policy and procedures. Any questions should be directed to the CCO. Any issues or violations must promptly be reported to the RHJ CCO.

Questions

Any questions or concerns regarding this policy should be directed to either the CCO or President.

CUSTODY

Amended: June 2017

In General

Rule 206(4)-2(d)(2) under the Advisers Act (“Custody Rule”) defines custody as follows:

“Custody” is obtained when a related person directly or indirectly holds or has the authority to hold client funds or securities in connection with advisory services he/she provides to clients, to include:

1.              Possession of client funds or securities (excluding checks drawn by clients and made payable to third parties), unless such funds or securities are inadvertently received and promptly returned to the sender within three business days of receipt;

2.              Arrangements (including a general power of attorney) under which one is authorized or permitted to withdraw client funds or securities maintained with a custodian upon one’s instruction to the custodian; and

3.              Capacity (such as general partner of a limited partnership, managing member of a limited liability company, a comparable position for another type of pooled investment vehicle or trustee of a trust) that gives the applicable party or parties legal ownership of or access to client funds or securities.

Examples of practices or arrangements which may result in an adviser having custody, as defined under the Rule, may include, but are not limited to:

•                  Bearer Form Securities

•                  Direct Debit Billing

•                  Trustee or Executor

•                  Adviser and GP to an LP

•                  Receipt of Investment Checks (1)

•                  Omnibus Account

•                  Affiliated Entities

•                  Receipt of Stock Certificates

•                  Full Power of Attorney

•                  Account Signatory Power

Requirements for Advisers with Custody

An investment adviser who has custody of client funds or securities must implement certain procedures to safeguard such assets. In addition, the adviser may have to comply with additional bookkeeping, auditing and disclosure requirements. Investment advisers with custody of client assets must:

1.              Disclose in Form ADV that it has custody of client assets, unless the sole reason for having custody is the ability to debit fees from clients’ accounts.

2.              Maintain the assets at a qualified custodian (as defined in the Custody Rule). Provide written notice to the affected clients regarding the qualified custodian that holds the client’s assets, if the adviser opens an account with a qualified custodian on the client’s behalf.

(1) An adviser that receives a check drawn by a client and made payable to a third party and not the adviser can be forwarded by the adviser to the third party, so long as it is sent within three (3) business days of receipt. Generally, checks for clients received from other parties are required under the Custody Rule to be returned to the sender no later than three (3) business days of receiving the check, unless certain exceptions apply as outlined in the Custody Q&A issued by the SEC on March 5, 2010.

Please note: the SEC takes the position that “opening a custodial account on behalf of a client” includes situations where an adviser may complete some or most of the custodian account opening documents and send to the client for signature.

In addition, if the adviser sends account statements that require notice to clients, the adviser must also include a legend on the notice and the subsequent account statements urging the client to compare the account statements received from the custodian with those received from the adviser.

1.              Have a reasonable belief, after due inquiry (e.g. receiving duplicate statements from the custodian), that each client is receiving account statements directly from the qualified custodian at least quarterly. This includes investors in a pooled investment vehicle (e.g. private fund), if the investors are not receiving copies of audited financial statements annually. The custodial account statement must include: the amount of funds (cash and equivalents); each security in the account at the end of the period; all transactions in the account during that period; and the debit of advisory fees, if paid from the custodian account.

2.              Have client funds and securities of which the adviser has custody verified by actual examination at least once during each calendar year by an independent public accountant, pursuant to a written agreement between the adviser and the accountant, at a time the accountant chooses that is undisclosed to the adviser and is irregular from year to year (“Surprise Exam”). The written agreement must contain all provisions outlined in the Custody Rule.

3.              Receive, if adviser is acting as qualified custodian, or obtain from a related person (as such term is defined in the Custody Rule) acting as qualified custodian of advisory client assets, a written internal control report (e.g. SAS 70 report) at least annually, prepared by an independent public accountant registered with, and subject to regular inspection by the Public Company Accounting Oversight Board (PCAOB).

Certain Limited Exceptions

Certain limited exceptions are delineated for circumstances in which the Advisers Act’s requirements do not apply, to include:

1.              Shares of mutual funds may be held with the transfer agent instead of the qualified custodian, so long as the client receives a copy of the mutual fund statement at least quarterly.

2.              Certain privately offered securities (as defined in the Custody Rule) are not required to be held with a qualified custodian if: an adviser holds the securities in a pooled investment vehicle; such a pooled investment vehicle’s financial statements are annually audited by a PCAOB independent public accountant; and such statements are distributed to vehicle investors within 120 days of its fiscal year end. Pooled investment vehicles that receive an annual financial statement audit by a PCAOB independent public accountant and that distribute such statements to investors within 120 days of fiscal year end (180 days for Fund of Funds), are not required to receive Surprise Exams.

3.              Accounts of registered investment companies are exempted from the Custody Rule since each is regulated by the Investment Company Act of 1940 (the “Act”), which contains extensive custody requirements for accounts the Act governs.

4.              Advisers that have custody solely as a consequence of having authority to make withdrawals from client accounts to pay advisory fees, are not required to receive Surprise Exams.

5.              Advisers are not required to receive Surprise Exams if the adviser has custody solely because a related person, who is operationally independent of the adviser, directly or indirectly holds or has the authority to hold client funds or securities in connection with advisory services provided to the adviser’s clients.

Books and Records Requirements

In addition to the general books and records requirement under Rule 204-2(a), Advisers with custody of clients’ funds or securities must maintain the following books and records:

1. A journal or other record showing all purchases, sales, receipts and deliveries of securities (including certificate numbers) for such accounts including all other debits and credits to such accounts.

2.              A separate ledger account for each such client showing: all purchases, sales, receipts and deliveries of securities; the date and price of each such purchase and sale; and all debits and credits.

3.              Copies of all transaction confirmations effected by or for any such client’s account.

4.              A record for each security in which any such client has a position; such records shall show the name of each such client having interest in each security, the amount or interest of each such client and the location of each such security.

5.              A copy of internal controls report obtained or received pursuant to the Custody Rule.

6.              If applicable, a written memorandum from the adviser describing the basis upon which it overcame the presumption that a related person is not operationally independent under the Custody Rule.

Policy

RHJ’s policy is to ensure the safekeeping of client assets at all times by exercising consistent application of its policies, procedures and certain internal controls, such as periodic reviews and reconciliation of client portfolios, including cash flows in client accounts and standardized billing processes. RHJ believes that such safeguards, coupled with the fact that all clients’ account assets are maintained at unaffiliated qualified custodians, substantially reduce the chance of client asset misappropriation.

As of this policy’s most recent amendment, RHJ has custody of certain client assets for the following reason:

Direct Debit Billing

Certain RHJ clients have authorized RHJ to bill the custodian directly and debit RHJ’s advisory fees from the respective client’s account.

Procedures

In order to help ensure compliance with the applicable requirements of the Custody Rule, RHJ has adopted the following general procedures:

1.              Clients’ account assets shall be held by one or more qualified custodian (as such term is defined in the Custody Rule) in either the name of the client or under the name of the trustee for the client.

2.              If RHJ opens a custodial account on behalf of the client, RHJ will promptly send a written notice to such client that contains the name and address of the qualified custodian and a description of how the assets shall be maintained (i.e. in the name of the client). In addition, RHJ will send account statements to clients that include a legend on the notice urging the client to compare the account statements received from the custodian with those received from the adviser.

3.              At least quarterly, RHJ will receive duplicate copies of clients’ custodian account statements and reconcile client custodial data with clients’ account information on the RHJ portfolio accounting/management system.

4.              At least monthly, RHJ will perform account reconciliations. As applicable, transactional information will be received/downloaded from each custodian with clients’ account data maintained on the RHJ portfolio accounting/management system.

5.              The purchase of privately offered securities for client accounts will only be allowed when: the client (or qualified custodian as nominee), not the RHJ, signs the subscription agreement; the originally signed subscription agreement is held by the client’s qualified custodian or the qualified custodian serves as nominee for the client; and RHJ has no authority to transfer or redeem such securities without written client consent to the issuer.

6.              RHJ will ensure its Form ADV correctly and consistently reflects whether or not the firm has custody of client assets, including, when applicable, detailed information required by Form ADV Part 1 regarding custody arrangements.

7.              The CCO or designee will perform periodic tests and reviews to help ensure the effectiveness of the firm’s procedures and controls over the safekeeping of clients’ account assets. All findings and steps taken in response to the findings will be documented and maintained by the CCO as part of the firm’s books and records.

To further safeguard client account assets, RHJ employees must follow the additional procedures and prohibitions outlined below:

1.              Checks received from a third party that are payable to the client or adviser (other than a check from the client’s custodian to pay for advisory fees) are to be returned to the sender no later than three (3) business days after receipt.

However, tax refunds inadvertently received from the IRS or state, client settlement proceeds from class action administrators in connection with class action lawsuits or other legal actions may be forwarded to the client or the client’s custodian within five (5) business days of receipt. A copy of each check, the sender’s name, the date RHJ received the check, the client’s name, the respective account number, the date the check was returned or forwarded and to whom it was forwarded to, shall promptly be provided to the CCO.

2.              Checks received that are drawn and sent by a client and made payable to a third party are to be forwarded to the third party within three (3) business days of receipt. A copy of the check, the date RHJ received the check, the name of the sending client, the account number and the date the check was forwarded shall promptly be provided to the CCO.

3.              Stock certificates received for or from clients are to be returned to the sender no later than three (3) business days after receipt.

However, stock certificates inadvertently received from issuers in connection with class actions lawsuits involving bankruptcy or business reorganization may be forwarded to the client or the client’s custodian within five (5) business days of receipt. A copy of the certificate, the sender’s name, the date RHJ received the check, the client’s name, the respective account number, the date the certificate was returned or forwarded and to whom it was forwarded to shall promptly be provided to the CCO.

4.              RHJ employees are prohibited from serving as a trustee of a client’s trust account, executor of a client’s estate account or hold any other comparable position that would give the employee or the firm legal ownership of or access to client funds or securities.

However, this does not apply to employees’ family members’ accounts or accounts for which the employee has a close, personal relationship with the client that significantly predates the employee’s and client’s relationship with the firm.

5.              RHJ employees are prohibited from entering into any arrangement with a client that would give the employee general power of attorney over a client’s assets, without prior written approval from the CEO and CCO.

6.              RHJ employees must immediately notify the CCO of any problem or concern identified.

7.              No exceptions to the firm’s procedures regarding custody may be made unless prior written approval is obtained from the CCO. The CCO will maintain all requests and approvals, including the reason for the request and approval as part of the firm’s books and records.

The CEO, COO, and CCO are responsible for ensuring the above procedures are followed and the firm remains in compliance with the Custody Rule. Should RHJ become subject to the Custody Rule for any reason other than as is outlined above, the CCO or designee will promptly revise the procedures herein to include the reason for the revision and any additional procedures and/or controls required to be followed.

INVESTING/TRADING ERRORS

Amended: June 2017

Issue

The Advisers Act does not specifically address the correction of trade errors, and the SEC staff has provided limited guidance.

In a letter to Charles Lerner (pub. avail. October 25, 1988), the SEC staff stated that an investment adviser:

•                  Should bear any loss associated with correcting a trade error in a client account;

•                  May not use soft dollar credits to compensate a broker/dealer for absorbing the cost of a trade error; and

•                  May not use the promise of future trade commissions to compensate a broker/dealer for absorbing the cost of a trade error.

The SEC stated in the Lerner Letter, the absorption of trade error losses by a broker-dealer relieves the adviser of the responsibility and cost of the error it would otherwise have to bear. The Department of Labor has taken the position that the receipt by an investment manager of such consideration from a party (i.e., the broker) dealing with an Employee benefit plan client is a violation of Section 406(b)(3) of ERISA.(1) Under the Advisers Act (which covers relationships with all clients), the receipt by the adviser of a benefit not protected by Section 28(e) could be deemed a violation of the antifraud provisions of Section 206, as well as the adviser’s fiduciary duty.

1.              In Advisers Act Release No. 1318 (pub. avail. June 30, 1992), the SEC stated that the investment adviser willfully aided and abetted the violation of Section 206(1) and (2) of the Advisers Act by using one client’s account to correct an error made in another client’s account.

2.              In Adviser Act Release No. 2374 (pub. avail. April 6, 2005), the SEC alleged that traders at an investment adviser sold the same position twice, creating an inadvertent short position. According to the SEC, rather than have the investment adviser absorb the loss created by the error, the chief executive officer and chairman of the board improperly took steps that led to the allocation of the loss to several client hedge fund accounts. Specifically, the SEC alleged that the chief executive officer instructed personnel to prepare backdated trade tickets for the erroneous trade to give the impression that the portfolio managers had instructed the trading desk to sell the stock short.

The firm allegedly did not have any error correction procedures. The SEC’s complaint did not indicate whether the hedge funds’ offering documents disclosed whether or not the funds would indemnify the investment adviser for trading errors. The SEC went on to state that by making its clients pay for its trade error, the adviser willfully violated Sections 206(1) and 206(2) of the Advisers Act.

The Firm has an obligation to place orders correctly for Client Accounts. If the Firm makes an error while placing a trade for a Client Account, the Firm corrects the error as quickly as possible after detection and bears all costs of correcting the error. The longer an erroneous trade remains undetected and uncorrected, the greater the difficulty in determining the cost of the error. An undetected or uncorrected error also may result in the Firm’s records not being accurate and current. An Employee should not delay correcting a trade error in the hope that a favorable market or offsetting transaction will allow the error to be corrected with no loss to the Client Account or cost to the Firm. If an Employee believes the Firm has made a trade error in a Client Account that Employee should contact his/her supervisor, or the CCO immediately.

(1)Letter from Charles M. Lerner, Director of Enforcement, Pension and Welfare Benefits Administration, to Thomas B. Kelley, Chief Executive Officer, Associated Capital Investors, dated August 17, 1989.

Errors may occur either in the (a) investment decision-making process (e.g., a decision may be to purchase a security or an amount of a security that is inconsistent with a client’s investment restrictions), (b) trading process (e.g., a buy order may be executed as a sell, or vice versa, or a security other than that which the portfolio manager ordered may be purchased or sold), or (c) operations/reconciliation process (e.g. a client withdrawal may be entered into the systems inadvertently as a deposit entry prompting purchases rather than sales). For the purpose of this policy, errors in investment decision-making, trading, and operations are referred to as trade errors.

The following are examples of trade errors:

•                  Buying or selling a Security on the Firm’s restricted list;

•                  Entering an order as a sell rather than a buy or vice versa;

•                  Buying or selling the correct Security in the correct amount, but for the wrong account;

•                  Buying or selling the incorrect number of shares (for example, 500 instead of 5,000 shares);

•                  Buying or selling the wrong Security (for example, buying ticker JKL instead of LKJ);

•                  Purchase or sale of securities that are not authorized by either the investment advisory agreement or a client’s investment restrictions or guidelines that have been made known to the Firm;

•                  Entering an incorrect transaction in a client’s account which results in a trade error.

•                  Sending the trade to the wrong broker;

•                  Recording the incorrect execution price;

If a trading mistake listed in the last bullet point above is identified in the trade reconciliation process and is corrected before any Client Account incurs a loss/gain as a result, the correction is not considered a trading error.

Policy

An investment adviser’s use of client assets to correct the adviser’s trading errors without disclosing the corrective action to the client and obtaining the consent of the client is a breach of the investment adviser’s fiduciary duty under the Advisers Act and other applicable laws. In addition, the Firm must not disadvantage one Client account to make another Client Account whole. Soft dollars/ commission credits must never be used to cover trade errors. Error correction through the use of a soft dollar or commission credit arrangement with a broker is not within the safe harbor provision of Exchange Act section 28(e), because error correction is not a brokerage or research service.

The following procedures will apply:

1.   Identification of Trade Error

a)        Portfolio managers will review each transaction to detect possible trade errors. Upon detection of a possible error, the portfolio manager will research the error, cause and the party(ies) responsible for the error and immediately notify the CCO. In the case of an error identified by a trader, the trader will immediately consult with the portfolio manager responsible for the account in which the error occurred and notify the CCO.

b)        Trade errors must be corrected as soon after discovery as reasonably practical, consistent with the orderly disposition (and/or acquisition, as applicable) of the securities in question. The CCO will supervise the resolution of all trade errors.

2. Correcting a Trade Error

a) A trade error in one client’s account may be corrected through a reallocation of securities to various other accounts participating in the transaction prior to settlement, or alternatively, may be corrected by a post-settlement adjustment involving a purchase or sale between the account in which the error occurred and another client(s) account(s). Such reallocation or post-settlement adjustment must represent a legitimate investment decision on behalf of each account involved, in other words, the receiving account must have either a pending unexecuted trade for the same security or the portfolio manager had already determined that the account was going to trade the security, and then is permissible only if the transaction is done without loss to the transferee account. Final allocations must be documented to ensure that the allocations represent legitimate investment decisions for each of the accounts involved.

b)             Trade corrections shall be administered and adjusted by the RHJ Operations Department. Operations shall work with the broker/dealer and custodian to ensure the adjustments are properly posted to the impacted client’s accounts. In addition, all trades and trade adjustments are reconciled by the Operations Department.

c)              In the case of a trade error caused by RHJ, the portfolio manager/Operations Department may use a trade error account in the name of RHJ at the executing broker-dealer for correction or cancellation of the trade by the broker, so long as the correction or cancellation is documented. Errors corrected through an error account shall be reported as a trade error notwithstanding correction or cancellation of the trade.

d)             Modifications or cancellations to an order after a trade ticket has been prepared must be noted on the ticket. If the record of the trade in question is system-generated, an appropriate audit trail reflecting any modification or cancellation of the trade must be created.

e)              The person responsible for the trade error is responsible for ensuring the completion of the Trade Error Reporting and Resolution Form in Schwab Compliance Technologies and for reporting the error to the CFO and CCO. The CCO will review and maintain Trade Error documentation in Schwab Compliance Technologies.

f)               The Operations Manager, Operations Administrator, and/or Portfolio Manager are responsible for notifying the client of the error in their account, if applicable.

3. Payment for Trade Error

a)             If a trade error is discovered in a Client Account and is profitable, the Client Account keeps the profit.

b)             If a trade error is discovered in a Client Account and creates a loss, then RHJ shall promptly correct the trade by adjusting the trade within the RHJ trade error account at the executing broker/dealer or custodian. RHJ shall then reimburse the broker/dealer or custodian for the amount of the losses.

c)              If the broker/dealer or custodian will not allow the correction to be adjusted via the RHJ trade error account, RHJ shall promptly pay the amount of the loss to the client account. RHJ shall ensure the client is made aware of any trade adjustments.

d)             Under no circumstances should RHJ pay or agree to pay for a trade error with directed brokerage or soft dollars. In particular, if a broker offers to bear all or part of the loss involved in error correction and the Firm chooses to accept such an offer, the Firm should make clear that its acceptance of the broker’s assistance does not involve any express or implied commitment to direct brokerage, or any other benefit, to that broker.

e)              In the case of a dispute between RHJ and the broker, in which the trader/portfolio manager believes in good faith that he or she was not responsible for the error and which can be adequately documented to demonstrate that a dispute in fact exists, RHJ may consent in the broker’s assuming responsibility for part or all of the error. Any disputed error that is resolved in this manner shall be documented.

f)               In all cases, the client will be made whole and will not suffer any losses.

4.     Brokers’ Treatment of Trade Errors

Notwithstanding this Trading Error policy, the brokers/custodians through which RHJ places client trades maintain certain policies with respect to trade errors committed by investment advisers through which they do business. Accordingly, their policies may affect the corrective action taken by RHJ for trade/investment errors. However, as noted above, in no case will RHJ’s advisory clients pay for trade errors and in no case will RHJ allocate brokerage based on a broker’s previous absorption of losses on trade errors.

Responsibilities

When a trade error occurs, the CCO will review with the Portfolio Manager who directed the trade and the trader who placed the trade.

TRADE ROTATION

Amended: June 2017

Policy

Rice Hall James & Associates, LLC (“RHJ”) has adopted this Trade Rotation Policy (“Policy”) in order to provide a fair method of trade rotation in placing trades for all clients’ accounts, including proprietary mutual funds. To meet this objective, RHJ has established the following procedures.

Procedures

Trade Rotation Process

1.                   Once a portfolio manager determines the appropriate purchase or sale of a particular security for multiple client accounts, the portfolio manager shall provide the order to the Trading Department.

2.                   The Trading Department shall maintain a “trade rotation” log to outline the trade rotation account groups and rotation schedule for such groups. As of the date of this Policy, the account groups (each a “Group”), are as follows: (i) non-directed accounts, (ii) directed brokerage accounts, and (iii) wrap program accounts. The trade rotation log serves as an internal control to help RHJ with its efforts to ensure it treats any client account (or group of accounts) fairly to the extent reasonably practicable. The trade rotation procedures are designed so that each Group will systematically move down in the trade rotation on a per trade basis and the first traded Group on the trade rotation log becomes the last traded Group for the next trade.

3.                   Prior to placing a trade, the trader(s) shall refer to the firm’s trade rotation log to determine which Group to trade. Once the first trade order is placed with the appropriate broker or trading venue (e.g. ECN), the next trade order in the rotation can be placed. Traders shall document the trade rotation on the log.

Exceptions to Trade Rotation Procedures

Any exceptions made to the trade rotation procedures must be documented and approved by the Head Trader and reported to the Brokerage Committee for review during the next regularly scheduled meeting. The documentation must include the date of and reason for the exception.

Aggregated Orders

Accounts aggregated into one trade order will receive allocation of the executed trade in accordance with the firm’s written trade allocation policy and procedures outlined below.

The Brokerage Committee, as part of its review process, will monitor trade rotation and perform sample testing to help ensure participating clients are not disadvantaged.

The CCO or designee is responsible for ensuring that disclosures regarding the firm’s trade rotation policy and procedures are included in RHJ’s Form ADV Part 2A.

DUE DILIGENCE OF THIRD PARTY SERVICE PROVIDERS

Amended: June 2017

In General

RHJ may enter into written agreements with unaffiliated third party companies (“service providers”) to provide various services to RHJ in order for RHJ to provide certain services to its clients.

Procedures

As part of its fiduciary duty, the CCO or designee conducts periodic (no less than annual) due diligence reviews of each key service provider to ensure that, among other things, the service provider:

•                  adheres to all terms of the written agreement and performs services under such agreement to the satisfaction of RHJ;

•                  adheres to written policies, procedures, and internal controls established to prevent violations of applicable laws and regulations;

•                  produces required records within a reasonable amount of time, and such records are accurate and complete;

•                  tests its disaster recovery plan regularly, as well as provides details of the plan to outline how the service provider will continue its business in the case of a disaster or other business disruption; and

•                  maintains controls to safeguard the privacy of non-public information pertaining to its clients, including to RHJ.

The findings of each review, recommendations made by RHJ to the service providers, and follow up reviews (“Service Provider Review Documentation”) will be documented and maintained as part of the firm’s books and records. The CCO or designee is responsible for maintaining the Service Provider Review Documentation in an appropriately designated file.

ERISA ACCOUNTS

Amended: June 2017

Fiduciary Duty

RHJ is deemed a “fiduciary” within the meaning of ERISA, with respect to RHJ’s retirement plans clients subject to the Employment Retirement Income Security Act of 1974 (“ERISA”), and therefore must satisfy ERISA’s “prudent expert” standard. This standard requires RHJ to (i) give appropriate consideration to the facts and circumstances that, given the scope of its duties, RHJ should know are relevant to a particular investment or course of action (including risk, diversification, liquidity, and projected rate of return) and (ii) act accordingly. RHJ may rely on information about the plan provided to it by the trustee or other fiduciary that appoints or engages RHJ to act as adviser, unless RHJ knows or has reason to know that the information is not correct.

Prohibited Transactions and Parties in Interest

ERISA also expressly prohibits a wide range of transactions between a plan and any person who provides services to the plan, commonly referred to as a “party in interest”. A “party in interest” is generally defined to include, among others:

•                  Any fiduciary of a plan;

•                  Any person providing services to a plan;

•                  Any employer whose employees are covered by a plan;

•                  Relatives of the foregoing persons;

•                  Employees, officers, directors and ten (10) percent or greater shareholders or partners of the foregoing persons; and

•                  Entities directly or indirectly owned fifty (50) percent or more by:

•      A service provider to the plan;

•      A plan fiduciary;

•      Counsel or employees of the plan;

•      The plan sponsor; and

•      Certain entities owning fifty (50) percent or more of the plan sponsor.

Procedures

•                  When opening a new account, the Operations Manager or designee obtains a copy of the investment guidelines for the plan assets that will be managed by RHJ.

•                  When required, the CCO or designee will be responsible for filing a LM-10 report with the Department of Labor, reflecting certain payments or gifts made to an individual associated with a union affiliated plan (Taft Hartley Plan).

In order to ensure adherence to the requirements of ERISA regarding prohibited transactions and parties of interest, the following procedures must be followed:

1.   RHJ shall not cause an ERISA plan client to engage in a transaction, if it is known or should be known by the portfolio managers or other employees of RHJ, that such transaction would constitute a direct or indirect:

•                  Sale or exchange, or leasing, of any property between a plan and a party of interest;

•                  Lending of money or other extension of credit between a plan and a party of interest;

•                  Furnishing of goods, services, or facilities between a plan and a party in interest;

•                  Transfer to, or use by or for the benefit of a party in interest, of any assets of a plan; or

•                  Acquisition, on behalf of a plan, of any employer security or employer real property in violation of section 407(a) of ERISA.

2.              RHJ shall also not permit a plan to hold any employer security or employer real property if the portfolio managers or other employees of RHJ know or should know that holding such security or real property violates section 407(a) of ERISA.

3.              RHJ and its employees, as fiduciaries to an ERISA plan client, shall not:

•                  Deal with the assets of the plan in his/her/its own interest or for any proprietary or employee account,

•                  Act in any capacity in any transaction involving the plan on behalf of a party (or represent a party) whose interests are adverse to the interests of the plan or the interests of the plan’s participants or beneficiaries, or

•                  Receive any consideration for its own accounts or for its Supervised Persons’ personal accounts from any party dealing with a plan in connections with a transaction involving the assets of a plan.

Bonding

ERISA requires plan fiduciaries to maintain fidelity bonds covering accounts and which satisfies the requirements of Section 412 of ERISA. Although an investment adviser who renders plan investment advice for a fee may not be required to obtain a bond, an adviser must obtain a bond if he/she exercises discretionary authority or has custody of plan assets. The investment adviser is required by ERISA to maintain this bond, with limits of a percentage of assets under management, up to a maximum of $500,000, for each qualifying plan, unless the ERISA plan agrees to add the adviser to its existing ERISA Bond and/or obtain an ERISA bond covering the adviser as a fiduciary of the plan.

Although a separate bond is not required for each plan, the bond must allow each plan to recover an amount equal to the minimum requirements if bonded separately.

Procedures

RHJ’s client agreement states that the ERISA plan agrees to obtain and maintain an ERISA bond satisfying the requirements of Section 412 of ERISA and include RHJ among those insured under that bond. The CCO performs periodic reviews of client files to ensure that a fully executed agreement is maintained for each client. In cases where RHJ has agreed in writing to obtain an ERISA bond covering an ERISA Plan client, the CCO or designee will ensure that: (1) RHJ obtains an ERISA bond listing the ERISA Plan client, and (2) maintains such bond for as long as the ERISA Plan remains a client or the ERISA Plan client releases RHJ from its obligation. The CCO or designee will request Certificates of Insurance from the client as evidence of proof of such ERISA bond, if required by written agreement. In addition, RHJ would look to secure Certificates of Insurance as evidence of proof of those bonds listing the ERISA Plan as an additional insured under that bond when required by written agreement or otherwise requested by the ERISA Plan client.

Disclosure Requirements

Beginning July 1, 2012, under Section 408(b)(2) of ERISA, certain service providers to ERISA employee pension benefit plans (“Covered Plans”) are required to provide detailed disclosures to the plan’s responsible plan fiduciary (“RPF”) describing the services to be provided and all direct and indirect compensation to be received by the service provider, its affiliates, or subcontractors. These disclosure requirements do not apply to ERISA welfare benefit plans.

The Section 408(b)(2) requirements apply to “covered service providers” who expect at least $1,000 in compensation to be received for services to a Covered Plan. Covered Service Providers are defined as the following:

•                  ERISA fiduciary service providers to a Covered Plan or to a “plan asset” vehicle (e.g., private funds) in which such plan invests;

•                  Investment advisers registered under federal or state law;

•                  Record-keepers or brokers who make designated investment alternatives available to the covered plan (e.g., a “platform provider”);

•                  Providers of one or more of the following services to the Covered Plan who also receive “indirect compensation” in connection with such services:

•                  Accounting, auditing, actuarial, banking, consulting, custodial, insurance, investment advisory, legal, recordkeeping, securities brokerage, third party administration, or valuation services.

The disclosures provided by the Covered Service Provider must be in writing and must include information the RPF needs to:

•                  Assess reasonableness of total compensation, both direct and indirect, received by the Covered Service Provider, its affiliates, and/or subcontractors;

•                  Identify potential conflicts of interest; and

•                  Satisfy reporting and disclosure requirements under Title I of ERISA.

Specifically, disclosure information should include, but not be limited to (as applicable):

•                  The services to be provided and all direct and indirect compensation (see definitions below) to be received by a Covered Service Provider, its affiliates, or subcontractors, and, as applicable a statement that the services will be provided as an investment adviser registered under either the Investment Advisers Act of 1940 or any State law.

“Direct compensation” is compensation received directly from the covered plan.

“Indirect compensation” generally is compensation received from any source. For example, indirect compensation may include: commissions, 12b-1 fees, revenue sharing arrangements, soft dollar arrangements, gifts and entertainment. (It is important for the Covered Service Provider to perform a detailed analysis of arrangements and investments pertaining to the Covered Plan and, if applicable the “plan asset” vehicle(s) to ensure that all indirect compensation has been identified.)

•                  A description of any indirect compensation arrangement(s), including identifying the sources for the indirect compensation and the services to which such compensation relates.

•                  Allocations of compensation made among related parties (i.e., among the Cover Service Provider’s affiliates or subcontractors) when such allocations occur as a result of charges made against a plan’s investment or are set on a transaction basis.

•                  Whether the Covered Service Provider is providing recordkeeping services and the compensation attributable to such services, even when no explicit charge for recordkeeping is identified as part of the service “package” or contract.

•                  Annual operating expenses (e.g., expense ratio) and any ongoing operating expenses in addition to annual operating expenses for certain types of investments.

•                  A description of any compensation that will be charged directly against an investment, such as commissions, sales loads, sales charges, deferred sales charges, redemption fees, surrender charges, exchange fees, account fees and purchase fees, that is not included in the annual operating expenses of the “plan asset” vehicle.

The required disclosures must be made “reasonably in advance” of the date on which the contract or arrangement is first entered into, extended or renewed. Additionally, if there is a change in any of the services or compensation information required to be disclosed, the Covered Service Provider must report such change to the RPF as soon as practicable, but generally not later than 60 days after the Covered Service Provider is informed of the change. Changes to any investment related information in a “plan asset” vehicle, must be disclosed annually. Lastly, upon written request by the RPF or Covered Plan administrator, the Covered Service Provider must provide in a timely manner, any other information relating to the compensation received that is required for the Covered Plan to comply with reporting and disclosure requirements of Title I of ERISA.

A Covered Service Provider has discretion as to the method of delivery, so long as the disclosures are made in writing. A Covered Service Provider may use electronic means to disclose the required information to the RPFs, provided that the disclosures on the website or other electronic medium are readily accessible to the RPF, and the RPF has clear notification on how to access the information.

Procedures

RHJ is an SEC registered investment adviser that provides investment advice to Covered Plans and therefore falls under the definition of “Covered Service Provider”. The CCO will ensure that all required disclosures are made in accordance with Section 408(b)(2). RHJ personnel who receive a request from a RPF or Covered Plan administrator for additional disclosure information must immediately inform the CCO for proper and timely handling.

The CCO will ensure that documentation of all disclosures is maintained as part of the Firm’s required books and records.

Whistleblower Policy

Adopted: June 2017

In General

Based on the whistle-blower provisions enacted pursuant to the Dodd-Frank Act, RHJ has adopted the policy outlined below and encourages all Employees to confidentially notify the CCO with any suspicion that there has been a violation of any laws, industry rules or policies and/or procedures contained in the Code of Conduct Manual. If the violation involves the CCO, Employees should report directly to the President. Such reporting should be done in person and will be treated with the strictest of confidentiality and sensitivity. No Employee will be sanctioned or punished in any way for the reporting in good faith of any potential or actual violation. Any Employee who retaliates against an Employee who has reported a violation in good faith is subject to discipline that could include termination of employment.

Investigation

Upon suspicion of a potential breach of a RHJ policy and/or procedure, the CCO (or President if applicable) (“Investigator”) will promptly conduct an internal investigation by gathering facts and ascertaining the circumstances surrounding the alleged violation. This process may include, among other actions, review of relevant documentation, Employee interviews (including those who are alleged to have committed the violation), review of exception and surveillance reports, and conducting forensics measures. All Employees must cooperate with and provide assistance to the Investigator during the internal review and inquiry.

Analysis and Disciplinary Action

Upon completion of the investigation, the Investigator will promptly analyze the findings and determine if a violation occurred. If a violation occurred, the Investigator will report such information to the Executive Committee, who will decide whether the violation constitutes a minor infraction, breach, or gross and material misconduct and issue sanctions using the guidelines outlined below, which will be customized to each situation, facts, and circumstances:

•                       A verbal warning and mandatory training on those policies and procedures that were violated (for minor, inadvertent violations);

•                       A written warning, possible fine, and mandatory training on those policies and procedures that were violated (for a first time instance of a policy breach or a second minor violation);

•                       A written warning, mandatory fine(1) and mandatory training on those policies and procedures that were violated (for material violations, regardless of intent); and/or

•                       Dismissal (for gross misconduct, or repeat violations).

The Executive Committee has discretion to waive any of the above guidelines or take additional action depending on the facts and circumstances of the violation.

The Investigator will document all disciplinary actions taken against the Employee and a copy of such documentation will be maintained in the Employee’s personnel file. The documentation will include the nature of the cause for the disciplinary action, the specific fines and/or penalties imposed, the response of the Employee disciplined, and any and all corrective actions taken by the Executive Committee. In addition, RHJ requires all Employees to immediately notify the CCO whenever he/she is:

•                       The subject of any investigation or inquiry by any government agency or self-regulatory body;

•                       A defendant or respondent in any litigation, proceeding or arbitration alleging violation of any rule or

(1) All fines shall be donated to a charity of RHJ’s choice.

regulation of any securities laws;

•                  The subject of any bankruptcy or contempt proceeding;

•                  The subject of any verbal or written complaint by a client or subject to any claim for damages filed by a client; and/or

•                  The subject of any law enforcement investigation alleging felony misconduct, even if the allegations are not investment related.

Such disclosures are required prior to commencement of employment or association with RHJ and ongoing thereafter.

All questions relating to the above Whistleblower Policy should be directed to the CCO.